UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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2014 Annual Meeting of Shareholders
PROXY STATEMENT

ATTENDANCE AND VOTING MATTERS
INTRODUCTION
The Annual Meeting of the shareholders of Tiffany & Co. (the “Company”) will be held on Thursday, May 22, 2014, at 9:30 a.m. at the W New York – Union Square hotel, 201 Park Avenue South
(at 17th Street) New York, New York.
This Proxy Statement and accompanying material, including the form of proxy, was first sent to the Company’s shareholders on or about April 10, 2014. It was sent to you on behalf of the Company by order of the Company’s Board of Directors (the “Board”).
You are entitled to vote at our 2014 Annual Meeting because you were a shareholder, or held Company stock through a broker, bank or other nominee, at the close of business on March 24, 2014, the record date for this year’s Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.
This Proxy Statement has been bound with our Annual Report on Form 10-K, which contains financial and other information about our business during Fiscal 2013 (February 1, 2013 to January 31, 2014). As is the practice of many other companies, the Company is now providing proxy materials by a “notice and access” process through the Internet. As a shareholder, you will receive a written notice of proxy with instructions on how to access the proxy materials. This enables the Company to reduce the cost of paper, printing and postage and to substantially reduce paper use in order to benefit our environment. Those shareholders who wish to receive a paper report may request one. In some instances, shareholders will receive a proxy card and paper report automatically.

How to Request and Receive a PAPER or E-MAIL Copy of the Proxy Materials

Please visit or contact:

1) By Internet:	www.proxyvote.com
2) By Telephone:	1-800-579-1639
3) By E-Mail*:	sendmaterial@proxyvote.com

*
If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the Notice of Proxy) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the requests as instructed above on or before May 8, 2014 to facilitate timely delivery.
You may also find important information about the Company, with its principal executive offices at
727 Fifth Avenue, New York, New York 10022, on our website at www.tiffany.com. By clicking “Investors” at the bottom of the page, you will find additional information concerning some of the subjects addressed in this document.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on May 22, 2014.
The Proxy Statement and Annual Report on Form 10-K are available to shareholders at www.proxyvote.com

TIFFANY & CO.

MATTERS TO BE VOTED ON AT 2014 ANNUAL MEETING

There are four matters scheduled to be voted on at this year’s Annual Meeting:

Item No. 1: Election of the Board;
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2014 financial statements;
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this proxy statement ("Say on Pay"); and
Item No. 4: Approval of the adoption of the 2014 Tiffany & Co. Employee Incentive Plan as a successor to Company's 2005 Employee Incentive Plan.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
HOW TO VOTE YOUR SHARES
You can vote your shares at the Annual Meeting either by submitting your vote or instruction prior to the meeting, or by attending the meeting and voting in person.
Voting instructions, whether voting is in person or by proxy, vary depending on whether you are a shareholder of record (also known as a "registered shareholder") or a beneficial owner of shares held in street name:
Shareholder of Record: If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. Instructions for how to vote your shares are set forth below.
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the "beneficial owner" of shares held in "street name". The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in the "voting instruction form" sent to you.
How to Vote Before the Annual Meeting
If you are a shareholder of record:
You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called "proxies," and using them to cast your ballot at the Annual Meeting is called voting "by proxy."
Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting.
If you vote by proxy, you will have designated three officers of the Company to act as your proxies at the Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them on the proxy card or by telephone or the Internet with respect to each of the proposals presented in this Proxy Statement.
While we know of no other matters to be acted upon at this year’s Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy, your proxy will vote on such other matters in accordance with his best judgment.

TIFFANY & CO.

A shareholder of record may vote by proxy any of the following ways:

•
Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice or proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•
Via Telephone. You may vote by proxy via telephone by following the instructions provided in the proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
HOW TO REVOKE YOUR PROXY
If you decide to vote by proxy (whether by proxy card, telephone or Internet), you can revoke – that is, change or cancel – your vote at any time before your proxy casts his vote at the Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:

•	You can send an executed, later-dated proxy card to the Secretary of the Company, call in different instructions, or provide different instructions through the Internet voting site; or

•	You can notify the Secretary of the Company in writing that you wish to revoke your proxy; or

•	You can attend the Annual Meeting and vote in person.
If you are a beneficial owner of shares held in street name:
You may instruct your broker how to vote on your behalf in any of the following ways:

•
Via the Internet. You may instruct your broker as to your vote via the Internet by visiting www.proxyvote.com and entering the control number found in the notice or voting instruction form sent to you.

•
Via Telephone. You may instruct your broker as to your vote by calling the toll free number found in your voting instruction form and entering the control number found in the notice or voting instruction form sent to you.

•	By Mail. You may instruct your broker as to your vote by mail by filling out the voting instruction form provided to you and returning it in the envelope provided.
You may change your instruction to your broker by submitting a subsequent instruction through one of the above means, or you may vote in person at the Annual Meeting.
Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see WHAT A BROKER NON-VOTE IS at PS-4.

TIFFANY & CO.

How to Attend the Annual Meeting and How to Vote in Person at the Annual Meeting
To attend the Annual Meeting, you will need to pre-register as instructed on your notice or proxy card and print out the registration confirmation. You will be required to show the registration confirmation as well as photo identification to enter the Annual Meeting.
To vote in person at the Annual Meeting:

•	For shareholders of record, you will have the opportunity to vote by ballot at the meeting.

•
For beneficial owners of shares held in street name, contact your broker before the Annual Meeting to obtain a legal proxy, and bring the legal proxy with you to the meeting. To submit a vote by ballot at the meeting, you will be required to show the legal proxy as well as photo identification.

THE NUMBER OF VOTES THAT YOU HAVE
Each share of the Company’s common stock has one vote. The number of shares, or votes, that you have at this year’s Annual Meeting is indicated on the enclosed proxy card or notice.
WHAT A QUORUM IS
A “quorum” is the minimum number of shares that must be present at an Annual Meeting for a valid vote. For our shareholder meetings, a majority of shares outstanding on the record date and entitled to vote at the Annual Meeting must be present.
The number of shares outstanding at the close of business on March 24, 2014, the record date, was 128,845,017. Therefore, 64,422,510 shares must be present at our 2014 Annual Meeting for a quorum to be established.
To determine if there is a quorum, we consider a share “present” if:

•	The shareholder who owns the share is present at the Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal; or

•	The shareholder is represented by proxy at the Annual Meeting.
If a shareholder is represented by proxy at the Annual Meeting, his or her shares are deemed present for purposes of a quorum, even if:

•	The shareholder withholds his or her vote or marks “abstain” for one or more proposals; or

•	There is a “broker non-vote” on one or more proposals.
WHAT A "BROKER NON-VOTE" IS
Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker is permitted to vote or withhold its vote is determined by the New York Stock Exchange rules and depends on the proposal being voted upon. With respect to voting on the election of the Board, Say on Pay and the 2014 Tiffany & Co. Employee Incentive Plan, your broker will be required to withhold its vote unless you provide instructions on those proposals.
If your broker withholds its vote, that is called a “broker non-vote.” As stated above, broker non-votes are counted as present for a quorum.

TIFFANY & CO.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL
Each nominee for director shall be elected by a majority of the votes cast “for” or “against” the nominee at the Annual Meeting. That means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. To vote “for” or “against” any of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
You may abstain on the vote for any nominee but your abstention will not have any effect on the outcome of the election of directors. A broker non-vote has the same effect as an abstention: neither will have any effect on the outcome of the election of directors. To abstain on the vote on any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Fiscal 2014 will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. That means that the proposal will pass if more than half of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter vote “for” the proposal. Therefore, if you “abstain” from voting – in other words, you indicate “abstain” on the proxy card, by telephone or by Internet – it will have the same effect as an “against” vote. Broker non-votes on this proposal will have no effect.
The advisory proposal to approve the compensation of our named executive officers will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. That means that the compensation will be approved if more than half of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter vote “for” the proposal. Therefore, if you “abstain” from voting – in other words, you indicate “abstain” on the proxy card, by telephone or by Internet – it will have the same effect as an “against” vote. Broker non-votes on this proposal will have no effect.
The proposal to approve the 2014 Tiffany & Co. Employee Incentive Plan will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. That means that the proposal will pass if more than half of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter vote “for” the proposal. Such a vote would also satisfy the requirement under the New York Stock Exchange (“NYSE”) rules, which requires the affirmative vote of a majority of votes cast. If you “abstain” from voting – in other words, you indicate “abstain” on the proxy card, by telephone or by Internet – it will have the same effect as an “against” vote. Broker non-votes on this proposal will have no effect.
PROXY VOTING ON PROPOSALS IN THE ABSENCE OF INSTRUCTIONS
If you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:

▪	FOR the election of all ten nominees for director named in this Proxy Statement;

▪	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our Fiscal 2014 financial statements;

▪	FOR approval of the compensation paid to the Company’s named executive officers; and

▪	FOR approval of the 2014 Tiffany & Co. Employee Incentive Plan.
Shares held in the Company’s Employee Profit Sharing and Retirement Savings Plan will not be voted by the Plan’s trustee unless specific instructions for voting are given by plan participants to whose accounts such shares have been allocated.

TIFFANY & CO.

HOW PROXIES ARE SOLICITED

We have hired the firm of Georgeson Inc. to assist in the solicitation of proxies on behalf of the Board. Georgeson Inc. has agreed to perform this service for a fee of not more than $8,000, plus out-of-pocket expenses.

Employees of Tiffany and Company, a subsidiary of the Company, may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany and Company.

Proxies may be solicited by mail, in person, by facsimile, by telephone or by electronic mail (e-mail).
In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.

TIFFANY & CO.

OWNERSHIP OF THE COMPANY

STOCKHOLDERS WHO OWN AT LEAST FIVE PERCENT OF THE COMPANY

The following table shows all persons who were known to us to be “beneficial owners” of at least five percent of Company stock as of March 24, 2014. Footnote a) below provides a brief explanation of what is meant by the term “beneficial ownership.” This table is based upon reports filed with the Securities and Exchange Commission, commonly referred to as the SEC. Copies of these reports are publicly available from the SEC. All of the reports included a certification to the effect that the shares were acquired in the ordinary course of business and were not acquired and were not being held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and were not being held in connection with or as a participant in any transaction having that purpose or effect.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Class
Qatar Investment Authority	16,222,436	(b)	12.59%
Q-Tel Tower, 8 th Floor
Diplomatic Area Street, West Bay
P.O. Box 23224, Doha, State of Qatar
The Vanguard Group, Inc.	8,234,911	(c)	6.39%
100 Vanguard Blvd.
Malvern, PA 19355
Capital World Investors	7,728,000	(d)	6.00%
333 South Hope Street
Los Angeles, CA 90071

a) “Beneficial ownership” is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes where a person has the right to acquire stock within 60 days or has or shares the power to vote the stock or to sell it. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

b) Qatar Investment Authority, a citizen of Qatar, reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 12, 2014 and stated that it had sole voting and disposition power with respect to all such shares.

c) The Vanguard Group, Inc. reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 12, 2014 and stated that, as an investment advisor, it beneficially owned the number of shares referred to above. This Schedule stated that it had sole power to vote 186,338 shares of the Company's common stock, sole power to dispose or direct the disposition of 8,063,773 shares, and shared power to dispose or direct the disposition of 171,138 shares, for an aggregate amount of 8,234,911 shares beneficially owned.

d) Capital World Investors reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 13, 2014 and stated that, as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, it had sole voting and disposition power with respect to all such shares.

TIFFANY & CO.

OWNERSHIP BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table shows the number of shares of the Company’s common stock beneficially owned as of March 24, 2014 by those persons who are director nominees or who were, as of the end of Fiscal 2013, directors, the principal executive officer (the “CEO”), the principal financial officer (the “CFO”) and the three next most highly compensated executive officers of the Company. In notes (b) through (k) below, “Vested Stock Options” refer to stock options that are exercisable as of March 24, 2014 or will become exercisable within 60 days of that date.

Name	Amount and Nature of Beneficial Ownership		Percent of Class[a]
Directors
Rose Marie Bravo	31,797	[b]	*
Gary E. Costley	14,080	[c]	*
Frederic Cumenal	69,639	d	*
Lawrence K. Fish	47,950	e	*
Abby F. Kohnstamm	72,450	f	*
Michael J. Kowalski (CEO)	525,117	g	*
Charles K. Marquis	180,000	h	*
Peter W. May	50,429	i	*
Robert S. Singer	14,745	j	*
William A. Shutzer	337,837	k	*
Executive Officers
James N. Fernandez (CFO)	89,478	[l]	*
Jon M. King	69,259	[m]	*
Pamela H. Cloud	94,041	[n]
All executive officers and directors as a group (19 persons):	2,010,785	[o]	1.6%

a)	An asterisk (*) is used to indicate less than 1% of the class outstanding.

b)	Includes 26,818 shares issuable upon the exercise of Vested Stock Options. Includes 979 shares issuable upon the maturity of restricted stock grants made to directors on May 16, 2013.

c)	Includes 12,101 shares issuable upon the exercise of Vested Stock Options. Includes 979 shares issuable upon the maturity of restricted stock grants made to directors on May 16, 2013.

d)	Includes 57,626 shares issuable upon the exercise of Vested Stock Options.

e)	Includes 18,241 shares issuable upon the exercise of Vested Stock Options. Includes 979 shares issuable upon the maturity of restricted stock grants made to directors on May 16, 2013.

f)	Includes 56,818 shares issuable upon the exercise of Vested Stock Options. Includes 979 shares issuable upon the maturity of restricted stock grants made to directors on May 16, 2013.

g)	Includes 294,000 shares issuable upon the exercise of Vested Stock Options and 3,029 shares held by the Kowalski Family Foundation.

h)
Includes 46,818 shares issuable upon the exercise of Vested Stock Options, 28,203 shares held in the Charles and Cynthia Marquis Joint Revocable Trust dated December 8, 2003 and 56,000 shares held in the Marquis 2012 Children's Trust, as Trustee. Mr. Marquis disclaims beneficial ownership of Company stock held by the Marquis 2012 Children's Trust. Includes 979 shares issuable upon the maturity of restricted stock grants made to directors on May 16, 2013.

TIFFANY & CO.

i)
Includes 11,653 shares Mr. May may be deemed to indirectly beneficially own. Includes 36,818 shares issuable upon the exercise of Vested Stock Options. Includes 979 shares issuable upon the maturity of restricted stock grants made to directors on May 16, 2013.

j)	Includes 5,764 shares issuable upon the exercise of Vested Stock Options. Includes 979 shares issuable upon the maturity of restricted stock grants made to directors on May 16, 2013.

k)
Includes 56,818 shares issuable upon the exercise of Vested Stock Options; 107,500 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner and of which three of his adult children are limited partners; 32,210 shares held in trust for one adult child of which trust Mr. Shutzer’s wife is sole trustee; and 979 shares issuable upon the maturity of restricted stock grants made to directors on May 16, 2013. Mr. Shutzer disclaims beneficial ownership of Company stock held by KJC Ltd. and shares held in the aforementioned trust.

l)	Includes 33,500 shares issuable upon the exercise of Vested Stock Options and 153 shares held in Mr. Fernandez’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

m)	Includes 30,750 shares issuable upon the exercise of Vested Stock Options and 485 shares held in Mr. King’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

n)	Includes 76,250 shares issuable upon the exercise of Vested Stock Options and 482 shares held in Ms. Cloud's account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

o)
Includes 1,005,654 shares issuable upon the exercise of Vested Stock Options and restricted stock grants that will mature on May 16, 2014; 2,448 shares held in accounts under the Company's Employee Profit Sharing and Retirement Savings Plan; and 3 shares held in the Company's Employee Stock Purchase Plan.

See “COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS, Compensation Discussion and Analysis, Equity Ownership by Executive Officers and Non-Executive Directors” beginning at PS-43 below for a discussion of the Company’s share ownership policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and greater-than-ten-percent stockholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.
Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to Fiscal 2013, all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-ten-percent stockholders were satisfied in a timely manner.

TIFFANY & CO.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm and, through its predecessor firms, has served in that capacity since 1984.

The Audit Committee has selected PwC as the independent registered public accounting firm to audit the Company’s financial statements and effectiveness of internal controls for the fiscal year ending January 31, 2015. The Audit Committee is directly responsible for appointing the independent auditors. In making this selection, the Audit Committee considered the independence of PwC, and whether the audit and non-audit services PwC provides to the Company are compatible with maintaining that independence.

The Audit Committee has adopted a policy requiring advance approval of PwC’s fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) systems design and implementation, (iii) appraisal or valuation, (iv) actuarial, (v) internal audit, (vi) management or human resources, (vii) investment advice or investment banking, (viii) legal services, and (ix) expert services unrelated to the audit. All fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.

FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s consolidated financial statements and the effectiveness of internal controls over financial reporting for the years ended January 31, 2014 and 2013, and for its reviews of the Company’s unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

	January 31, 2014	January 31, 2013
Audit Fees	$2,747,000	$2,837,200
Audit-related Fees	34,000	29,000
Audit and Audit-related Fees	2,781,000	2,866,200
Tax Fees [a]	2,202,200	1,636,500
All Other Fees [b]	228,200	234,500
Total Fees	$5,211,400	$4,737,200

a)
Tax fees consist of fees for tax compliance and tax consulting services. These fees included tax filing and compliance fees of $1,795,000 for the year ended January 31, 2014 and $1,549,900 for the year ended January 31, 2013.

b)	All other fees consist of Sustainability Assurance procedures, Kimberly Process Agreed Upon Procedures and costs for research software for the years ended January 31, 2014 and January 31, 2013.

TIFFANY & CO.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

THE BOARD, IN GENERAL

The Company is a Delaware corporation. Our principal subsidiary is Tiffany and Company, a New York corporation. In this Proxy Statement, Tiffany and Company will be referred to as simply “Tiffany.”

The Board is currently comprised of ten members. The Board can also fill vacancies and newly created directorships, as well as amend the By-laws to provide for a greater or lesser number of directors.

Directors are required by our By-laws to be less than age 74 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. Under the Company’s Corporate Governance Principles, directors may not serve on a total of more than six public company boards. Service on the Board is included in that total.

THE ROLE OF THE BOARD IN CORPORATE GOVERNANCE

The Board plays several important roles in the governance of the Company, as set out in the Company’s Corporate Governance Principles. The Corporate Governance Principles may be viewed on the Company’s website www.tiffany.com, by clicking on “Investors” at the bottom of the page and then selecting “Corporate Governance” from the left-hand column. The Corporate Governance Principles can also be found as Appendix I to this Proxy Statement. The responsibilities of the Board include:

•	Management succession;

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring of performance in comparison to the operating plan;

•	Review and approval of the Company’s strategic plan prepared by management;

•	Consideration of topics of relevance to the Company’s ability to carry out its strategic plan;

•	Review and approval of a delegation of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;

•	Review of the Company’s investor relations program;

•	Review of the Company’s schedule of insurance coverage; and

•	Review and approval of significant actions by the Company.

POLITICAL SPENDING

At its November 2011 meeting, the Board adopted the Tiffany & Co. Principles Governing Corporate Political Spending. These principles are intended to ensure oversight, transparency and effective decision-making with respect to the Company’s political spending, and to protect employees’ autonomy with respect to personal political spending. The principles may be viewed on the Company’s website, www.tiffany.com, by clicking “Investors” at the bottom of the page, and then selecting “Corporate Governance” from the left-hand column.

In accordance with the Principles Governing Corporate Political Spending, the Company reported the following expenses for Fiscal 2013. The Company paid $314,100 to Cassidy & Associates, a government relations firm based in Washington D.C. that engaged, on behalf of the Company, in lobbying efforts focused on public policy concerning various mining law and sustainability issues and also addressed certain trade and industry matters for the Company. Cassidy & Associates did not use any funds from the Company to assist candidates for office or to influence the outcome of ballot initiatives.  Additionally, funds in an amount less than $310, which reflect a portion of the membership dues the Company or its affiliates paid to major trade associations (defined to include those trade associations to which the

TIFFANY & CO.

Company and its affiliates pay at least $25,000 in annual dues), were used by such trade associations for political expenditures.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS/PRESIDING NON-MANAGEMENT DIRECTOR

Non-management directors meet regularly in executive session without management participation. This encourages open discussion. At those meetings, Charles K. Marquis, Chairman of the Nominating/Corporate Governance Committee, presides. In addition, at least once per year the independent directors meet separately in executive session.

COMMUNICATION WITH NON-MANAGEMENT DIRECTORS

Stockholders may send written communications to the entire Board or to any of the non-management directors by addressing their concerns to Mr. Marquis, Chairman of the Nominating/Corporate Governance Committee (presiding director), at the following address: Corporate Secretary (Legal Department), Tiffany & Co., 727 Fifth Avenue, New York, New York 10022. All communications will be compiled by the Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

The Board schedules a regular meeting on the date of the Annual Meeting of Shareholders to facilitate attendance at the Annual Meeting by the directors. All of the ten current directors attended the Annual Meeting held in May 2013, although Frederic Cumenal, who was appointed to the Board on September 19, 2013, attended in his capacity as an executive officer of the Company.

INDEPENDENT DIRECTORS CONSTITUTE A MAJORITY OF THE BOARD

The Board has affirmatively determined that each of the following directors and director-nominees is “independent” under the listing standards of the New York Stock Exchange in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company): Rose Marie Bravo, Gary E. Costley, Lawrence K. Fish, Abby F. Kohnstamm, Charles K. Marquis, Peter W. May and Robert S. Singer.

All of the members of the Audit, Nominating/Corporate Governance and Compensation Committees are independent as indicated in the prior paragraph.

The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors and nominees is independent as defined in such Rules.

In addition, the Board has affirmatively determined that Robert S. Singer, Gary E. Costley, Lawrence K. Fish, Abby F. Kohnstamm and Charles K. Marquis meet the additional, heightened independence criteria applicable to audit committee members under New York Stock Exchange rules.
In determining that Mr. Fish is independent, the Board considered banking relationships that exist between ABN/AMRO and the Company. Both ABN/AMRO and Citizens Financial Group are subsidiaries of the Royal Bank of Scotland Group. Mr. Fish was, on first election in 2008, an employee of Citizens Financial Group and a director of Royal Bank of Scotland Group. A portion of the operations of ABN/AMRO was acquired by Royal Bank of Scotland Group. The Company does banking business with ABN/AMRO. Mr. Fish is no longer associated with any of those entities.
In determining that Ms. Bravo is independent, the Board considered the employment relationship between Ms. Bravo’s adult stepdaughter and Tiffany. This stepdaughter is not an officer of the Company or Tiffany

TIFFANY & CO.

and does not reside in Ms. Bravo’s household and, for purposes of the New York Stock Exchange categorical independence test, she is not deemed an immediate family member nor is her compensation as a Tiffany employee required to be considered under such test. She was hired in June 2009 after Tiffany acquired a product design group from a disbanding company; subsequent to this acquisition, she was recruited to this design group because she had previously worked for the group. She is not at a significantly high enough job level within Tiffany so that the Compensation Committee is involved in determining the elements or level of her compensation except as equity compensation is determined for the group of employees that work at her job level.

To our knowledge, none of the other independent directors or director-nominees has any direct or indirect relationship with the Company, other than as a director.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE DURING FISCAL 2013

All current and incumbent directors attended at least 91% of the aggregate number of meetings of the Board and those committees (including the Audit Committee, Compensation Committee, Stock Option Subcommittee, Nominating/Corporate Governance Committee, the Finance Committee and the Corporate Social Responsibility Committee) on which they served during Fiscal 2013.

•	The full Board held six meetings. All members attended all meetings.

•	The Audit Committee held eight meetings. Attendance averaged 91% amongst all members.

•	The Compensation Committee and its Stock Option Subcommittee held six meetings. All members attended all meetings.

•	The Nominating/Corporate Governance Committee held six meetings. All members attended all meetings.

•	The Finance Committee held five meetings. All members attended all meetings.

•	The Corporate Social Responsibility Committee held three meetings. All members attended all meetings.

COMMITTEES OF THE BOARD
Board Committee Membership

Director	Audit*	Compensation & Stock Option Sub- committee*	Corporate Social Responsibility	Dividend	Finance	Nominating/ Corporate Governance*
Rose Marie Bravo		x				x
Gary E. Costley**		Chair	x			x
Lawrence K. Fish	x		Chair		x
Abby F. Kohnstamm	x	x	x			x
Charles K. Marquis	x	x				Chair
Peter W. May		x			x
William A. Shutzer					Chair
Robert S. Singer	Chair	x			x
Michael J. Kowalski			x	x
Frederic Cumenal ***
* Comprised solely of independent directors.
** Dr. Costley was a member of the Audit Committee until May 16, 2013.
*** Mr. Cumenal joined the Board in September 2013.

TIFFANY & CO.

Nominating/Corporate Governance Committee

The primary function of the Nominating/Corporate Governance Committee is to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company’s website, www.tiffany.com, by clicking “Investors” at the bottom of the page, and then selecting “Corporate Governance” from the left-hand column. Under its charter, the role of the Nominating/Corporate Governance Committee includes recommending to the Board:

•	Policies on the composition of the Board;

•	Criteria for the selection of nominees for election to the Board;

•	Nominees to fill vacancies on the Board;

•	Nominees for election to the Board;

•	Director compensation; and

•	Management succession.

Submitting Candidate Names

If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Corporate Secretary (Legal Department), Tiffany & Co., 727 Fifth Avenue, New York, New York 10022.

Process for Identifying and Evaluating Nominees for Director

The Nominating/Corporate Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates director candidates suggested by others, including those recommended by director search firms.

See our Corporate Governance Principles which are available on our website www.tiffany.com (click “Investors” at the bottom of the page, then select “Corporate Governance” from the left-hand column) and as Appendix I to this Proxy Statement. In accordance with these principles, candidates for director shall be selected on the basis of their business experience and expertise, with a view to supplementing the business experience and expertise of management and adding further substance and insight into board discussions and oversight of management.

The policy is implemented through discussions at meetings of the Nominating/Corporate Governance Committee and through specifications provided to director search firms when such firms are retained. The Nominating/Corporate Governance Committee has no procedure or means of assessing the effectiveness of this policy other than the process described under “Self-Evaluation” below.

The Nominating/Corporate Governance Committee has no other policy with regard to the consideration of diversity in identifying director nominees.

Dividend Committee

The Dividend Committee declares regular quarterly dividends in accordance with the dividend policy established by the Board. The Dividend Committee acts by unanimous written consent. Mr. Kowalski is the sole member of the Dividend Committee.

TIFFANY & CO.

Compensation Committee

The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company’s website, www.tiffany.com, by clicking “Investors” at the bottom of the page, and then selecting “Corporate Governance” from the left-hand column. In Fiscal 2013, the Compensation Committee charter was revised to require the consideration of independence factors in selecting an advisor.

Under its charter, the Compensation Committee’s responsibilities include:

•	Approval of remuneration arrangements for executive officers; and

•	Approval of compensation plans in which officers and employees of Tiffany are eligible to participate.
Compensation for the non-management members of the Board is set by the Board with advice from the Nominating/Corporate Governance Committee.

Role of Compensation Consultants

The Compensation Committee retains an independent advisor to provide advice with respect to the amount and form of executive compensation. In June 2013, the Committee retained Frederic W. Cook & Co., Inc. ("Cook & Co."), which replaced its prior advisor, Pay Governance LLC. In Fiscal 2013, Pay Governance provided advice to the Nominating/Corporate Governance Committee with respect to director compensation.

Cook & Co. assists the Compensation Committee's development and evaluation of executive compensation policies and practices and the Compensation Committee's determinations of executive compensation awards by:

•	attending Compensation Committee meetings;

•	meeting with the Compensation Committee without management present;

•	providing third-party data, advice and expertise on proposed executive compensation awards and plan designs (see Competitive Compensation Analysis at PS-32);

•
reviewing materials prepared by management and advising the Compensation Committee on the matters included in these materials, including the consistency of proposals with the Compensation Committee's compensation philosophy and comparisons to programs at other companies; and

•
preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Compensation Committee's compensation philosophy.

Independence factors as reflected in the Compensation Committee charter were considered in selecting Cook & Co., and Cook & Co. was found to be independent. The Compensation Committee has instructed Cook & Co. to act independently of management and only at the direction of the Committee, and has advised Cook & Co. that its ongoing engagement will be determined solely by the Compensation Committee. Cook & Co. does not consult with management on compensation to be paid to non-executive employees, nor does it have any potential or actual conflicts with the Company. Management has assisted in arranging meetings between Cook & Co. and the Committee and in facilitating Cook & Co.'s review of Committee materials.

For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see “Compensation Evaluation Process” beginning at PS-31 of the “Compensation Discussion and Analysis” below. The Compensation Committee’s report appears at PS-49.

TIFFANY & CO.

Stock Option Subcommittee

The Stock Option Subcommittee determines the grant of options, restricted stock units, cash incentive awards and other matters under our 2005 Employee Incentive Plan. All members of the Compensation Committee are members of this subcommittee.

Compensation Committee Interlocks and Insider Participation

During 2013, the members of the Compensation Committee and its Stock Option Subcommittee were Rose Marie Bravo, Gary E. Costley, Abby F. Kohnstamm, Charles K. Marquis, Peter W. May and Robert S. Singer. No director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2013 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries. Suzanne Jackey, an adult stepdaughter of Rose Marie Bravo, was a “related person” in 2013 because she is a salaried employee of Tiffany whose annual base salary and target bonus totaled approximately $236,000 for fiscal year 2013. Ms. Jackey was hired as Tiffany’s Director of Product Development and Merchandising – Leather Accessories because she had previously worked for the product development group hired to develop a new product line. None of the Company's executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee and its Stock Option Subcommittee.

Audit Committee

The Company’s Audit Committee is an “audit committee” established in accordance with Section 3(a)-(58)(A) of the Securities Exchange Act of 1934. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company’s website, www.tiffany.com, by clicking “Investors” at the bottom of the page and then selecting “Corporate Governance” from the left-hand column. Under its charter, the Audit Committee’s responsibilities include:

•
Retaining and terminating the Company’s independent registered public accounting firm, reviewing the quality-control procedures and independence of such firm and evaluating their proposed audit scope, performance and fee arrangements;

•	Approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•	Reviewing the adequacy of our system of internal accounting and financial controls;

•	Establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and

•	Conducting a review of our financial statements and audit findings in advance of filing, and reviewing in advance significant proposed changes in our accounting principles.

The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise, and that Mr. Singer meets the SEC criteria of an “audit committee financial expert.” The Board considered Mr. Singer’s past experience as Chief Financial Officer of Gucci Group NV, Partner at Coopers & Lybrand, and Chairman of the audit committee for Fairmont Hotels & Resorts, Inc. The report of the Audit Committee is at PS-21.

TIFFANY & CO.

Finance Committee

The Board formed the Finance Committee to assist the Board with its oversight of the Company’s capital structure, dividend policy, repurchase of the Company’s common stock, debt and equity financings, and the retention of investment bankers and other financial advisors to the Board, and guarantee of currency, interest rate or commodity hedging transactions entered into by the Company’s subsidiaries. The Finance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company’s website, www.tiffany.com, by clicking “Investors” at the bottom of the page, and then selecting “Corporate Governance” from the left-hand column.

Corporate Social Responsibility Committee

The Board formed the Corporate Social Responsibility Committee to assist the Board with its oversight of the Company’s policies and practices involving the environment, vendor workplace conditions and employment practices, community affairs, sustainable product sourcing, corporate charitable giving, governmental relations, political activities and diversity in employment. The Corporate Social Responsibility Committee operates under the charter adopted by the Board. The charter may be viewed on the Company’s website, www.tiffany.com, by clicking “Investors” at the bottom of the page, and then selecting “Corporate Governance” from the left-hand column.

SELF-EVALUATION

The independent directors who serve on the Board conduct an annual evaluation of the workings and efficiency of the Board and of each of the Board committees on which they serve and make recommendations for change, if required.

RESIGNATION ON JOB CHANGE OR NEW DIRECTORSHIP

Under the Company’s Corporate Governance Principles, a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment or significant change in job responsibilities and upon accepting or resolving to accept a directorship with another public company (or any other organization that would require a significant time commitment). The Committee shall meet to consider, in light of the circumstances, the continued appropriateness of the continued service of the director and may then accept or reject such resignation. The letter of resignation will be of no force and effect if not accepted by the Committee within ten days of receipt.

BOARD LEADERSHIP STRUCTURE

The offices of Chairman of the Board and Chief Executive Officer are held by the same person,
Michael J. Kowalski. The Company has a lead independent director (also referred to as “presiding independent director”). Charles K. Marquis occupies such position by virtue of his chairmanship of the Nominating/Corporate Governance Committee.

Mr. Kowalski sets a preliminary agenda for each board meeting and submits it for the approval of the lead independent director.

The lead independent director chairs meetings of the independent and non-management directors (including meetings of the Nominating/Corporate Governance Committee) and during those meetings solicits the comments and suggestions of the independent directors and other non-management directors with respect to the agenda for Board meetings, the information to be provided by management and the quality of the discussions and decision-making process.

TIFFANY & CO.

The Nominating/Corporate Governance Committee deems the existing structure appropriate in the context of the existing board size, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with Mr. Kowalski and the executive management group.

Mr. Kowalski has served as Chairman of the Board since the start of Fiscal 2003, and the directors have had the opportunity during that time to assess his skills at moderating discussions during meetings, his responsiveness to the Board’s suggestions for the agenda and the information provided by management to the directors. The Board believes there is value in having the Chief Executive Officer serve as Chairman of the Board for a number of reasons. The Chief Executive Officer’s active involvement in the operations of the Company improves his ability to set the agenda for each board meeting. Further, his dual role ensures the strategic planning process and Company operations remain closely linked to each other.

The Nominating/Corporate Governance Committee may reassess the appropriateness of the existing leadership structure at any time, including following changes in management, in board composition or in the scope or complexity of the Company’s operations.

BOARD ROLE IN RISK OVERSIGHT

The Board believes (i) that management is responsible to manage the various risks that may arise in the Company’s operations and (ii) that the Board has a role in overseeing management in the risk management function.

Management’s approach to risk management includes systems of authorities and approval levels; internal control checks and balances; analytical methods for making and evaluating decisions; planning for annual business growth and profitability; strategic planning; and nurturing a corporate culture that rewards integrity and supports the TIFFANY & CO. brand image. This approach to risk management includes these goals: that every risk should, when possible and practicable, be identified, quantified as to monetary impact, assigned a probability factor, and properly delegated to management for a response. Operational risks so categorized are used to inform and shape the internal audit plan and are communicated to the Company’s independent registered public accounting firm so that they can be referenced and used, if deemed appropriate, to inform and shape the external audit plan. Strategic risks are identified and are addressed in the strategic planning process.

Each year management is charged with the preparation of detailed business plans for the coming one-year (the annual plan) and three-year period (the strategic plan) and required to review these plans, as they are developed and refined, with the Board. Among other items, such plans include budgets for capital expenditures, inventory purchases, cash flow and liquidity, hiring, borrowing and dividends. The Board requires management to plan on the basis of realistic assumptions concerning sales and cost increases. In this process, the Board endeavors to assess whether management has made an appropriate analysis of the operational and brand risks inherent in the plans.

Each year the Board reviews and approves the annual business plan and the strategic plan. The Board also reviews specific risk areas on a regular basis. These are insured risks, management authority, investor relations, litigation risks, foreign currency risks, diamond supply risk and inventory risk.

The Audit Committee is required to discuss policies with respect to risk assessment and risk management and regularly does so. The Audit Committee concerns itself most specifically with the integrity of the financial reporting process, but also with personnel, asset and information security risk.

The Finance Committee concerns itself principally with liquidity risk.

TIFFANY & CO.

The Company has not designated an overall risk management officer and has no formal policy for coordination of risk management oversight amongst the two board committees involved. The committee structure was not organized specifically for the purpose of risk management oversight.

The Board coordinates the risk management oversight function in the following manner. Both the Finance Committee and the Audit Committee share the minutes of their meetings with the Board and report regularly to the Board. All committee meetings are open to the other directors and many regularly attend because the committee meetings are regularly scheduled on the day of, or the day preceding, Board meetings.

BUSINESS CONDUCT POLICY AND CODE OF ETHICS

The Company has a long-standing policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the acceptance of gifts from those seeking to do business with the Company, the giving of gifts or other items of value to third parties, processing one’s own transactions, political contributions and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.

The Company has a toll-free “hotline” to receive complaints from employees, vendors, shareholders and other interested parties concerning violations of the Company’s policies or questionable accounting, internal controls or auditing matters. The toll-free phone number is 877-806-7464. The hotline is operated by a third-party service provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.

We also have a Code of Business and Ethical Conduct for the directors, the chief executive officer, the chief financial officer and all other officers of the Company. The Code advocates and requires those persons to adhere to principles and responsibilities governing professional and ethical conduct. This Code supplements our business conduct policy. Waivers may only be made by the Board. A summary of our business conduct policy and a copy of the Code of Business and Ethical Conduct are posted on our website, www.tiffany.com, by clicking “Investors” at the bottom of the page, and then selecting “Corporate Governance” from the left-hand column. The Board has not adopted a policy by which it will disclose amendments to, or waivers from, the Company’s Code of Business and Ethical Conduct on our website. Accordingly, we will file a report on Form 8-K if that Code is amended or if the Board has granted a waiver from such Code, including an implicit waiver. We will file such a report only if the waiver applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and if such waiver relates to: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; or accountability for adherence to the Code.

The Nominating/Corporate Governance Committee, Audit Committee and Compensation Committee charters as well as the Code of Business and Ethical Conduct and the Corporate Governance Principles are available in print to any shareholder who requests them, by contacting the Corporate Secretary (Legal Department) at Tiffany & Co., 727 Fifth Avenue, New York, New York 10022.

LIMITATION ON ADOPTION OF POISON PILL PLANS

On January 19, 2006, the Board terminated the Company’s shareholder rights plan (typically referred to as a “poison pill”) and adopted the following policy:

TIFFANY & CO.

“This Board shall submit the adoption or extension of any poison pill to a stockholder vote before it acts to adopt such poison pill; provided, however, that this Board may act on its own to adopt a poison pill without first submitting such matter to a stockholder vote if, under the circumstance then existing, this Board in the exercise of its fiduciary responsibilities deems it to be in the best interests of the Company and its stockholders to adopt a poison pill without the delay in adoption that is attendant upon the time reasonably anticipated to seek a stockholder vote. If a poison pill is adopted without first submitting such matter to a stockholder vote, the poison pill must be submitted to a stockholder vote within one year after the effective date of the poison pill. Absent such submission to a stockholder vote, and favorable action thereupon, the poison pill will expire on the first anniversary of its effective date.”

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted policies and procedures for the review, approval or ratification of transactions with the Company (or any subsidiary) in which any director or executive officer, any nominee for election as a director, any immediate family member of such an officer, director or nominee or any five-percent holder of the Company’s securities has a direct or indirect material interest. Such transactions are referred to the Nominating/Corporate Governance Committee for review. In determining whether to approve or ratify any transaction, the Committee applies the following standard after considering the facts and circumstances of the transaction: whether, in the business judgment of the Committee members, the interests of the Company appear likely to be served by such approval or ratification.

The Board has ratified the hiring in Fiscal 2009 by Tiffany management of the following related person: Suzanne Jackey, an adult stepdaughter of Rose Marie Bravo, a director and a nominee for director. Ms. Jackey was hired as Tiffany’s Director of Product Development and Merchandising – Leather Accessories because she had previously worked for the product development group hired to develop a new product line. Ms. Jackey is a salaried employee of Tiffany whose annual base salary and target bonus totaled approximately $236,000 for Fiscal 2013.

CONTRIBUTIONS TO DIRECTOR-AFFILIATED CHARITIES
The contributions listed below were made during the last fiscal year to charitable organizations with which directors or director nominees are affiliated through membership on the governing board of such charitable organizations. None of the independent directors serve as an executive officer of these charities:

•	92nd Street Y: merchandise grants totaling $1,395 (Mr. May is an honorary member of the Board of Directors).

•	Carnegie Hall: a combination of table and advertisement for the opening night gala of $36,450 (Mr. May is a Trustee).

•	Partnership for New York City: $15,000 annual dues contributions (Mr. May and Tiffany are each partners).

•	Mt. Sinai Medical Center: $10,000 table purchase for Dubin Breast Cancer Center luncheon (Mr. May is Chairman of the Board of Trustees).

•	Paul Taylor Dance Company: merchandise grants of $1,050 (Mr. Shutzer is a Trustee).

•	Prep for Prep: merchandise grants totaling $2,370 (Mr. Shutzer is a Trustee).

•	Phoenix House: combination of ticket subscription and merchandise grants totaling $95,080 (Ms. Bravo is a member of the Board of Directors).

•	Roundabout Theatre Company: $20,000 table purchase for spring gala (Ms. Kohnstamm is a member of the Board of Directors).

TIFFANY & CO.

REPORT OF THE AUDIT COMMITTEE
Included in the Company’s Annual Report to Stockholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2014 and 2013, and the related consolidated statements of earnings, comprehensive earnings, stockholders’ equity, and cash flows for each of the three years in the period ended January 31, 2014. These statements (the “Audited Financial Statements”) are the subject of a report by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The Audited Financial Statements are also included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed the Audited Financial Statements with the Company’s management and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company’s management and independent registered public accounting firm their evaluations of the effectiveness of the Company’s internal controls over financial reporting.
The Audit Committee has discussed with PwC the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees”. The Audit Committee received from PwC the written disclosure and letter required by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence,” and has discussed with them their independence. The Audit Committee has considered whether the provision by PwC of the tax consultation, tax compliance and other non-audit-related services disclosed above under “RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - Fees and Services of PricewaterhouseCoopers LLP” is compatible with maintaining PwC’s independence and has concluded that providing such services is compatible with PwC’s independence from the Company and its management.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

Signed:
Robert S. Singer, Chair
Lawrence K. Fish
Abby F. Kohnstamm
Charles K. Marquis
Members of the Audit Committee

TIFFANY & CO.

EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are:

Name	Age	Position	Year Joined Tiffany
Michael J. Kowalski	62	Chairman of the Board and Chief Executive Officer	1983
Frederic Cumenal	54	President	2011
Beth O. Canavan	59	Executive Vice President	1987
James N. Fernandez	58	Executive Vice President – Chief Operating Officer	1983
Jon M. King	57	Executive Vice President	1990
Ralph Nicoletti	56	Executive Vice President – Chief Financial Officer	2014
Victoria Berger-Gross	58	Senior Vice President – Global Human Resources	2001
Pamela H. Cloud	44	Senior Vice President – Merchandising	1994
Patrick B. Dorsey	63	Senior Vice President – General Counsel and Secretary	1985
Andrew W. Hart	46	Senior Vice President – Manufacturing, Diamonds and Gemstones	1999
Caroline D. Naggiar	56	Senior Vice President – Chief Marketing Officer	1997
John S. Petterson	55	Senior Vice President – Global Operations and Customer Services	1988

Michael J. Kowalski. Mr. Kowalski assumed the role of Chairman of the Board in 2003, following the retirement of William R. Chaney. He has served as the Registrant’s Chief Executive Officer since 1999 and on the Registrant’s Board of Directors since 1995. After joining Tiffany in 1983 as Director of Financial Planning, Mr. Kowalski held a variety of merchandising management positions and served as Executive Vice President from 1992 to 1996 with overall responsibility in the areas of merchandising, marketing, advertising, public relations and product design. He was elected President in 1997. Mr. Kowalski is a member of the Board of Directors of the Bank of New York Mellon and a member of its Audit Committee and Compensation Committee. The Bank of New York Mellon is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under Tiffany’s revolving credit facility and as the trustee and investment manager for Tiffany’s Employee Pension Plan; and BNY Mellon Shareowner Services, an affiliate of Bank of New York Mellon, served as the Company’s transfer agent and registrar until such affiliate was sold to Computershare in December 2011.

Frederic Cumenal. Mr. Cumenal joined Tiffany in March 2011 as Executive Vice President, with responsibility for the Asia-Pacific, Japan, Europe and Emerging Markets Regions. In 2012, Mr. Cumenal’s responsibilities were expanded to include all regions. In 2013, Mr. Cumenal was promoted to President and appointed to the Registrant's Board of Directors. In his new role as President, Mr. Cumenal continues to have responsibility for sales and distribution of TIFFANY & CO. products globally, with additional responsibility for the Product and Store Design, Merchandising and Marketing functions. For 15 years prior to joining Tiffany, Mr. Cumenal held senior leadership positions in LVMH Group’s wine and spirits businesses, most recently as President and Chief Executive Officer of Moët & Chandon, S.A. Previously, Mr. Cumenal served as Chief Executive Officer of Domaine Chandon, and was Managing Director of Moët Hennessy Europe.

TIFFANY & CO.

Beth O. Canavan. Mrs. Canavan joined Tiffany in 1987 as Director of New Store Development. She later held the positions of Vice President, Retail Sales Development, Vice President and General Manager of the New York flagship store and Eastern Regional Vice President. In 1997, she assumed the position of Senior Vice President for U.S. Retail. In 2000, she was promoted to Executive Vice President responsible for retail sales activities in the U.S. and Canada and retail store expansion. In 2001, Mrs. Canavan assumed additional responsibility for direct sales and business-to-business sales activities in the Americas and in 2010 also assumed responsibility for sales in Latin America. In 2013, Mrs. Canavan transitioned from her responsibilities to establish and lead a specialized selling organization focused on growth of high end statement jewelry sales.

James N. Fernandez. Mr. Fernandez joined Tiffany in 1983 and held various positions in financial planning and management prior to his appointment as Senior Vice President–Chief Financial Officer in 1989. In 1998, he was promoted to Executive Vice President–Chief Financial Officer. In June 2011, he was promoted to Executive Vice President and Chief Operating Officer. From November 27, 2013 through April 2, 2014, Mr. Fernandez served as acting Chief Financial Officer. Mr. Fernandez serves on the Board of Directors of The Dun & Bradstreet Corporation and is the Chairman of its Audit Committee and a member of its Board Affairs Committee. Mr. Fernandez has announced plans to retire from Tiffany effective July 31, 2014.

Jon M. King. Mr. King joined Tiffany in 1990 as a jewelry buyer and held various positions in the Merchandising Division, assuming responsibility for product development in 2002 as Group Vice President. In 2003, he was promoted to Senior Vice President–Merchandising. In 2006, he was promoted to Executive Vice President. From that time through 2012, Mr. King had responsibility for Merchandising, Marketing and Public Relations. Currently, Mr. King leads the Company’s product design and store design activities.

Ralph Nicoletti. Mr. Nicoletti joined Tiffany on April 2, 2014 as Executive Vice President and Chief Financial Officer. Prior to joining Tiffany, Mr. Nicoletti, 56, held the role of executive vice president and chief financial officer for Cigna Corporation, the global health services and insurance company from 2011 to 2013, and for Alberto Culver, Inc., a manufacturer and distributor of beauty products, from 2007 to 2011. Previously, Mr. Nicoletti held a number of financial management positions at Kraft Foods, Inc. during his tenure there from 1979 to 2007.

Victoria Berger-Gross. Dr. Berger-Gross joined Tiffany in 2001 as Senior Vice President–Human Resources. Her current title is Senior Vice President–Global Human Resources.

Pamela H. Cloud. Ms. Cloud joined Tiffany in 1994 as an assistant buyer and has since advanced through positions of increasing management responsibility within the Merchandising Division. In 2007, she was promoted to Senior Vice President–Merchandising, responsible for all aspects of product planning and inventory management.

Patrick B. Dorsey. Mr. Dorsey joined Tiffany in 1985 as General Counsel and Secretary.

Andrew W. Hart. Mr. Hart joined Tiffany in 1999 as Director–Materials Management and advanced through positions of increasing management responsibility. He was promoted to Vice President–Diamonds and Gemstones in 2002. In 2012, he was promoted to Senior Vice President–Diamonds and Gemstones. He is responsible for the Company’s global diamond and gemstone supply chain, and in 2013, assumed responsibility for jewelry manufacturing as well with the title of Senior Vice President–Manufacturing, Diamonds and Gemstones.

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Caroline D. Naggiar. Ms. Naggiar joined Tiffany in 1997 as Vice President–Marketing Communications. She assumed her current role and responsibilities as head of advertising and marketing in 1998 and, in 2007 she was assigned additional responsibility for the Public Relations department and named Chief Marketing Officer.

John S. Petterson. Mr. Petterson joined Tiffany in 1988 as a management associate and advanced through positions of increasing management responsibility. He was promoted to Senior Vice President–Corporate Sales in 1995. In 2001, Mr. Petterson assumed the role of Senior Vice President–Operations, with responsibility for worldwide distribution, customer service and security activities. His responsibilities were expanded in 2003 to include manufacturing operations. Currently, Mr. Petterson leads the Company's global operations and customer service activities as Senior Vice President–Global Operations and Customer Services.

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COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS
Contents

Compensation Discussion and Analysis	Page PS-26
Compensation Committee Report	Page PS-49
Summary Compensation Table – Fiscal 2013, 2012 and 2011	Page PS-50
Grants of Plan-Based Awards Table – Fiscal 2013	Page PS-54
Discussion of Summary Compensation Table and Grants of Plan-Based Awards	Page PS-56
Outstanding Equity Awards at Fiscal Year-End Table	Page PS-62
Option Exercises and Stock Vested Table – Fiscal 2013	Page PS-64
Pension Benefits Table	Page PS-65
Nonqualified Deferred Compensation Table	Page PS-69
Potential Payments on Termination or Change in Control	Page PS-71
Director Compensation Table – Fiscal 2013	Page PS-75
Equity Compensation Plan Information	Page PS-77

TIFFANY & CO.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
This Compensation Discussion and Analysis explains the Company's compensation program as it pertains to the Company's Named Executive Officers for Fiscal 2013. See "Named Executive Officers" on PS-34.
EXECUTIVE SUMMARY
2013 Company Performance
Fiscal 2013 was a year of overall success for the Company, as reflected by the following key highlights:

Stock Price at January 31, 2013	Stock Price at January 31, 2014	Percentage Increase
$65.75	$83.19	27%

Fiscal 2012 Net Earnings	Fiscal 2013 Net Earnings (on a Non-GAAP basis – see Appendix I at PS-92)	Percentage Increase
$416.2 million	$480.6 million	15%

Fiscal 2013 Diluted Earnings per Share ("EPS") (on a Non-GAAP basis – see Appendix I at PS-92)	Initial Fiscal 2013 Diluted EPS Forecast
$3.73	$3.43 - $3.53
Key highlights of Fiscal 2013 performance were as follows:

Sales Growth:	Net sales increased 6% to $4 billion with solid and/or improving performance across the Company's geographic regions.
Improved Profitability:
Excluding the charges discussed in Appendix I at PS-92, the Company's profitability improved – earnings from operations increased 14% and the ratio of earnings from operations to sales increased to 19.7%.

Store Expansion:	Fourteen stores, net were added across the Americas, Asia-Pacific and Europe.
Product Introductions:
The Company expanded its offerings in all categories. Specific introductions included the GATSBY and ZIEGFELD collections, reinterpretation of the ATLAS ® collection, and the global debut of the TIFFANY HARMONY ®  engagement and band ring collection.

Non-GAAP results and Swatch Arbitration Award
The non-GAAP results reported above (Fiscal 2013 net earnings of $480.6 million) exclude, among other items, an after-tax charge of approximately $300 million in connection with the adverse arbitration ruling (the “Arbitration Award”) in favor of The Swatch Group Ltd. and certain of its affiliates (collectively, “Swatch”).  The Company has paid the Arbitration Award, as required by the ruling.

The arbitral panel found that, although the Company’s management did not act in bad faith, the Company had materially breached its agreement with Swatch. However, a Dissenting Opinion by one of the three members of the arbitral panel stated that the claims of Swatch should have been dismissed. Management disagrees with the finding of breach by the arbitral panel and believes the finding is not supported by the facts of the case or the various agreements between the parties.  The ruling and the payment of the

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Arbitration Award will not, however, affect the Company’s ability to realize business plans in the short or long term.

The Compensation Committee of the Board of Directors (the “Committee”) weighed the above factors in deciding to rely on the non-GAAP results for purposes of Fiscal 2013 incentive compensation awards.  In light of the Committee’s decision, unless otherwise noted, references to net earnings for Fiscal 2013 in this Compensation Discussion and Analysis and the other sections of this 2014 Proxy Statement for the Annual Shareholder Meeting shall mean the non-GAAP results, as explained and reconciled to GAAP results at Appendix I at PS-92.

The Company is proceeding with plans to design, produce, market and distribute TIFFANY & CO. brand watches. The Company is also seeking to set aside the Arbitration Award on statutory grounds provided by Dutch law, although management recognizes that arbitration awards are generally final. See the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014 on pages K-20 and K-69.
2013 Incentive Compensation
As a result of the favorable non-GAAP results, and consistent with targets and parameters established by the Committee at the start of the year, the Committee awarded each executive officer 100% of his or her target Fiscal 2013 short-term incentive/bonus based on achievement of the net earnings target and, for each executive officer other than Mr. Cumenal, an additional range of 20% - 25% of his or her target Fiscal 2013 short-term incentive/bonus based on individual performance parameters. Mr. Cumenal received an additional 53% of his target Fiscal 2013 short-term incentive based on individual performance parameters, in connection with his promotion to President in September 2013 and in recognition of his increased responsibilities.
The performance-based restricted stock unit awards made to the executive officers in January 2011, for the three-year period ended January 31, 2014, vested at 75% of target shares (37.5% of maximum shares), based on cumulative EPS of $10.66 for the three-year period as determined in accordance with the terms of the 2005 Employee Incentive Plan (see PS-58), against the EPS target of $12.12 for the three-year period, and on the average ROA target not having been met for the three-year period ended January 31, 2014.
2014 Executive Compensation Actions Taken During Fiscal 2013
In January 2014, the Committee reviewed base salaries and target incentive compensation (as a ratio of base salary) for all executive officers, resulting in increases to base salary and/or target incentive compensation for all named executive officers. These adjustments were based on a variety of factors, including competitive market data, each executive's potential contributions and performance history, and degree of importance of the executive's contributions to the Company.
2014 Base Salary
The named executive officer base salaries had not been increased since 2011, and adjustments in 2014 ranged from 0% for Messrs. Kowalski, Fernandez and King, to 5.9% for Mr. Cumenal, to 6.8% for Ms. Cloud.
2014 Target Short-Term Incentive Award
The Fiscal 2014 target short-term incentives, as a percentage of salary, were increased from Fiscal 2013 for Messrs. Kowalski and Cumenal, to 150% and 125% respectively, and for Ms. Cloud, to 60%. For Messrs. Fernandez and King, target incentive, as a percentage of salary, for Fiscal 2014 was unchanged from Fiscal 2013.

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Fiscal 2014 short-term incentives/bonuses will be determined based on a combination of earnings from operations and individual performance. Earnings from operations replaced net earnings as the financial performance measure to more directly link award pay-outs to controllable performance.
2014 Long-Term Incentive Awards
Fiscal 2014 long-term incentive awards were granted in January 2014 and were delivered in a combination of performance-based restricted stock units ("PSUs") and stock options. PSUs represent 50% of the award opportunity, with vesting based on achievement of three-year cumulative earnings per share goals and subject to modification based on the Company's three-year average return on assets.
Long-term incentive awards for Fiscal 2014 were increased from Fiscal 2013 awards (as a ratio of base salary) for Messrs. Kowalski and Cumenal, to 400% and 300% of base salary respectively, and for Ms. Cloud, to 200% of base salary. For Mr. Fernandez, the long-term incentive award (as a ratio of base salary) for Fiscal 2014 was unchanged from Fiscal 2013. For Mr. King, the long-term incentive award (as a ratio of base salary) for Fiscal 2014 was decreased to 100% of base salary.
Comparison of Target Compensation Set in January 2014 v. January 2013

	Base Salary		Target Short-Term Incentive Award		Target Long-Term Incentive Award		Total Target Direct Compensation
	Fiscal 2013	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013	Fiscal 2014
Michael J. Kowalski	$1,000,000	$1,000,000	$1,000,000	$1,500,000	$3,000,000	$4,000,000	$5,000,000	$6,500,000
Frederic Cumenal	$850,000	$900,000	$595,000	$1,125,000	$1,700,000	$2,700,000	$3,145,000	$4,725,000
James N. Fernandez	$850,000	$850,000	$595,000	$595,000	$1,912,500	$1,912,500	$3,357,500	$3,357,500
Jon M. King	$740,000	$740,000	$518,000	$518,000	$1,480,000	$ 740,000	$2,738,000	$1,998,000
Pamela H. Cloud	$515,000	$550,000	$257,500	$330,000	$772,500	$1,100,000	$1,545,000	$1,980,000
Other Compensation Actions in Fiscal 2013
The Committee retained a new independent consultant, Frederic W. Cook & Co., Inc. ("Cook & Co.") in Fiscal 2013. Based in part on insights shared by Cook & Co. as part of its initial review, the Committee adopted the following notable policies and practices in Fiscal 2013:

•	Policy for Recovery of Erroneously Awarded Incentive Based Compensation (“clawback policy");

•
Amended and Restated Share Ownership Policy for Executive Officers & Directors: stock options no longer count toward ownership goals; no compliance deadline; new restrictions on the sale of shares of common stock resulting from stock awards for those executive officers and directors who have not met their share ownership requirement; and

•	Updated peer group for competitive compensation analysis for greater alignment with the Company's size and complexity.

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Other Compensation Arrangements in Fiscal 2013
In September 2013, the Board appointed Frederic Cumenal to the position of President of Tiffany & Co. and to a newly-created seat on the Board. In his new role as President, Mr. Cumenal continues to have responsibility for sales and distribution of TIFFANY & CO. products globally, with additional responsibility for the Product and Store Design, Merchandising and Marketing functions. In connection with Mr. Cumenal's promotion to President, the Committee made a special grant to him of time-vesting restricted stock units and time-vesting stock options, with a total grant-date fair value of approximately $2,000,000. The restricted stock units and the stock options will vest in 2017, two business days after the Company's financial results for Fiscal 2016 are announced, provided Mr. Cumenal remains employed on such date.
In November 2013, the Company entered into a Resignation and Release Agreement with its Chief Financial Officer at that time, Patrick F. McGuiness. Under that Agreement, the Company provided severance benefits to Mr. McGuiness in exchange for a release of claims. For more details see PS-45.
Corporate Governance Best Practices

The Board seeks to ensure that the Company’s executive compensation program conforms to sound corporate governance principles and policies, as demonstrated by the following practices:

WHAT WE DO	WHAT WE DON'T DO
Pay for performance, with 85% of CEO compensation and 75% of other named executive officer compensation "at risk"	Tax gross-ups
Limited use of employment agreements (for newly-recruited senior executives only)	Pay current dividends on unvested long-term incentives
Retain Independent Executive Compensation Advisor	Permit repricing of underwater stock options without shareholder approval
Share Ownership Policy	Allow pledged shares to count for Share Ownership Policy
"Dual trigger" requirement for Change in Control benefits	Grant stock options below 100% of fair market value
Provide limited perquisites	Permit hedging of Company stock
Clawback policy

Say on Pay

In May 2013, the Company’s Say on Pay proposal passed with 97.78% of the shareholder advisory votes in favor of the Company’s executive compensation program, which indicated to the Committee that shareholders were supportive of the Company's compensation design and philosophy, and that significant changes were not warranted.

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OVERVIEW OF COMPENSATION COMPONENTS

The Committee has established an executive compensation plan that contains the following key components:

Compensation Component	Objectives	Key Features
Base salary	Provide cash compensation that is not "at risk" so as to provide a stable source of income and financial security.	Designed to retain and attract key executives by providing a reasonable and market-competitive level of fixed compensation.
Short-term incentives (annual incentive award or bonus)	Motivate achievement of annual financial targets and individual demonstration of strategic leadership.	Cash payments dependent on the degree of achievement of the annual earnings targets and individual factors – Committee retains discretion to reduce awards.
Long-term incentives (performance-based restricted stock units and stock options)	Align management interests with those of shareholders. Motivate achievement of sustainable earnings growth, asset efficiency and stock price growth. Retain executives.
Performance-based restricted stock unit awards vest upon achievement of Company financial goals over a three-year performance period and require continued employment. Stock option awards vest ratably over four years of continued employment.

Time-vesting restricted stock units	Used periodically on a selective basis, typically in connection with a promotion, to recognize prior performance or to attract or retain key talent.	Typically time-vesting after three years of continued employment.
Benefits	Attract and retain executives.	A comprehensive program of benefits that includes retirement benefits and life insurance benefits that build cash value.
SHORT- AND LONG-TERM PLANNING FOR SUSTAINABLE EARNINGS GROWTH
The performance of management in developing and executing plans and in managing external variables determines the Company’s success in achieving its financial and brand stewardship goals – both short- and long-term.
As part of each year’s planning process, the executive officers develop and submit for Board approval:

•	A three-year strategic plan that balances earnings with “brand stewardship” (see below); and

•	A profit plan for the fiscal year.
Both plans must incorporate challenging but achievable goals for sales growth, merchandising, gross margins, marketing expenditures, staffing, other expenses, capital spending and all other elements of the Company’s financial performance.
“Brand stewardship” refers to actions taken by management to maintain, in the minds of consumers, strong associations between the TIFFANY & CO. brand and product quality, product exclusivity (luxury), the highest levels of customer service, compelling store design and product display and responsible product sourcing practices.

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The Committee recognizes that tradeoffs between short-term objectives and brand stewardship are often difficult. For example, variations in product mix can positively affect gross margins in the short term while negatively affecting brand image, and increased staffing can positively affect customer service while negatively affecting earnings. Through the planning process, management must bring into balance expectations for annual earnings growth and concerns for brand stewardship and sustainable earnings growth.
OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM
The Committee has established the following objectives for the compensation program:

•	To attract, motivate and retain the management talent necessary to develop and execute both the annual and strategic plans;

•	To reward achievement of short- and long-term financial goals; and

•	To link management’s interests with those of the shareholders.
The total executive compensation program includes base salary, short- and long-term incentives and benefits.
SETTING EXECUTIVE COMPENSATION
The Committee determines all remuneration arrangements for executive officers and compensation plans in which officers and employees of the Company are eligible to participate, as more fully described in the Committee Charter. In January of each year, the Committee reviews the target amount of total compensation for each executive officer, as well as the target levels of key components of such compensation. This follows a process in which the Committee conducts a detailed review of each executive officer’s compensation.
COMPENSATION EVALUATION PROCESS
The following are key components of the Committee evaluation process.
Consideration of Say On Pay
The Committee weighs the level of shareholder support for the compensation program as demonstrated by the Say on Pay vote.
Independent Compensation Advisor
In connection with carrying out its responsibilities, the Committee relies on the advice of Cook & Co., its independent compensation advisor, and the competitive compensation analysis provided by Cook & Co. See Role of Compensation Consultants at PS-15 for discussion of selection process for Cook & Co., inclusive of an independence analysis.
Tally Sheets
The Committee regularly reviews "tally sheets," prepared by the Company's Human Resources division for each executive officer. The tally sheets include data concerning historical compensation and wealth accumulation data from employment with Tiffany.
Consultations with the Chief Executive Officer
In periodic meetings with the Committee, the chief executive officer provides his views as to the individual performance of the other executive officers, and the Committee solicits his recommendations with respect to their compensation. His input is especially important with respect to the evaluation of the individual performance parameters used in determining short-term incentives, as well as for setting base salary and target incentive compensation as a ratio of base

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salary. The Committee also relies on its own business judgment as to each executive officer's maturity, experience and tenure, capacity for growth, expected future contributions, complexity of role, demonstrated success and desirability to the Company's competitors.
Coordination with Financial Results and Annual and Strategic Planning Process
In January, the Committee reviews a forecast of financial results for the fiscal year ending that month with the chief financial officer and reviews calculations of the tentative payouts for short- and long-term incentives on that basis. Final calculations are reviewed and approved at the March meeting, when fiscal year financial results are nearly final, and when the annual profit plan and the strategic plan are presented for approval by the Board. After the public release of financial results, the final calculation is made and the Committee authorizes management to make payment on prior year short-term incentive awards and performance-based restricted stock unit awards for which the three-year performance period ended in the prior year and to enter into written agreements with respect to current year short-term incentive awards.
The Committee awards stock options to executive officers at a meeting that occurs on the Wednesday immediately preceding the third Thursday of January each year, or when individual promotions are recognized. The Committee has never delegated to management its authority to make awards of stock options. Since 2005, awards of performance-based restricted stock units have also been made at the January meeting with reference to a preliminary draft of the Company’s strategic plan, although the specific financial goals are not set until the March meeting when the strategic plan is adopted.
COMPETITIVE COMPENSATION ANALYSIS - NO BENCHMARKS
Each year the Committee refers to competitive compensation (market) data because the Committee believes that such data are helpful in assessing the competitiveness of the total compensation offered to the Company’s executive officers. However, the Committee does not consider such market data sufficient for a full evaluation of appropriate compensation for any individual executive officer. Accordingly, the Committee:

•	Has not set a “benchmark” to such data for any executive officer, although it does look to see if the Company’s total executive program falls between the 25th and 75th percentile of market data;

•	Does not rely exclusively on compensation surveys or publicly available compensation information when it determines the compensation of individual executive officers; and

•	Also considers those factors described above in Compensation Evaluation Process.
The Committee reviewed a competitive compensation analysis presented on November 20, 2013 by Cook & Co.
The analysis included the following elements of compensation for each executive officer:

•	base salary;

•	target short-term incentive;

•	target total cash compensation (salary plus target short-term incentive);

•	target long-term incentive; and

•	target total direct compensation (target total cash compensation plus target long-term incentive).

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DEFINING APPROPRIATE COMPARATORS
Defining an appropriate comparator group within the retail industry is a challenge because there are few U.S. companies of similar size in the luxury retail business with an integrated manufacturing function and extensive international organization similar to the Company. In addition, the Committee believes that an appropriate comparator group must include non-retail companies because a competitive market for the services of our executives exists, even among companies outside the retail industry. Accordingly, to fully understand market compensation levels for comparable executive positions, the analysis includes data for both retail and general industry companies, with greater emphasis on the former.
For the named executive officers, a defined peer group was used for comparative purposes; for Fiscal 2013 such group was comprised of U.S. public companies similar to Tiffany, selected by the Committee. For the executive officers as a whole, third-party surveys for both retail and general industry were used.
Peer Group
For the five highest paid executive officers the Committee reviewed comparisons to the five highest paid executives of the newly adopted peer group. The peer group differed from the prior year as follows, based in part on recommendations of Cook & Co. In selecting the peer group, the Committee sought to include companies similar to Tiffany across a range of factors, including size, business model (e.g. significant international sales, manufacturing/sourcing operations), products, and customers. The 2014 peer group consists of 20 companies, including nine companies from the 2013 peer group. Six companies were removed from the 2013 peer group due differences in size and/or business model and 11 companies were added:

Peers for Fiscal 2013 Review	Deletions	Additions	Peers for Fiscal 2014 Review
Abercrombie	Abercrombie	Burberry	Burberry
ANN	ANN	Coty	Coach
Coach	Fifth & Pacific	Elizabeth Arden	Coty
Fifth & Pacific	Foot Locker	Fossil	Elizabeth Arden
Foot Locker	Movado	Hanesbrands	Fossil
L Brands	Saks	Estee Lauder	Hanesbrands
Movado		Lululemon Athletica	L Brands
Nordstrom		Restoration Hardware	Estee Lauder
Pier 1 Imports		Signet Jewelers	Lululemon Athletica
PVH		Starwood Hotels	Nordstrom
Ralph Lauren		VF Corporation	Pier 1 Imports
Saks			PVH
Sotheby's			Ralph Lauren
Williams-Sonoma			Restoration Hardware
Zale			Signet Jewelers
Sotheby's
Starwood Hotels
VF Corporation
Williams-Sonoma
Zale
In the aggregate, for Fiscal 2013 target total direct compensation for the Fiscal 2012-named executive officers (Messrs. Kowalski, McGuiness, Fernandez, Cumenal and King), fell at the median, with the chief

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executive officer positioned below the median and the remaining named executive officers positioned in the median to the 75th percentile range.
Survey Data
The Committee used third party survey data to evaluate compensation for the chief executive officer and all other executive officers. The surveys used were:

•	Towers Watson Retail Survey;

•	Towers Watson General Industry Survey; and

•	Hay Group Luxury Retail Survey.
Relative to the survey data, target total direct compensation for the chief executive officer was at the median, and the remainder of the Fiscal 2012 named executive officers approximated the 75th percentile range. Ms. Cloud’s target total direct compensation fell between the 25th percentile and median.

NAMED EXECUTIVE OFFICERS

The Company's named executive officers for Fiscal 2013 were as follows:

Michael J. Kowalski	Chief Executive Officer
James N. Fernandez	Chief Operating Officer Chief Financial Officer, Nov. 27, 2013 - Jan. 31, 2014
Patrick F. McGuiness	Chief Financial Officer, Feb. 1, 2013 - Nov. 27, 2013
Frederic Cumenal	President
Jon M. King	Executive Vice President
Pamela H. Cloud	Senior Vice President–Merchandising

RELATIVE VALUES OF KEY COMPENSATION COMPONENTS
In January 2014, as part of its annual review of the target level of short- and long-term incentives for each executive officer, the Committee adopted the following ratios of incentive payments to base salary. These percentages, when applied to base salary, resulted in the amount of incentives granted to each executive officer. The Committee split the estimated value of the long-term incentives evenly between the grant-date fair market value of the targeted number of performance-based restricted stock units and the estimated (Black-Scholes) value of stock options.

Executive	Position	Target Short-term Incentive as a Percent of Salary	Maximum Short-term Incentive as a Percent of Salary	Target Long-term Incentive as a Percent of Salary
Michael J. Kowalski	Chairman & CEO	150%	300%	400%
James N. Fernandez	Chief Operating Officer Chief Financial Officer	70%	140%	225%
Frederic Cumenal	President	125%	250%	300%
Jon M. King	Executive Vice President	70%	140%	100%
Pamela H. Cloud	SVP - Merchandising	60%	120%	200%

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The Committee believes that the portion of an executive officer’s compensation that is “at risk” (subject to adjustment for corporate performance factors and changes in the Company's stock price) should vary proportionately to the amount of responsibility the executive officer bears for the Company’s performance. The Committee also believes that a minimum of 50% of the total compensation opportunity of the chief executive officer and approximately 40% of the total compensation opportunity of the other executive officers should be comprised of long-term incentives to link realized compensation to the Company's longer-term operating and stock price performance.

BASE SALARY

The Committee pays the executive officers competitive base salaries as one part of a total compensation program to attract and retain them, but does not use base salary increases as the primary means of recognizing talent and performance.

In January 2014, the Committee reviewed base salaries for all executive officers. As a result of the review, base salaries for Messrs. Kowalski, Fernandez and King were left unchanged. The Committee increased the base salaries for Mr. Cumenal and Ms. Cloud.

Executive	Position	Fiscal 2013 Base Salary	Fiscal 2014 Base Salary	Percent Increase from Fiscal 2013 to Fiscal 2014
Michael J. Kowalski	Chairman & CEO	$1,000,000	$1,000,000	—%
James N. Fernandez	Chief Operating Officer Chief Financial Officer	$850,000	$850,000	—%
Frederic Cumenal	President	$850,000	$900,000	5.9%
Jon M. King	Executive Vice President	$740,000	$740,000	—%
Pamela H. Cloud	SVP - Merchandising	$515,000	$550,000	6.8%
The determinations were based on multiple factors, including that no general salary increases had been implemented for this group for three years; competitive market compensation levels for comparable positions; changes in responsibilities; individual performance and expected contributions; breadth, scope and complexity of role; internal equity; and overall shareholder support as evidenced by the 2013 Say on Pay vote.
SHORT-TERM INCENTIVES
The Committee uses short-term incentives to motivate executive officers to achieve the annual financial goals and to demonstrate strategic leadership. Short-term incentives consist of annual cash incentive awards under the 2005 Employee Incentive Plan for the named executive officers and bonus eligibility for the other executive officers. Short-term incentive awards have an individual component but are primarily formula-driven, with payments based on the degree of achievement of the annual earnings targets (which agree to the Company's profit plan) set by the Committee under the plan. The 2005 Employee Incentive Plan permits the Committee, in evaluating achievement of a performance goal, to exclude certain events. See DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS - Non-Equity Incentive Plan Awards - Permissible Adjustments to Evaluation of Performance, at PS-57.
For short-term incentives paid in respect of Fiscal 2013, the Committee determined a portion of the awards based on the following individual factors: strategic thinking; leadership, including development of effective management teams and employee talent; demonstrated adherence to the Company’s Standards of Business Conduct – Worldwide; financial metrics relevant to specific areas of responsibility; and specific objectives set for the executive officer. These same factors will be used to determine a portion of the short-term incentives to be paid in respect of Fiscal 2014.

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The target short-term incentives (as a ratio of base salary) established by the Committee for each of the named executive officers for Fiscal 2011 remained in place for Fiscal 2012 and Fiscal 2013, but were adjusted as follows for Fiscal 2014:

Executive	Position	Target Short-term Incentive as a Percent of Salary - Fiscal 2013	Target Short-term Incentive as a Percent of Salary - Fiscal 2014
Michael J. Kowalski	Chairman & CEO	100%	150%
James N. Fernandez	Chief Operating Officer Chief Financial Officer	70%	70%
Frederic Cumenal	President	70%	125%
Jon M. King	Executive Vice President	70%	70%
Pamela H. Cloud	SVP - Merchandising	50%	60%
The Committee deemed increases to target short-term incentives to Messrs. Kowalski and Cumenal, and Ms. Cloud to be appropriate for Fiscal 2014, based on each of their performance, past contributions and potential contributions. This was especially true in connection with Mr. Cumenal's appointment as President. An increased target short-term incentive, relative to other forms of compensation, provides greater pay opportunity for these officers, while ensuring such compensation is tied to the performance of the Company.
The maximum short-term incentive established by the Committee for each of the named executive officers is equal to twice the target.
Fiscal 2013
For Fiscal 2013, the Committee established target and maximum short-term incentives for the executive officers, the payment of which would be wholly contingent on the Company meeting a net earnings threshold. The Committee also determined that, if the net earnings threshold was met, then the actual amount of the short-term incentive award pay-out would be determined in part based on corporate performance (the "Corporate Portion") and in part on individual performance (the "Individual Portion"). Further, for the Corporate Portion of the award, the Committee exercised its discretion to establish earnings targets which were substantially in excess of the threshold amount.
At the beginning of the fiscal year, the Committee established the net earnings threshold at $268.2 million (subject to permitted adjustments). In addition, the Committee expressed its intention that executive officers would be paid up to 160% of their target short-term incentives based on corporate performance and up to 40% of their target short-term incentives based on individual performance.
Corporate Portion
Performance Goals. The Committee advised the executive officers that it would use its discretion to determine pay-out of the Corporate Portion of the award based on the following net earnings targets, subject to proration if Fiscal 2013 net earnings fall between the amounts in the first column:

If Net Earnings, as adjusted, Equal:	Then Percentage Pay-out of Incentive Award Will Be:
$357.8 million or below	0%
$447.0 million	64% of Target Short-term Incentive Award
$536.6 million	160% of Target Short-term Incentive Award
Actual Payout. In March 2014, after reviewing and concurring with the recommendation of the chief executive officer, the Committee determined that the pay-out percentage for the Corporate

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Portion would be 100% of the target short-term incentive award, as Fiscal 2013 net earnings, on a non-GAAP basis (see Appendix I at PS-92 for a reconciliation to GAAP results), fell between $447.0 million and $536.6 million.
Individual Portion
Actual Pay-out. In March 2014, the Committee reviewed and concurred with the chief executive officer's recommendations with respect to the pay-out of the Individual Portion for all other executive officers. The Committee independently evaluated the performance of the chief executive officer for purposes of the Individual Portion. Each named executive officer's individual performance was compared to the specific objectives set at the beginning of Fiscal 2013.
The Committee determined to pay each named executive officer 20-25% of the target incentive award based on the Individual Portion, except for Mr. Cumenal. The Committee exercised its discretion to pay out the Individual Portion of Mr. Cumenal's target short-term incentive award at 53%, in connection with his promotion to President in September 2013, and in recognition of his increased responsibilities for the latter part of Fiscal 2013.
In total, the named executive officers, other than Mr. Cumenal, were paid between 120%-125% (with Mr. Cumenal being paid 153%) of their target short-term incentives for Fiscal 2013.
Fiscal 2014
For Fiscal 2014, the Committee decided to retain the short-term incentive structure from Fiscal 2013, subject to the change in threshold from net earnings to earnings from operations, as described below. In March 2014, the Committee established $534 million as the operating earnings threshold necessary for a pay-out of the Fiscal 2014 short-term incentives. Similar to Fiscal 2013, the executive officers may earn up to 160% of their target short-term incentives based on corporate performance and up to 40% of their target short-term incentives based on individual performance.
Corporate Portion
For Fiscal 2014, the Committee decided to use earnings from operations rather than net earnings in order to better link the Corporate Portion to objectives that are within the control of the executive officers and to avoid redundancy with the net earnings measure used for performance-based restricted stock unit awards. The Committee advised the executive officers that it intended to pay the incentive awards as follows:

If Earnings from Operations, as Adjusted, Equal:	Then Percentage Pay-Out of Incentive Award Will Be:
$711 million or below	0%
$889 million	80% of Target Short-term Incentive Award
$1,067 million	160% of Target Short-term Incentive Award
Individual Portion
Executive officers may receive up to 40% of the target short-term incentives based on the following factors:

•	strategic thinking;

•	leadership, including development of effective management teams and employee talent;

•	demonstrated adherence to the Company’s Standards of Business Conduct - Worldwide, and Professionalism;

•	financial metrics relevant to the executive’s specific areas of responsibility; and

•	specific objectives set for the executive officer by the chief executive officer, or, in the case of the chief executive officer, by the Board of Directors.

TIFFANY & CO.

Five-year History of Short-term Incentive Pay-outs
The following is the record of short-term incentive payouts (including bonuses) for the executive officers as a group average as a percent of target over the past five fiscal years:

Fiscal Year	Pay-Out as a Percentage of Target Short-term Incentive Award/Bonus
2013	124%
2012	15%
2011	121%
2010	152%
2009	200%
Five Year Average	122%
For further description of the incentive awards, including incentive award targets from year-to-year and the conditions under which the Committee may exercise discretion, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Non-Equity Incentive Plan Awards (see PS-56).
LONG-TERM INCENTIVES
The Committee uses long-term incentives to align management interest with those of shareholders, to motivate management to achieve sustainable earnings growth, asset efficiency and stock price growth and to promote the retention of executive officers.
The Committee considers equity-based awards to be appropriate because, over the long term, the Company’s stock price should be a good indicator of management’s success in achieving the above objectives.
The total value of each executive officer's target grant each year is based on a percentage of base salary as indicated above under "Relative Values of Key Compensation Components" (on PS-34) for Fiscal 2014, and the ratio of long-term incentive to base salary is reviewed annually at the same time that base salaries are reviewed.
The Committee awards two different types of equity awards – performance-based restricted stock units and stock options – because each form of award complements the other and ensures that realized compensation is linked to both long-term operating and stock price performance.

•
Performance-based restricted stock units reward executives for meeting key financial goals that are important to the long-term performance of the Company, even if the achievement of those goals is not necessarily reflected in the share price as the market does not always respond to earnings growth in a predictable manner.

•
Stock options do not reward executives in a declining market. However, they do provide returns commensurate with those of shareholders, whether or not performance goals have been met. This balances an inherent challenge associated with performance-based restricted stock units, as non-controllable and highly variable external factors affect the Company's performance and make it difficult to establish appropriate strategic performance goals.

In order to provide balance to the Company’s long-term incentives, the Committee determined that the ratio of the estimated value of performance-based restricted stock unit awards to the estimated value of

TIFFANY & CO.

stock options awards should be as nearly 50/50 as practicable. For purposes of achieving this ratio, the Committee values the awards as follows:

•	for stock options, on the basis of the Black-Scholes model; and

•
for performance-based restricted stock units, using the per share market value immediately prior to the grant on the assumption that units would vest at the earnings-per-share target (attainment of the return on assets ("ROA") modifier was not considered in making this allocation).

Performance-Based Restricted Stock Unit Grants
Performance-Based Restricted Stock Unit Grants Made in January 2014, 2013 and 2012
Complete vesting of performance-based restricted stock units granted in January 2014, January 2013 and January 2012 is dependent upon achievement of earnings-per-share thresholds. If these thresholds are met, the Committee will have discretion to vest the maximum number of stock units granted or any lesser number down to zero. The Committee has communicated to the executive officers that it will exercise its discretion to reduce the number of units vesting on the basis of both a cumulative earnings per share (“EPS”) goal and an average return on assets (“ROA”) goal over each of the three-year performance periods.

•
The Company’s stock price over the long term is primarily driven by growth in EPS. The Committee determined that EPS performance should be the primary determiner of vesting, and no shares will vest unless a threshold level of EPS performance is achieved.

•
The Company’s ROA is also likely to significantly affect its stock price over the long term. This is due, in part, to the significance of inventory and capital expenses in its business. Thus the Committee uses ROA as a supplemental indicator of management’s success in achieving sustainable earnings growth.

•	The EPS and ROA goals were set by the Committee to agree to the Company’s strategic plan as approved by the Board.

TIFFANY & CO.

For the Fiscal 2014 award, the Committee used its discretion to establish three goals for EPS which will, in conjunction with ROA performance, determine the number of shares that vest, and has provided the following chart to the executive officers to illustrate the manner in which the Committee intends to exercise its discretion at the conclusion of the three-year performance period:

EPS Performance	Percentage of Target Shares Earned under EPS Goal	ROA ADJUSTMENT TO SHARES EARNED UNDER EPS GOAL				Percentage of Target Shares Earned with Impact of ROA Adjustment
		ROA Achievement of 0 to 89.9%	ROA Achievement of 90.0% to 99.9%	ROA Achievement of 100.0% to 109.9%	ROA Achievement of 110% or Greater
EPS Threshold Not Reached	0%	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	0%
EPS Threshold Reached	25%	No ROA Adjustment	No ROA Adjustment	0% to 9% upward adjustment contingent on level of ROA achievement e.g. Achievement of 105% of ROA Target =>5% adjustment upward Achievement of 109% of ROA Target => 9% adjustment upward	+10%	25% to 35%
EPS Target Reached	100%	-10%	-1% to -9% downward adjustment contingent on level of ROA achievement e.g. Achievement of 95% of ROA Target => 5% adjustment downward Achievement of 99% of ROA Target => 1% adjustment downward		+10%	90% to 110%
EPS Maximum Reached	190%	-10%			+10%	180% to 200%
For the Fiscal 2013, Fiscal 2012 and Fiscal 2011 grants, the Committee advised the executive officers that it would apply its discretion in a similar manner. However, for these grants the Committee communicated its intention to apply the ROA adjustment on an all-or-nothing basis (10% upward/10% downward adjustment if ROA Target is met/not met).
Performance Targets, Thresholds and Maximums—January 2014 Performance-Based Grants
In March 2014, the Committee established the following in respect of the performance-based restricted stock units granted in January 2014, subject to adjustments as permitted under the 2005 Employee Incentive Plan:

EPS Threshold:	$10.18 per share (aggregate net earnings per share on a diluted basis over the three-year period)
EPS Target:	$14.17 per share (aggregate net earnings per share on a diluted basis over the three-year period)
EPS Maximum:	$16.26 per share (aggregate net earnings per share on a diluted basis over the three-year period)
ROA Target:	11.0% (return on average assets in each of the fiscal years in the performance period, expressed as a percentage and then averaged over the entire performance period)

TIFFANY & CO.

Performance-Based Restricted Stock Unit Grant Made in January 2011
In March 2014, it was determined that a cumulative net EPS of $10.66 per diluted share was achieved for the three-year performance period ending January 31, 2014. The return on assets for the performance period equaled 10.1%. The performance goals established by the Committee in March 2011 were as follows:

EPS Threshold:	$5.80 per share (aggregate net earnings per share on a diluted basis over the three-year period)
EPS Target:	$12.12 per share (aggregate net earnings per share on a diluted basis over the three-year period)
EPS Maximum:	$16.43 per share (aggregate net earnings per share on a diluted basis over the three-year period)
ROA Target:	12.2% (return on average assets in each of the fiscal years in the performance period, expressed as a percentage and then averaged over the entire performance period)
As a result, 75% of the target shares granted to each executive officer vested.
For a more complete description of the performance-based restricted stock units, including a description of the circumstances in which a portion of the units may vest in various circumstances of death, disability, a Change of Control or at the initiative of the executive’s employer and the goals set from year-to-year, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Equity Incentive Plan Awards – Performance-Based Restricted Stock Units at PS-58.
Stock Option Grants
Each January, at a meeting that occurs on the Wednesday immediately preceding the third Thursday of the month, the Committee grants stock options in order to further link the interests of the executive officers and the Company’s shareholders in long-term growth in share value and to support the brand stewardship over the long term.
The 2005 Employee Incentive Plan under which stock options are granted requires the exercise price of each option to be established by the Committee (or determined by a formula established by the Committee) at the time the option is granted. Options are to be granted with an exercise price equal to or greater than the fair market value of a share as of the grant date. Historically, the Committee has calculated the exercise price to be the higher of (i) the simple arithmetic mean of the high and low sale price of such stock on the New York Stock Exchange on grant date or (ii) the closing price on such Exchange on the grant date. The incentive plan does not permit for the repricing of options at a later date.
In addition to the annual grants made each January, the Committee occasionally grants stock option awards in connection with promotions. In September 2013, the Committee granted such an award to Mr. Cumenal - 36,523 stock options, with an exercise price of $80.52, to vest in March 2017 – in connection with his appointment to the role of President. (For a description of the stock options see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Equity Incentive Plan Awards – Stock Options at PS-60.)
TIME-VESTING RESTRICTED STOCK UNIT AWARDS
On occasion, the Committee may make time-vesting restricted stock unit awards for reasons such as recognition of prior performance; promotion; attraction of new talent; retention of key talent; and in lieu of cash compensation increases. In September 2013, the Committee granted such an award to Mr. Cumenal, of 12,419 restricted stock units, in connection with his appointment to the role of President. Subject to certain conditions, Mr. Cumenal's award will not vest unless he remains employed through March 2017.

TIFFANY & CO.

RETIREMENT BENEFITS
Retirement benefits are offered to attract qualified executive officers and because the Committee seeks to retain experienced officers, especially in their later years when they have gained experience and become more valuable to the Company and to its competitors. (For a description of the retirement benefits see PENSION BENEFITS – Features of the Retirement Plans at PS-66.)
Retirement benefits offer financial security in the future and are not entirely contingent upon corporate performance factors. It is the case, however, that average final compensation, on which the retirement benefits of each executive officer is based, will be determined, in part, by reference to bonus and incentive awards made in the past; such awards are determined by corporate and individual performance factors in the year awarded.
The named executive officers (other than Mr. Cumenal) participate in three retirement plans: they participate in the same tax-qualified pension plan available to all full-time U.S. employees hired before January 1, 2006 and also receive incremental benefits under the Excess Plan and the Supplemental Plan.
The Excess Plan credits base salary and short-term incentive in excess of amounts that the Internal Revenue Service (IRS) allows the tax-qualified pension plan to credit in computing benefits, although benefits under both of these plans are computed under the same formula. The Committee considers it fair and consistent with the employee retention purpose of the tax-qualified pension plan to maintain for executives the relationship established for employees compensated below the IRS limit between annual cash compensation and pension benefits.
The Supplemental Plan serves as a stay-incentive for experienced executives by increasing the percentage of average final compensation provided as a benefit when the executive reaches specified service milestones.
For executive officers hired by the Company on January 1, 2006 or later (such as Mr. Cumenal), a defined contribution retirement benefit is available through the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan, and excess defined retirement benefit contributions (“Excess DCRB Contribution”) credited to the Tiffany and Company Executive Deferral Plan. Employer contributions credited to the Deferral Plan are calculated to compensate executives for pay amounts curtailed by reason of the limitations under the Internal Revenue Code. Mr. Cumenal is a participant in each of these plans, and receives additional retirement benefits under his employment agreement, which were intended as “make whole” payments for amounts Mr. Cumenal forfeited at his prior employer. Mr. Cumenal accrued significant long-term pension benefits with his prior employer.
LIFE INSURANCE BENEFITS
IRS limitations render the life insurance benefits that the Company provides to all full-time U.S. employees in multiples of their annual base salaries largely unavailable to the Company’s executive officers. The Company maintains the relationship established for lower-compensated employees between annual base salaries and life insurance benefits through executive-owned, employer-paid whole-life policies. (For an explanation of the key features of the life insurance benefits, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Life Insurance Benefits at PS-60.)
DISABILITY INSURANCE BENEFITS
The Company provides executive officers with special disability insurance benefits because their salaries are inconsistent with the income replacement limits of the Company’s standard disability insurance policies. Thus, these special disability benefits maintain the relationship established for employees compensated below the IRS limit between annual cash compensation and disability benefits. Disability insurance premiums are taxable to the executives and no gross-up is paid.

TIFFANY & CO.

EQUITY OWNERSHIP BY EXECUTIVE OFFICERS AND NON-EXECUTIVE DIRECTORS
The Company has in place a share ownership policy for executive officers and non-executive directors, to better align management’s interests with those of shareholders over the long term. In Fiscal 2013, the Committee reviewed its share ownership policy with Cook & Co. to assure that the levels and design remained competitive and appropriate; no change was made to stock ownership levels as a consequence of that review. The Committee, did, however, approve an amended and restated version of the policy as described below.
Significant Portfolio
Under the share ownership policy, executive officers and non-executive directors are subject to restrictions on the disposal of shares of the Company's common stock. For each executive officer or non-executive director, Significant Portfolio means ownership of shares having a total market value equal to or greater than the following multiples of their annual base salaries/annual retainer:

Position/Level	Market Value of Company Stock Holdings as a Multiple of Base Salary/Retainer (Significant Portfolio Requirement)
Chief Executive Officer	Five Times
Non-Executive Directors	Five Times
President	Four Times
Executive Vice President	Three Times
Senior Vice President	Two Times
The following do not count toward the ownership requirement for a Significant Portfolio:

•	Rights to acquire shares of the Company's common stock through derivative securities, including stock options; and

•	Shares of the Company's common stock that are pledged to a third party (for example, where common stock is held in a margin account maintained at a brokerage firm).

The officer's or director's attainment of a Significant Portfolio is measured annually on April 1 or the first trading day thereafter (September 18, 2013 for the initial implementation period of the amended and restated policy). However, an officer or director who acquires a Significant Portfolio after the annual calculation date shall be deemed to hold a Significant Portfolio for purposes of any proposed disposition after such acquisition.
Disposal Restrictions
An executive officer or non-executive director who has a Significant Portfolio may not dispose of shares of the Company's common stock if the disposition would cause his or her holdings to fall below the Significant Portfolio threshold. He or she is free, however, to dispose of any or all shares in excess of the Significant Portfolio threshold.
For an executive officer or non-executive director who does not have a Significant Portfolio, he or she is permitted to dispose of shares of the Company's common stock only as follows:

•	no more than 75% of the gross shares deemed issued as a consequence of any vesting or exercise of an equity award;

•	under circumstances constituting a financial hardship, as so determined by the Board; or

•	pursuant to a qualified domestic relations order.

TIFFANY & CO.

Compliance
The amended and restated policy does not contain an express compliance deadline in recognition that the disposal restrictions ensure that the executive officers and non-executive directors are making progress toward meeting the Significant Portfolio requirements and provide for greater administrative ease.
The chief executive officer holds more than four times his goal; eight of the remaining ten executive officers, and all of the eight non-executive directors, hold Significant Portfolios.
HEDGING NOT PERMITTED
The Board of Directors adopted a worldwide policy on Insider Information, applicable to all employees, officers, and directors. The policy expressly prohibits speculative transactions (i.e. hedging), such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities.
RETENTION AGREEMENTS
The Committee continues to believe that, during any time of possible or actual transition of corporate control, it would be important to keep the team of executive officers in place and free of distractions that might arise out of concern for personal financial advantage or job security. Since the Company went public in 1987, it has not had a single controlling shareholder, and, depending upon the circumstances, executive officers could consider acquisition of a controlling interest, as described in the retention agreements, to be a prelude to a significant change in corporate policies and an incentive to leave. To ensure that executive officers remain with the Company, stay focused on the business and maximize shareholder value during a period of uncertainty resulting from a potential change in control transaction, the Company has entered into retention agreements with each of the executive officers (other than Mr. Cumenal, who has an employment agreement) which provide financial incentives for them to remain in place during any such times. For a description of the retention agreements, see POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL – Retention Agreements at PS-72. For a description of Mr. Cumenal’s employment agreement, which contains comparable provisions to those of the retention agreements see COMPENSATION DISCUSSION AND ANALYSIS, Other Employment Agreements or Severance Plans for Executives below.
The Committee believes that the retention agreements serve the best interests of the Company’s shareholders because such agreements:

•	will increase the value of the Company to a potential acquirer that requires delivery of an intact management team;

•	will help to keep management in place and focused should any situation arise in which a change of control looms but is not welcome or agreement has not yet been reached;

•	are a prudent defense to the possibility that one or more senior executive officers might retire or take a competing job offer during a time of transition; and

•	are not overly generous.
The Committee also believes that the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the shareholders, even if management would benefit financially from change in control payments to the executive officers.
Dual Triggers
The retention agreements are “dual-trigger” arrangements in that they provide no benefits unless two events occur: (i) a change in control followed by (ii) a loss of employment.

TIFFANY & CO.

Definition of “Change in Control”
The retention agreements in place for executive officers (see above) deem a “Change in Control” to occur only in the following four situations:

•	a share acquisition resulting in a person, syndicate or group beneficially owning 35% or more of the voting power of the Company;

•	incumbent directors (including those appointed or nominated by incumbent directors) cease to be a majority of the Board;

•	a corporate transaction, such as a merger, in which the shareholders prior to the transaction do not thereafter own more than 50% of the voting power of the resulting company's shares; and

•	a sale of all or substantially all of the assets of the Company or Tiffany.
No Gross-Ups
The retention agreements do not provide executive officers with reimbursement for excise taxes or other taxes in connection with severance payments or other amounts relating to the change in control.
OTHER EMPLOYMENT AGREEMENT OR SEVERANCE PLANS FOR EXECUTIVES
Apart from the retention agreements, the employment agreement entered into with Frederic Cumenal discussed below, and the resignation and release agreement with Patrick F. McGuiness discussed below, the Company is not party to any employment agreement with any executive officer or any other agreement that provides for severance benefits on termination of employment. The Company is not obligated to pay severance benefits to any executive officer upon termination, other than Mr. Cumenal, unless a change in control has occurred, although it is permitted to provide such benefits if it deems it appropriate to do so.
Frederic Cumenal Employment Agreement
On March 10, 2011, Frederic Cumenal commenced employment with Tiffany as an executive officer with the title “Executive Vice President” and responsibility for sales and distribution of TIFFANY & CO. products in all markets other than the Americas. In October 2012, he was assigned such responsibility for the Americas as well, and in September 2013, was assigned responsibility for the Design, Store Development, Marketing and Merchandising functions in connection with his appointment to the role of President.
Tiffany entered into an employment agreement with Mr. Cumenal as part of the recruiting process in Fiscal 2011. The employment agreement, which was approved by the Committee, addresses certain elements of the personal costs, foregone compensation and professional risk that Mr. Cumenal incurred to accept the position and relocate his family to the United States. For a discussion of the key compensatory features of that employment agreement, see PS-60.
Patrick F. McGuiness Resignation and Release Agreement
On November 27, 2013, Patrick F. McGuiness resigned from the Company pursuant to a resignation and release agreement entered into on November 15, 2013. The key compensatory features, offered to Mr. McGuiness in exchange for a release of claims, are as follows:

•	Severance Amount: A cash payment equal to $899,000.

•
2013 Bonus Payment: The target bonus set for Mr. McGuiness for Fiscal 2013 ($257,000) paid out at the average percentage of individual bonus targets for actual bonuses paid to senior vice presidents for Fiscal 2013, pro-rated in accordance with the portion of the one-year period during which Mr. McGuiness remained employed by the Company during Fiscal 2013 (.83).

•
Acceleration of Stock Option Awards: Tranches of grants of non-qualified stock options made by the Company to Mr. McGuiness on January 20, 2010, January 20, 2011, June 21, 2011, January 18, 2012 and January 16, 2013, which were otherwise scheduled to vest from January 2014 through June 2014, became fully vested.

TIFFANY & CO.

•
Extended Exercise Period for Vested Options: All vested and exercisable options grants outstanding may be exercised during the one-year period ending November 15, 2014, provided that no option, or any installment thereof, may be exercised by Mr. McGuiness more than ten years after its associated grant date.

•	Acceleration of Time-Vesting Restricted Stock Units: The time-vesting restricted stock unit award made by the Company to Mr. McGuiness on June 21, 2011 became fully vested.

•
2011 Grant of Performance-Based Restricted Stock Units: a portion of the stock units from the 2011 PSU Grant will be fully vested consistent with the vesting for the remaining senior vice presidents in March 2014, pro-rated in accordance with the portion of the three-year performance period during which Mr. McGuiness remained employed by the Company (.94). The Company's grants to Mr. McGuiness of performance-based restricted stock units in January 2012 and January 2013 were forfeited by Mr. McGuiness.

•	Insurance Policy: The company surrendered to Mr. McGuiness the life insurance policy sponsored by the Company but owned by and ensuring the life of Mr. McGuiness.
EQUITY GRANT CHANGE IN CONTROL PROVISIONS
For equity awards granted to executive officers in Fiscal 2010 and thereafter, the Committee adopted a comprehensive and restrictive view of the change in control circumstances which should permit accelerated vesting of stock options and performance-based restricted stock units. This view was based on the following beliefs of the Committee:

•	where practicable, executives should be required to meet the service vesting provisions of equity grants following a change in control;

•
the definition of “Change in Control” (see above) includes circumstances where it is sensible to require the executive to remain employed in order to vest in his/her equity grant and other circumstances where it is not sensible;

•	following a change in control, an executive should have the benefit of his/her equity grants if terminated without cause or if he/she resigns with good reason;

•
performance-based equity grants should be treated separately from grants that are purely time-vested because a change in control may result in a change in business strategy making it difficult, if not impossible, for the Company to achieve the performance criteria; and

•
the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the shareholders, even if management would benefit financially from change in control payments to the executive officers.

For performance-based restricted stock unit awards made in January 2014, the Committee modified the applicable terms in the event of a Change in Control. In such event, the performance-based restricted stock units will convert to time-vesting restricted stock units. If the Change in Control occurs in the first or second year of the performance period, 55% of the awarded stock units will convert to time-vesting restricted stock units. If the Change in Control occurs in the third year of the performance period, the percentage of the awarded stock units to convert to time-vesting restricted stock units will be based on the Company’s cumulative performance during the first and second fiscal year of the Performance Period, as compared to the performance goals expressed at the time of grant, but pro-rated for the cumulative two-year period (66.67%).

TIFFANY & CO.

SUPPLEMENTAL PLAN CHANGE IN CONTROL PROVISIONS
The Supplemental Plan for executive retirement benefits also requires that, in most circumstances, Change in Control entitlements will only be triggered on a loss of employment (a "dual-trigger").
TERMINATION FOR CAUSE
Stock options granted under the 2005 Employee Incentive Plan may not be exercised after a termination for cause. Performance-based restricted stock units will not vest if termination for cause occurs before the conclusion of the three-year performance period.
RESTRICTIVE COVENANTS
All executive officers have signed non-competition covenants that have a two-year post-employment term. For those who are age 60 or older at termination of employment or who attain age 60 within six months of termination, the term ends six months after termination. For all executive officers, the term ends in six months after termination if a change in control (as defined in the retention agreements) has occurred prior to termination of employment or during the six-month period. For all executive officers, once the six-month minimum period has passed, a change of control will result in an early end to the term.
Violation of the non-compete covenants will result in:

•	loss of benefits under the Excess Plan and the Supplemental Plan;

•	loss of all rights under stock options and performance-based restricted stock units; and

•
mandatory repayment of all proceeds from stock options exercised or restricted stock units vested during a period beginning six months before termination and throughout the duration of the non-competition covenant.

CLAWBACK POLICY
In September 2013, the Committee adopted a policy that expressly provides for recoupment of executive incentive-based compensation if an accounting restatement is required due to material noncompliance with any financial reporting requirements. For purposes of the policy, incentive-based compensation means pay which has been calculated based on objective performance criteria included in publicly-reported financial information reported by the Company, and includes performance-based restricted stock unit awards, cash incentive awards, and bonuses. Time-vesting stock options and restricted stock units, or proceeds therefrom, are not subject to this policy.
Under the policy, in the event of a material restatement, the Board will review the incentive-based compensation paid to executive officers during the three year period preceding the issuance of the restatement to determine if excess incentive compensation was paid. Excess incentive compensation is defined to be any incentive compensation in excess of that which would have been paid if the applicable material restatement had been applied at the time of payment.
The Board may seek recoupment of after-tax excess incentive compensation from one or more of the executive officers who received excess payment.
All executive officers have acknowledged receipt of the clawback policy in writing. Further, the clawback policy is incorporated by reference into the incentive compensation award terms and agreements for Fiscal 2014.
The Committee awaits the Securities and Exchange Commission’s adoption of final rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (i.e. Section 10D to the Securities Exchange Act of 1934) addressing compensation clawbacks. After such rules are adopted, the Committee will consider revisions to such policy in conformance with such rules.

TIFFANY & CO.

LIMITATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE
Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to any of the named executive officers other than the chief financial officer. This denial of deduction is subject to an exception for “performance-based compensation” such as the performance-based restricted stock units, stock options and annual incentive awards discussed above. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.
The compensation actually paid to the executive officers is expected to be deductible by the Company except in the following respect: compensation that exceeds $1 million in any single year for any single named executive officer consisting of the following elements: “Salary” and “All Other Compensation” in the Summary Compensation Table, plus compensation that relates to the time-vesting restricted stock units described in note (c) to the Summary Compensation Table. The Committee may decide, in the course of exercising its business judgment, to adjust payouts under one or more other compensation components in a way that disqualifies such payouts as performance-based for a particular year.
* * *

TIFFANY & CO.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with the management of Tiffany & Co. the Compensation Discussion and Analysis section of this Proxy Statement. Based on our review and discussions, we recommend to the Board of Directors, to the chief executive officer and to the chief financial officer that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

Compensation Committee and its Stock Option Subcommittee:

Gary E. Costley, Chair
Rose Marie Bravo
Abby F. Kohnstamm
Charles K. Marquis
Peter W. May
Robert S. Singer

March 19, 2014

TIFFANY & CO.

SUMMARY COMPENSATION TABLE
Fiscal 2013, Fiscal 2012 and Fiscal 2011

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non- Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)		Total ($)
Michael J. Kowalski	2013	$997,315	$—	$1,883,925	$1,939,516	$1,200,000	$—	$126,365	(g)	$6,147,121
Chairman and CEO	2012	$997,315	$—	$1,569,229	$1,505,835	$140,000	$1,783,014	$141,158	(h)	$6,136,551
	2011	$997,315	$—	$1,569,700	$1,514,352	$1,150,000	$3,576,867	$172,178	(i)	$8,980,412
Patrick F. McGuiness	2013	$430,648	$258,105	$—	$—	$—	$—	$995,761	(j)	$1,684,514
Senior Vice President -CFO *	2012	$513,617	$36,000	$402,197	$392,827	$—	$505,151	$79,642	(k)	$1,929,434
	2011	$513,617	$310,000	$966,197	$936,380	$—	$607,692	$79,693	(l)	$3,413,579
James N. Fernandez	2013	$847,718	$—	$895,911	$925,000	$714,000	$—	$151,556	(m)	$3,534,185
Executive Vice President - COO & CFO *	2012	$847,748	$—	$995,603	$960,243	$85,000	$1,363,317	$150,777	(n)	$4,402,688
	2011	$847,718	$—	$2,120,758	$2,064,721	$720,000	$2,168,021	$149,252	(o)	$8,070,470
Frederic Cumenal	2013	$847,718	$—	$2,227,096	$2,253,929	$910,350	$—	$729,610	(p)	$6,968,703
President	2012	$847,748	$—	$883,516	$851,124	$85,000	$—	$690,278	(q)	$3,357,666
	2011	$756,425	$—	$3,501,889	$1,709,681	$720,000	$—	$1,236,409	(r)	$7,924,404
Jon M. King	2013	$738,013	$—	$351,666	$358,064	$621,600	$—	$134,282	(s)	$2,203,625
Executive Vice President	2012	$738,013	$—	$771,428	$742,006	$70,000	$969,665	$131,548	(t)	$3,422,660
	2011	$738,013	$—	$778,571	$746,512	$570,000	$1,491,912	$128,627	(u)	$4,453,635
Pamela H. Cloud	2013	$513,617	$321,875	$519,126	$534,113	$—	$8,388	$80,509	(v)	$1,977,628
Senior Vice President - Merchandising

* Patrick F. McGuiness held the role of CFO from June 20, 2011 through November 27, 2013. James N. Fernandez assumed responsibilities as CFO on November 27, 2013.

Notes to Summary Compensation Table:

(a)
Salary amounts include amounts deferred at the election of the executive under the Tiffany and Company Executive Deferral Plan (the “Deferral Plan”) and under the 401(k) feature of the Company’s Employee Profit Sharing and Retirement Savings Plan (the “401(k) Plan”). Amounts deferred to the Deferral Plan are also shown in the Nonqualified Deferred Compensation Table.

(b)
Bonus amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401(k) Plan. Bonus amounts are earned in the fiscal year ended January 31 and paid in April. The Fiscal 2013 bonus amount for Mr. McGuiness was paid as provided by the Resignation and Release Agreement entered into on November 15, 2013. The agreement provides for payment of the target bonus set for Mr. McGuiness for Fiscal 2013 ($257,000), paid out at the average percentage of individual bonus targets for actual bonuses paid to senior vice presidents for Fiscal 2013, pro-rated in accordance with the portion of the one-year period during which Mr. McGuiness remained employed by the Company during Fiscal 2013 (.83).

(c)
Amounts shown represent the dollar amount of the grant date fair value of the stock unit award calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“Codification Topic 718”) for the fiscal year in which the award was granted (which includes the grants made on January 16, 2014). The amounts shown are based on the assumption that the earnings-per-share target and return on assets target for the three-year performance period identified by the Committee for each respective grant will be met at 100.0%.

TIFFANY & CO.

The maximum value of each award, assuming the highest level of performance conditions are met for the applicable period, calculated in accordance with Codification Topic 718, appear in the chart below. For Mr. McGuiness, the 2011 amount includes the grant date fair value of a one-time promotion Time-Vesting Restricted Stock Unit Award of $558,075, computed in accordance with Codification Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. For Mr. Fernandez, the 2011 amount includes the grant date fair value of a one-time promotion Time-Vesting Restricted Stock Unit Award of $1,116,150 computed in accordance with Codification Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. For Mr. Cumenal, (i) the 2011 amount includes the grant date fair value of a one-time sign-on Time-Vesting Restricted Stock Unit Award of $1,633,680, computed in accordance with Codification Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions, and (ii) the 2013 amount includes the grant date fair value of a one-time promotion Time-Vesting Restricted Stock Unit Award of $954,400, computed in accordance with Codification Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions.
Maximum Value of Stock Awards at Grant Date Value

Executive	2013	2012	2011
Michael J. Kowalski	$3,767,850	$2,853,144	$2,854,000
Patrick F. McGuiness	$—	$731,268	$1,300,115
James N. Fernandez	$1,791,822	$1,810,188	$2,942,710
Frederic Cumenal	$3,499,792	$1,606,392	$4,980,551
Jon M. King	$703,332	$1,402,596	$1,415,584
Pamela H. Cloud	$1,038,252	Not a named Executive Officer	Not a named Executive Officer

(d)
Amounts shown represent the dollar amount of the grant date fair value of the stock option award (which includes the grants made on January 16, 2014) calculated in accordance with Codification Topic 718 for the fiscal year in which the award was granted. For Mr. McGuiness, the 2011 amount includes the grant date fair value of a one-time promotion stock option award of $552,460, computed in accordance with Codification Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. For Mr. Fernandez, the 2011 amount includes the grant date fair value of a one-time promotion stock option award of $1,104,920, computed in accordance with Codification Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. For Mr. Cumenal, the 2013 amount includes the grant date fair value of a one-time promotion stock option award of $941,026, computed in accordance with Codification Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions.

(e)
This column reflects cash short-term incentive awards under the 2005 Employee Incentive Plan. These awards are earned in the fiscal year ended January 31 and are paid on the basis of achieved Performance Goals after the release of the Company’s financial statements for the fiscal year. (For a description of the Performance Goals, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Non-Equity Incentive Plan Awards.) This column includes amounts deferred at the election of the executive under the Deferral Plan. Amounts so deferred are also shown in the Nonqualified Deferred Compensation Table.

(f) This column represents the aggregate change, over the course of the fiscal year, in the actuarial present value of the executive’s accumulated benefit under all defined benefit plans.

This column does not include earnings under the Deferral Plan because it is not a defined benefit plan and because it does not pay above-market or preferential earnings on compensation that is deferred.

The 2011 amount includes a change in discount rate from 6.0% to 5.0%; the 2012 amount includes a change in discount rate from 5.0% to 4.5%; and the 2013 amount includes a change in discount rate as follows: (i) for benefits accrued under the tax-qualified defined benefit plan, a change from 4.5% to 4.75% and (ii) for benefits accrued under the non-qualified supplemental and excess defined benefit plans, a change from 4.5% to 5.0%.

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For Fiscal 2013, the change in pension value is a negative amount for each of the following named executive officers, due to the increase in applicable discount rates (4.75% for the qualified plan, 5.0% for the non-qualified plans):

Executive	Fiscal 2013 Change in Pension Value (negative amount)
Michael J. Kowalski	$(185,874)
James N. Fernandez	$(213,446)
Jon M. King	$(145,222)

For Mr. McGuiness, the change in pension value for Fiscal 2013 was also a negative amount, of ($270,909). The negative change in pension value was due to the increase in applicable discount rates, and due to Mr. McGuiness's accrued benefit under the Supplemental Plan being reduced to $0, because he separated from employment prior to satisfying the applicable vesting requirements.

(g)
Mr. Kowalski’s Fiscal 2013 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($103,265); disability insurance premium ($15,600); and 401(k) Plan matching contribution ($7,500).

(h)
Mr. Kowalski’s Fiscal 2012 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($119,510); disability insurance premium ($14,298); and 401(k) Plan matching contribution ($7,350).

(i)
Mr. Kowalski’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($150,530); disability insurance premium ($14,298); and 401(k) Plan matching contribution ($7,350).

(j)
Mr. McGuiness’s Fiscal 2013 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: a life insurance premium ($60,199); disability insurance premium ($5,427); 401(k) Plan matching contribution ($7,500); and benefits under the Resignation and Release Agreement dated November 15, 2013, inclusive of a cash severance payment ($899,000), continued healthcare coverage for Mr. McGuiness and his family ($3,635), and one year of executive premium outplacement coverage ($20,000).

(k)
Mr. McGuiness’s Fiscal 2012 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($62,181); disability insurance premium ($10,111); and 401(k) Plan matching contribution ($7,350).

(l)
Mr. McGuiness’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($62,232); disability insurance premium ($10,111); and 401(k) Plan matching contribution ($7,350).

(m)
Mr. Fernandez’s Fiscal 2013 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($126,976); disability insurance premium ($17,080); and 401(k) Plan matching contribution ($7,500).

(n)
Mr. Fernandez’s Fiscal 2012 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($127,017); disability insurance premium ($16,410); and 401(k) Plan matching contribution ($7,350).

(o)
Mr. Fernandez’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($125,492); disability insurance premium ($16,410); and 401(k) Plan matching contribution ($7,350).

(p)
Mr. Cumenal’s Fiscal 2013 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($150,000); disability insurance premium ($12,475); Defined Contribution Retirement Benefit under U.S. plan ($7,500);

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Excess Defined Contribution Benefit under U.S. plan ($39,532); 401(k) Plan matching contribution ($7,500); Defined Contribution to French Pension Scheme ($88,333); Payment to Special Retirement Account ($397,270); Payment towards tax preparation consultation services ($27,000). Please see the discussion of Mr. Cumenal’s Senior Executive Employment Agreement and compensation paid thereunder, in connection with his commencement of employment in March 2011, at PS – 60.

(q)
Mr. Cumenal’s Fiscal 2012 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($150,000); disability insurance premium ($12,475); Defined Contribution Retirement Benefit under U.S. plan ($7,350); Excess Defined Contribution Benefit under U.S. plan ($13,386); 401(k) Plan matching contribution ($7,350); Defined Contribution to French Pension Scheme ($88,946); Payment to Special Retirement Account ($378,481); Payment towards tax preparation consultation services ($32,290). Please see the discussion of Mr. Cumenal’s Senior Executive Employment Agreement and compensation paid thereunder, in connection with his commencement of employment in March 2011, on PS – 60.

(r)
Mr. Cumenal’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($150,000); disability insurance premium ($11,500); Relocation Expenses ($650,000); Defined Contribution to French Pension Scheme ($43,621); Payment to Special Retirement Account ($371,680); legal fees for work authorization and review of Senior Executive Employment Agreement ($9,608). Please see the discussion of Mr. Cumenal’s Senior Executive Employment Agreement and compensation paid thereunder, in connection with his commencement of employment in March 2011, on PS – 60.

(s)
Mr. King’s Fiscal 2013 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($113,432); disability insurance premium ($13,350); and 401(k) Plan matching contribution ($7,500).

(t)
Mr. King’s Fiscal 2012 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($110,848); disability insurance premium ($13,350); and 401(k) Plan matching contribution ($7,350).

(u)
Mr. King’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($107,927); disability insurance premium ($13,350); and 401(k) Plan matching contribution ($7,350).

(v)
Ms. Cloud's Fiscal 2013 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($64,100); disability insurance premium ($8,909); and 401(k) Plan matching contribution ($7,500).

TIFFANY & CO.

GRANTS OF PLAN-BASED AWARDS
Fiscal 2013
2005 Employee Incentive Plan

Name	Award Type	Grant Date	Estimated Future Pay-outs Under Non-Equity Incentive Plan Awards			Estimated Future Pay-outs Under Equity Incentive Plan Awards (a)			All Other Option/ Stock Awards: Number of Securities Underlying Options/Awards (#)	Exercise or Base Price of Option Awards ($/Sh) (b)	Grant Date Fair Value of Equity Awards (c) (d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares (assuming EPS Threshold is met, and Return on Assets Target is under-achieved by 10%)	Target Number of Shares (assuming EPS Target is met, with no adjustment for Return on Assets because Return on Assets Target is met at 100.0%)	Maximum Number of Shares (assuming EPS Target is exceeded by $2.09 and Return on Assets Target is exceeded by 10%)
Michael J. Kowalski	Annual Incentive		$—	$1,500,000	$3,000,000
	Performance-Based RSU	1/16/2014				5,625	22,500	45,000			$1,883,925
	Stock Option	1/16/2014							65,000	$88.77	$1,939,516
Patrick F. McGuiness	Annual Incentive		$—
	Performance-Based RSU	1/16/2014				—	—	—			$—
	Stock Option	1/16/2014							—	$—	$—
James N. Fernandez	Annual Incentive		$—	$595,000	$1,190,000
	Performance-Based RSU	1/16/2014				2,675	10,700	21,400			$895,911
	Stock Option	1/16/2014							31,000	$88.77	$925,000
Frederic Cumenal	Annual Incentive		$—	$1,125,000	$2,250,000
	Performance-Based RSU	1/16/2014				3,800	15,200	30,400			$1,272,696
	Stock Option	1/16/2014							44,000	$88.77	$1,312,903
	Stock Option	9/19/2013							36,523	$80.52	$941,026
	Time-Vesting RSU	9/19/2013							12,419	$76.85	$954,400
Jon M. King	Annual Incentive		$—	$518,000	$1,036,000
	Performance-Based RSU	1/16/2014				1,050	4,200	8,400			$351,666
	Stock Option	1/16/2014							12,000	$88.77	$358,064
Pamela H. Cloud	Annual Incentive			$330,000	$660,000
	Performance-Based RSU	1/16/2014				1,550	6,200	12,400			$519,126
	Stock Options	1/16/2014							17,900	$88.77	$534,113

Notes to Grants of Plan-Based Awards Table

(a)	No portion of these awards will pay out unless the Earnings Threshold is attained over the three-year Performance Period ending January 31, 2017. If the Earnings Threshold is attained, the Committee

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may vest the Maximum Number of Shares, but has the discretion to reduce the vested number of shares by any amount down to zero shares.

The Committee has communicated to the executive officers that it intends to exercise its discretion as indicated in the chart below:

EPS Performance	Percentage of Target Shares Earned under EPS Goal	ROA ADJUSTMENT TO SHARES EARNED UNDER EPS GOAL				Percentage of Target Shares Earned with Impact of ROA Adjustment
		ROA Achievement of 0 to 89.9%	ROA Achievement of 90.0% to 99.9%	ROA Achievement of 100.0% to 109.9%	ROA Achievement of 110% or Greater
EPS Threshold Not Reached	0%	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	0%
EPS Threshold Reached	25%	No ROA Adjustment	No ROA Adjustment	0% to 9% upward adjustment contingent on level of ROA achievement e.g. Achievement of 105% of ROA Target =>5% adjustment upward Achievement of 109% of ROA Target => 9% adjustment upward	+10%	25% to 35%
EPS Target Reached	100%	-10%	-1% to -9% downward adjustment contingent on level of ROA achievement e.g. Achievement of 95% of ROA Target => 5% adjustment downward Achievement of 99% of ROA Target => 1% adjustment downward		+10%	90% to 110%
EPS Maximum Reached	190%	-10%			+10%	180% to 200%

In March 2014, the Committee set the threshold, target, and maximum in terms of the Company’s aggregate net earnings per share on a diluted basis (subject to adjustments as permitted under the 2005 Employee Incentive Plan) ("EPS") over the three-year Performance Period.
•The EPS Threshold is $10.18 per diluted share.
•The EPS Target is $14.17 per diluted share.
•The EPS Maximum is $16.26 per diluted share.

The Committee set the ROA Target in terms of the Company’s return on average assets in each of the fiscal years in the Performance Period, expressed as a percentage, and then averaged over the entire Performance Period.
•The ROA Target is 11.0%.
Amounts listed in the sub-column labeled “Target Number of Shares” reflect the Target Number of Shares, assuming the EPS Target is met and the ROA Target is achieved at 100.0% (resulting in no ROA adjustment). By contrast, if the EPS Target is met, and the ROA Target is met at, for example, 105%, exercise of the Committee's discretion in accordance with the table above will result in vesting of aggregate shares as follows (inclusive of a 5% increase in vesting due to 105% ROA target achievement): Michael J. Kowalski, 23,625; James N. Fernandez, 11,235; Frederic Cumenal, 15,960; Jon M. King, 4,410; and Pamela H. Cloud, 6,510.

TIFFANY & CO.

(b)
The exercise price of all options was equal to or greater than the closing price of the underlying shares on the New York Stock Exchange on the grant date. The Committee adopted the following pricing convention on January 18, 2007: the higher of (i) the simple arithmetic mean of the high and low sales price of such stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date. Options granted before January 18, 2007 were priced at the simple arithmetic mean of the high and low sales price of such stock on the New York Stock Exchange on the grant date.

(c)	The grant date fair value of each option award was computed in accordance with Codification Topic 718.

(d)
The grant date fair value of each performance-based restricted stock unit award was computed assuming that the EPS Target and ROA Target were each met at 100.0%, resulting in vesting of the Target Number of Shares, with no adjustment for the ROA Target. For additional information regarding performance-based restricted stock unit awards, see the table titled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” beginning on PS-62.

DISCUSSION OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS
NON-EQUITY INCENTIVE PLAN AWARDS
Fiscal 2013
Net Earnings Threshold & Performance Goals
At the beginning of Fiscal 2013, the Committee granted cash (non-equity) short-term incentive awards to the executive officers, which would be paid subject to the achievement of certain performance goals. The Committee established target and maximum short-term incentive awards for the executive officers, the payment of which would be wholly contingent on the Company meeting a net earnings threshold. The Committee advised the executive officers that, if the net earnings threshold was met, award pay-outs would be determined in part based on corporate performance (the "Corporate Portion") and in part on individual performance (the "Individual Portion"). Further, for the Corporate Portion of the award, the Committee exercised its discretion to establish earnings targets which were substantially in excess of the threshold amount.
Corporate Portion
The Committee advised the executive officers that it would use its discretion to determine pay-out of the Corporate Portion of the award based on the following net earnings targets, subject to proration if Fiscal 2013 net earnings fall between the amounts in the first column:

If Net Earnings, as adjusted, Equal:	Then Percentage Pay-out of Incentive Award Will Be:
$357.8 million or below	0%
$447.0 million	64% of Target Short-term Incentive Award
$536.6 million	160% of Target Short-term Incentive Award
Individual Portion
The Committee advised the executive officers that it would use its discretion to determine payout of the Individual Portion of the award based on the following factors:

•	strategic thinking;

•	leadership, including development of effective management teams and employee talent;

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•	demonstrated adherence to the Company’s Standards of Business Conduct - Worldwide, and Professionalism;

•	financial metrics relevant to the executive’s specific areas of responsibility; and

•	specific objectives set for the executive officer by the chief executive officer, or, in the case of the chief executive officer, by the Board of Directors.
Permissible Adjustments to Evaluation of Performance
The applicable employee incentive plan (the 2005 Employee Incentive Plan, approved by the shareholders) permits the Committee, in evaluating achievement of a performance goal, to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (which is currently referred to as FASB Codification reference ASC 225-20) and/or in management’s discussion and analysis of financial condition and results of operations appearing in said Annual Report for the applicable year.
Fiscal 2013 Performance & Pay-out
The Fiscal 2013 threshold of $268.2 million was met, excluding a charge of approximately $300 million in connection with the Swatch Arbitration Award and certain other charges, as permitted under the 2005 Employee Incentive Plan. See Appendix I at PS-92; and also discussion of the Compensation Committee's consideration of the Swatch Arbitration Award at PS-26. As a result, each named executive officer was eligible to receive a short-term incentive award equal to 200% of target. The Committee expressed its intention to pay up to 160% of the target short-term incentive based on corporate performance and up to 40% of the target short-term incentive based on individual performance.
The Committee, however, exercised its discretion to award a percentage less than 200%. In March 2014, after reviewing and concurring with the recommendation of the chief executive officer, the Committee determined that the pay-out percentage for the Corporate Portion would be 100% of the target short-term incentive award, as Fiscal 2013 net earnings, on a non-GAAP basis (see Appendix I at PS-92), fell between $447.0 million and $536.6 million.
The Committee also reviewed and concurred with the chief executive officer's recommendations with respect to the pay-out of the Individual Portion for all other executive officers. The Committee independently evaluated the performance of the chief executive officer for purposes of the Individual Portion. Each named executive officer's individual performance was compared to the specific objectives set at the beginning of Fiscal 2013.
Based on the above, the Committee determined to pay each named executive officer, other than Mr. Cumenal, an additional range of 20%-25% his or her target Fiscal 2013 short-term incentive based on the Individual Portion. Mr. Cumenal received an additional 53% of his target Fiscal 2013 short-term incentive based on individual factors in connection with his promotion to President in September 2013 and in recognition of his increased responsibilities.
Fiscal 2012 and Fiscal 2011
In Fiscal 2012 and 2011, short-term incentive awards were paid out as follows:

•
In Fiscal 2012, the Company’s consolidated net earnings exceeded the threshold but fell below the target established by the Committee, and short-term incentive awards were paid out at 15% of the target amount, on average.

•
In Fiscal 2011, the Company’s consolidated net earnings exceeded the target established by the Committee by 15.3%, and short-term incentive awards were paid out at 121% of the target amount, on average.

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Difference between Bonus Awards and Annual Incentive Awards
Annual incentive awards paid to the named executive officers differ from bonuses paid to other executive officers as follows:

•
Annual incentive awards to named executive officers are paid under the terms of the 2005 Employee Incentive Plan and will be paid only if the Company meets objective performance goals. This promise is set out in written agreements.

•
Bonuses are not subject to written agreements. The Compensation Committee has the discretion to increase, decrease or withhold such bonuses. It has been the Committee’s practice to align bonuses with annual incentive awards.

•
Annual incentive awards to named executive officers are designed so that the amounts paid out will be deductible to the Company and not count against the one million dollar limitation under Section 162(m) of the Internal Revenue Code. Each of the named executive officers is subject to that limitation.

•
If a bonus is paid, and the total annual cash compensation paid to that executive in the year of bonus was to exceed the one million dollar limitation, the excess would not be deductible to the Company for federal income tax purposes.

EQUITY INCENTIVE PLAN AWARDS – PERFORMANCE-BASED RESTRICTED STOCK UNITS
The Committee first awarded Performance-Based Restricted Stock Units (“Units”) to executive officers in January 2005. Units were subsequently granted in January of each year. The January 2014 award is reflected in the GRANTS OF PLAN-BASED AWARDS table under the column headed “Estimated Future Payouts Under Equity Incentive Plan Awards.”
General terms of Unit grants:

•	Units are exchanged on a one-to-one basis for shares of the Company’s common stock if the Units vest;

•	Vesting is determined at the end of a three-year performance period;

•
No Units vest if the executive voluntarily resigns, retires or is terminated for cause during the three-year performance period, although partial vesting is provided for in cases of termination for death or disability;

•	No dividends are paid or accrued on Units;

•
No Units vest (other than for reasons of death, disability or on a change in control) if the Company fails to meet a three-year cumulative EPS threshold set by the Compensation Committee within 90 days after the start of the performance period; and

•
EPS performance above the threshold, at the target or maximum levels, results in a greater payout, while failure to achieve a return-on-asset target (“ROA Target”), if the target or maximum EPS goals are met, results in a reduced payout. If EPS performance is at or above the threshold, target, or maximum levels, achievement above the ROA Target will result in an enhanced pay-out.

Performance tests for Performance-Based Restricted Stock Unit Awards Granted in January 2011, 2012, 2013 and 2014
In January 2011, 2012, 2013 and 2014, the Committee awarded performance-based restricted stock units, to vest at the end of a three-year performance period, provided certain performance hurdles were met. For each of these grants:

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•	the Committee established the performance goals presented in the table below, based on cumulative net earnings per share on a diluted basis and return on assets, for the three-year performance period;

•	no units will vest if the EPS Threshold is not achieved;

•
if the EPS Threshold is reached, the Committee has the discretion to vest the maximum number of shares but has indicated that it will use its retained discretion to reduce the award based on the guidance that follows:

For Performance Period:	EPS Threshold	EPS Target	EPS Maximum	ROA Target
February 2011 - January 2014	$5.80	$12.12	$16.43	12.2%
February 2012 - January 2015	$9.64	$13.94	$16.77	12.0%
February 2013 - January 2016	$7.62	$11.86	$13.87	9.8%
February 2014 - January 2017	$10.18	$14.17	$16.26	11.0%
If the EPS Threshold is achieved, Target Shares (50% of the Units granted) will tentatively vest based on the following EPS performance goals (without giving effect to ROA Target achievement):

25% of Target Shares at EPS Threshold
100% of Target Shares at EPS Target
190% of Target Shares at EPS Maximum
After tentative vesting is determined, a ROA test is applied as follows for Units awarded in 2011, 2012 and 2013:

If EPS Threshold has been met, but EPS Target has not, achievement of ROA Target will result in a 10% increase in vesting;
If EPS Target has been met, but ROA Target has not, the tentatively vested Units will be reduced by 10%;
If both EPS Target and ROA Target have been met, the tentatively vested Units will be increased by 10%;
100% vesting (twice Target Shares) occurs only if the Company attains the EPS Maximum and achieves the ROA Target;
Under no combination of circumstances will vesting occur for more than the number of Units granted (twice Target Shares).
CHANGE TO ROA ADJUSTMENT FOR JANUARY 2014 AWARD: For the performance-based restricted stock unit award made by the Committee in January 2014, the Committee determined to apply the 10% upward/downward ROA adjustment to vesting on a scalable basis to determine vesting based on achievement of EPS and ROA goals for the three-year performance period ending January 31, 2017. For example, if EPS Target is met for the performance period: 95% achievement of the ROA Target would result in a 5% downward adjustment of vesting; 105% achievement of the ROA Target would result in a 5% upward adjustment of vesting. See discussion of Performance-Based Restricted Stock Unit Grants found in the COMPENSATION DISCUSSION AND ANALYSIS at PS-39 for more detail.
Vesting of Performance-Based Restricted Stock Units for February 2011 - January 2014 Performance Period
In March 2014, for the three-year performance period ending January 31, 2014, it was determined that a cumulative net EPS of $10.66 per diluted share was achieved, compared to the EPS Target of $12.12,

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and the ROA Target was not achieved. As a result, 37.5% vesting of the maximum shares granted occurred for each executive officer.
General Note: As permitted under the 2005 Employee Incentive Plan, the Committee retains the discretion to adjust achieved performance so that executive officers will not be advantaged or disadvantaged by extraordinary transactions. For Fiscal 2013, the EPS considered for the purpose of those performance-based restricted stock units scheduled to vest in March 2014 excluded a charge of approximately $300 million for the Swatch Arbitration Award and other charges. See Appendix I at PS-92.
EQUITY INCENTIVE PLAN AWARDS – STOCK OPTIONS
Stock options typically vest (become exercisable) in four equal annual installments. Vesting of each installment is contingent on continued employment, except in the event of death, disability or change in control (see Explanation of Potential Payments on Termination or Change in Control). Special grants are occasionally made in connection with promotions and new hires, and may be awarded on a cliff-vesting basis.
The exercise price for each share subject to a stock option is its fair market value on the date of grant. (For an explanation of the method of determining the exercise price of options, see Note (b) to the GRANTS OF PLAN-BASED AWARDS table.)
Stock options expire no later than the tenth anniversary of the grant date. Stock options expire earlier on:

•	termination of employment (three months after termination); or

•	death, disability or retirement (two years after the event).
LIFE INSURANCE BENEFITS
The key features of the life insurance benefit that the Company provides to its executive officers are:

•	executive officers own whole life policies on their own lives;

•	the death benefit is three times annual base salary and target short-term incentive award or bonus, as the case may be;

•	the Company pays the premium on such policies in an amount sufficient to accumulate cash value;

•	premiums are calculated to accumulate a target cash value at age 65;

•
the target cash value will allow the policy to remain in force after age 65 without payment of further premiums with a death benefit equivalent to twice the executive officer’s ending annual base salary and target short-term incentive or bonus amount;

•	the amount of the premiums paid by the Company is taxable income to the executive officer;

•
in 2008 and years prior thereto, the Company paid the additional amounts necessary in order to prevent the executive officer from being subjected to increased income taxes as a result of the taxable premium income; and

•	since 2009, the Company has not paid any additional amounts to offset the income tax attributable to the premiums paid on behalf of the executives.

FREDERIC CUMENAL EMPLOYMENT AGREEMENT

Elements of Mr. Cumenal's compensation disclosed in the Summary Compensation Table are provided pursuant to an employment agreement, entered into between Tiffany and Mr. Cumenal as part of his recruiting process in March 2011. The employment agreement, which was approved by the Compensation Committee of the Board of Directors, addresses certain elements of the personal costs, foregone

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compensation and professional risk that Mr. Cumenal incurred to accept the position and relocate his family to the United States. That employment agreement included the following key compensatory features, subject to increase:

•
Term: three-year initial term with sequential one-year extensions thereafter. Either Tiffany or Mr. Cumenal may give prior notice of non-extension. In the event of a Change in Control, the term will continue for at least two years;

•	Base Salary: $850,000 per year;

•	Target Annual Incentive Award: $595,000 (70% of Base Salary);

•	Three-year Time-Vesting RSU Grant: grant-date fair value of $1,700,000 (200% of Base Salary);

•	Stock Option Grant: grant date fair value of $850,000 (100% of Base Salary);

•	Performance-Based RSU Grant: grant-date fair value of $850,000 (100% of Base Salary). See Performance Targets, Thresholds and Maximums, Fiscal 2010 Performance-Based Grants above;

•	Relocation Payment: a one-time award of $650,000 subject to a claw-back of 38% should Mr. Cumenal resign without good reason within 18 months of employment;

•
Deferred Compensation: Because Mr. Cumenal will not be eligible to participate in any defined benefit pension plan offered by Tiffany, Tiffany will credit $365,000 per year for the first ten years of his employment to an interest-bearing account for Mr. Cumenal’s retirement. He will be fully vested in this account after three years of employment;

•
Life Insurance Contributions: As it does for the other executive officers, Tiffany will contribute towards the premium on a whole-life insurance policy to be owned by Mr. Cumenal (up to $150,000 per year). See Life Insurance Benefits above;

•
French Pension Scheme Payments: Tiffany will make payments of approximately $75,000 per year of employment for the benefit of Mr. Cumenal’s account with the French social security and complementary pension schemes;

•	Tax Consultation: Tiffany will provide or reimburse Mr. Cumenal for income tax preparation assistance for 2011 and 2012 up to a maximum of $30,000 each year;

•
Severance Prior to a Change in Control – Termination without Cause; Resignation for Good Reason (including Tiffany’s refusal to extend the term): $605,000; plus Base Salary for the balance of Term (minimum of one year; maximum of two years); plus continuation of medical and dental benefits for one year; and

•
Severance After a Change in Control – Termination without Cause; Resignation for Good Reason (including Tiffany’s refusal to extend the term): $1,210,000; plus two times Base Annual Salary; plus continuation of medical and dental benefits for two years.

•	If Mr. Cumenal terminates employment, Tiffany would also pay him an additional $200,000 payment if Tiffany wanted him to adhere to his non-compete.

The Three-year Time-Vesting RSU Grant and Deferred Compensation provisions of Mr. Cumenal’s employment agreement were intended by the Committee and Mr. Cumenal as “make whole” payment for amounts Mr. Cumenal would forfeit at his prior employer. Mr. Cumenal had accrued significant long-term pension benefits with his prior employer.
The French Pension Scheme Payments were intended by the Committee to avoid loss of Mr. Cumenal’s accruals under the French social security and complementary pension schemes.
The employment agreement contains definitions of “Cause” and “Good Reason” and has been filed with the Securities and Exchange Commission as Exhibit 10.154 to the Company’s Report on Form 8-K dated March 21, 2011.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
January 31, 2014

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Exercise Date (a)	Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(b)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Michael J. Kowalski
	85,000		$37.8350	1/31/2016
	77,000		$40.1500	1/18/2017
	101,000		$37.6450	1/17/2018
	90,000	—	$43.3700	1/20/2020
	50,250	16,750	$58.0000	1/20/2021
	35,500	35,500	$60.5400	1/18/2022
	17,250	51,750	$63.7600	1/16/2023
	—	65,000	$88.7700	1/16/2024
					19,050/50,800	(c)	$1,584,770	(g)
					12,050/50,000	(d)	$1,002,440	(h)
					33,415/47,600	(e)	$2,779,794	(i)
					22,500/45,000	(f)	$1,871,775	(j)
Patrick F. McGuiness
	—	—	—	—	4,583/12,220	(c)	$381,260	(g)
James N. Fernandez
	32,000		$37.6450	1/17/2018
	50,000	—	$43.3700	1/20/2020
	32,250	10,750	$58.0000	1/20/2021
	—	40,000	$76.8500	6/21/2021
	22,500	22,500	$60.5400	1/18/2022
	11,000	33,000	$63.7600	1/16/2023
	—	31,000	$88.7700	1/16/2024
					12,150/32,400	(c)	$1,010,759	(g)
					7,712/32,000	(d)	$641,561	(h)
					21,200/30,200	(e)	$1,763,628	(i)
					10,700/21,400	(f)	$890,133	(j)
					15,000/15,000	(k)	$1,247,850	(m)
Frederic Cumenal
	18,584	18,584	$62.4350	3/10/2021
	20,000	20,000	$60.5400	1/18/2022
	—	29,250	$63.7600	1/16/2023
	—	36,523	$80.5200	9/19/2023
	—	44,000	$88.7700	1/16/2024
					10,807/28,818	(c)	$899,034	(g)
					6,893/28,600	(d)	$573,429	(h)
					18,814/26,800	(e)	$1,565,137	(i)
					15,200/30,400	(f)	$1,264,488	(j)
					39,647/39,647	(l)	$3,298,234	(m)

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Exercise Date (a)	Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(b)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Jon M. King
	19,000	—	$43.3700	1/20/2020
	24,750	8,250	$58.0000	1/20/2021
	17,500	17,500	$60.5400	1/18/2022
	8,500	25,500	$63.7600	1/16/2023
	—	12,000	$88.7700	1/16/2024
					9,375/25,000	(c)	$779,906	(g)
					5,977/24,800	(d)	$497,227	(h)
					16,427/23,400	(e)	$1,366,562	(i)
					4,200/8,400	(f)	$349,398	(j)
Pamela H. Cloud
	8,000	—	$40.1500	1/18/2017
	14,000	—	$37.6450	1/17/2018
	30,000	—	$23.0000	1/28/2019
	20,000	—	$43.3700	1/20/2020
	12,750	4,250	$58.0000	1/20/2021
	9,000	9,000	$60.5400	1/18/2022
	4,500	13,500	$63.7600	1/16/2023
	—	17,900	$88.7700	1/16/2024
					4,875/13,000	(c)	$405,551	(g)
					3,133/13,000	(d)	$260,634	(h)
					8,564/12,200	(e)	$712,439	(i)
					6,200/12,400	(f)	$515,778	(j)
 Notes to Outstanding Equity Awards at Fiscal Year-End Table

(a)
For any option reported, the grant date was ten (10) years prior to the expiration date shown. All options vest 25% per year over the four-year period following a grant date, other than the option grants expiring June 21, 2021 (to Mr. Fernandez's benefit), and September 23, 2023 (to Mr. Cumenal's benefit). These stock option awards shall vest on a 3-year cliff-vesting basis.

(b)
In this column, the number to the left of the slash mark indicates the number of shares on which the payout value shown in the column to the right was computed. See Notes (g), (h), (i), (j) and (m) below. The number to the right of the slash mark indicates the total number of shares that would vest upon attainment of all performance objectives over the three-year performance period.

(c)	This 2011 grant vested three business days following the date on which the Company’s audited financial results for Fiscal 2013 were publicly reported.

(d)	This 2012 grant will vest three business days following the date on which the Company’s audited financial results for Fiscal 2014 are publicly reported.

(e)	This 2013 grant will vest three business days following the date on which the Company’s audited financial results for Fiscal 2015 are publicly reported.

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(f)	This 2014 grant will vest three business days following the date on which the Company’s audited financial results for Fiscal 2016 are publicly reported.

(g)
This value has been computed at 37.5% of maximum based on Company EPS and ROA performance in Fiscal 2011, Fiscal 2012 and Fiscal 2013. The resulting value was computed on the basis of the stock closing price of $83.19 on January 31, 2014.

(h)
This value has been computed at 24.1% of maximum based upon Company EPS and ROA performance in Fiscal 2012 and Fiscal 2013 and projections for Fiscal 2014. The resulting value was computed on the basis of the stock closing price of $83.19 on January 31, 2014.

(i)
This value has been computed at 70.2% of maximum based upon Company EPS and ROA performance in Fiscal 2013 and projections for Fiscal 2014 and Fiscal 2015. The resulting value was computed on the basis of the stock closing price of $83.19 on January 31, 2014.

(j)
This value has been computed on the assumption that the EPS target will be met and on the assumption that the ROA target will have been achieved at 100.0%. The resulting value was computed on the basis of the stock closing price of $83.19 on January 31, 2014.

(k)	This one-time promotion Time-Vesting Restricted Stock Unit Award will vest on June 21, 2014.

(l)
This total number of shares is comprised of shares under two different Time-Vesting Restricted Stock Unit Awards, (i) an award of 27,228 restricted stock units scheduled to vest on March 10, 2014; and (ii) an award of 12,419 restricted stock units scheduled to vest three business days following the date on which the Company’s audited financial results for Fiscal 2016 are publicly reported.

(m)	The value was computed on the basis of the stock closing price of $83.19 on January 31, 2014.

OPTION EXERCISES AND STOCK VESTED
Fiscal 2013

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Kowalski	155,000	(a)	$8,298,475	64,200	$4,853,564
Patrick F. McGuiness	128,170	(b)	$5,373,536	16,460	$1,268,843
James N. Fernandez	46,500	(c)	$2,239,661	21,280	$1,455,978
Frederic Cumenal	—		$—	—	$—
Jon M. King	99,500	(d)	$3,420,781	15,680	$1,072,826
Pamela H. Cloud	10,000	(e)	$477,450	8,960	$613,043
Notes to Option Exercises and Stock Vested Table

(a)	Weighted-average holding period for options exercised: 4.4 years.

(b)	Weighted-average holding period for options exercised: 4.2 years.

(c)	Weighted-average holding period for options exercised: 4.9 years.

(d)	Weighted-average holding period for options exercised: 5.1 years.

(e)	Weighted-average holding period for options exercised: 9.0 years.

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PENSION BENEFITS TABLE

Name	Plan Name (a)	Number of Years Credited Service		Actuarial Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Michael J. Kowalski	Pension Plan	35	(b) (c)	$1,264,149	$—
	Excess Plan	35	(b) (c)	$13,307,722	$—
	Supplemental Plan	35	(b) (c)	$1,544,613	$—
Patrick F. McGuiness (e)	Pension Plan	23		$443,001	$—
	Excess Plan	23		$1,181,684	$—
	Supplemental Plan	—		$—	$—
James N. Fernandez	Pension Plan	35	(b) (c)	$1,062,282	$—
	Excess Plan	35	(b) (c)	$6,325,403	$—
	Supplemental Plan	35	(b) (c)	$714,525	$—
Frederic Cumenal	Pension Plan	—	(d)	$—	$—
	Excess Plan	—		$—	$—
	Supplemental Plan	—		$—	$—
Jon M. King	Pension Plan	23	(c)	$683,236	$—
	Excess Plan	23	(c)	$3,059,702	$—
	Supplemental Plan	23	(c)	$1,330,036	$—
Pamela H. Cloud (f)	Pension Plan	19		$303,507	$—
	Excess Plan	19		$634,628	$—
	Supplemental Plan	19		$—	$—
Notes to Pension Benefits Table

(a)
The formal names of the plans are: the Tiffany and Company Pension Plan (“Pension Plan”), the Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation in Excess of Internal Revenue Code Limits (“Excess Plan”) and the Tiffany and Company Supplemental Retirement Income Plan (“Supplemental Plan”).

(b)
Mr. Kowalski and Mr. Fernandez have each been credited with 6.4 and 6.3 years of service respectively for periods of employment prior to October 15, 1984 with the corporation that was, immediately before that date, Tiffany’s parent corporation. Under the Supplemental Plan, the combined benefit available under the retirement plans and Social Security is 60% of average final compensation for a participant with 25 or more years of service (see Supplemental Plan). Because Messrs. Kowalski and Fernandez attained 25 years of service with Tiffany as of October 14, 2009, the total retirement benefit available to each will not increase as a result of the credited 6.4 or 6.3 years of service described above. Rather, the effect of this credited service has been to augment the present value each of these officers' accumulated benefit under the Pension Plan and Excess Plan only as follows, resulting in a reduced obligation under the Supplemental Plan:

	Michael J. Kowalski	James N. Fernandez
Pension Plan	$226,899	$188,629
Excess Plan	$2,388,565	$1,123,202
Supplemental Plan	$(2,615,464)	$(1,311,831)

(c)	Mr. Kowalski, Mr. Fernandez and Mr. King are currently eligible for early retirement under each of the Pension, Excess and Supplemental Plans. See Early Retirement on PS-69. They are each eligible for

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early retirement because they have reached age 55 and have accumulated at least ten years of credited service. The normal retirement age under each of the plans is 65. However those eligible for early retirement may retire with a reduced benefit. For retirement at age 55, the reduction in benefit would be 40%, as compared to the benefit at age 65. The benefit reduction for early retirement is computed as follows:

•	For retirement between age 60 and age 65, the executive’s age at early retirement is subtracted from 65; for each year in the remainder, the benefit is reduced by five percent;

•	Thus, for retirement at age 60 the reduction is 25%;

•	For retirement between age 55 and age 60, the reduction is 25% plus an additional three percent for each year by which retirement age precedes age 60.

(d)
Executive officers hired prior to January 1, 2006 are eligible for participation in the Pension Plan, Excess Plan, and Supplemental Plan. Mr. Cumenal joined the Company in Fiscal 2011 and accordingly does not participate in these plans.

(e)	The accumulated benefit for Mr. McGuiness under the Supplemental Plan was reduced to $0 due to his separation from employment prior to satisfying the applicable vesting requirements.

(f)
The accumulated benefit for Ms. Cloud under the Supplemental Plan is $0 because her accumulated benefits under the Pension Plan, Excess Plan, and social security collectively exceed the gross benefit determined under the Supplemental Plan as of January 31, 2014.

Assumptions Used in Calculating the Present Value of the Accumulated Benefits
The assumptions used in the Pension Benefit Table are that an active executive would retire at age 65; post-retirement mortality based upon the RP2000 Male/Female Mortality Table Projected to the date of each future cash flow (i.e. a “fully generational” mortality projection); a discount rate of 4.75% for the Pension Plan and 5.0% for the Excess and Supplemental Plans. All assumptions were consistent with those used to prepare the financial statements for Fiscal 2013.
Features of the Retirement Plans
Tiffany has established three retirement plans for eligible employees: the Pension Plan, the Excess Plan and the Supplemental Plan. The executive officers of the Company (other than Mr. Cumenal) are eligible to participate in all three.

Average Final Compensation
Average final compensation is used in each plan to calculate benefits. A participant’s “average final compensation” is the average of the highest five years of compensation received in the last ten years of creditable service.
In general, compensation reported in the SUMMARY COMPENSATION TABLE above as “Salary”, “Bonus” or “Non-Equity Incentive Plan Compensation” is compensation for purposes of the Plans; amounts attributable to the exercise of stock options or to the vesting of restricted stock are not included. However, Internal Revenue Code requirements limit the amount of compensation that may be included in calculating the benefit under the Pension Plan.

Pension Plan
These are the key features of the Pension Plan:

•	it is a “tax-qualified” plan, that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans;

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•	it is a “funded” plan (money has been deposited into a trust that is insulated from the claims of the Company’s creditors);

•	it is available at no cost to U.S. employees hired before January 1, 2006;

•	executive officers other than Mr. Cumenal are participants;

•	benefits vest after five years of service;

•	benefits are based on the participant’s average final compensation and years of service;

•	benefits are subject to Internal Revenue Code limitations on the total benefit and the amount that may be included in average final compensation; and

•	benefits are not offset by Social Security.
The benefit formula under the Pension Plan first calculates an annual amount based on average final compensation and then multiplies it by years of service. This is the formula: [[(average final compensation less covered compensation) x 0.015] plus [(average final compensation up to covered compensation) x 0.01]] x years of service. “Covered compensation” varies by the participant’s birth date and it is an average of taxable wage bases calculated for Social Security purposes.
Example: covered compensation for a person born in 1952 is $79,824. This person has average final compensation of $100,000 and 25 years of service. The Pension benefit at age 65 would be calculated as follows: [[($100,000 - $79,824) x 0.015] plus [($79,824) x 0.01]] x 25 = $27,522 annual benefit for a single life annuity.
The form of benefit elected can reduce the amount of benefit. The highest benefit is available for an unmarried participant who elects to take the benefit over the course of his or her own life (a single-life annuity). A person who elects to take the benefit over the course of two lives, such as a 100% annuity over the lives of the participant and his or her spouse, will experience an actuarial reduction in the amount of his or her benefit.
Excess Plan
These are the key features of the Excess Plan:

•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company’s general assets, which are subject to the claims of the Company’s creditors);

•
it is available only to officers and other select management employees whose benefits under the Pension Plan are affected by Internal Revenue Code limitations, including executive officers other than Mr. Cumenal;

•
it uses the same retirement benefit formula as is set forth in the Pension Plan, but includes in average final compensation earnings that are excluded under the Pension Plan due to Internal Revenue Code Limitations;

•	benefits are offset by benefits payable under the Pension Plan;

•	benefits are not offset by benefits payable under Social Security;

•	benefits vest after five years of service;

•	benefits are subject to forfeiture if employment is terminated for cause;

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants;

•	benefits are payable upon the later of the participant’s separation from service, as defined under the plan, or attainment of age 55; and

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•	participants will not receive any distribution from the plan until six months following separation from service.

Supplemental Plan

These are the key features of the Supplemental Plan:

•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company’s general assets, which are subject to the claims of the Company’s creditors);

•	it is available only to executive officers, other than Mr. Cumenal;

•	it uses a different benefit formula than that used by the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under Social Security;

•
benefits do not vest until the executive attains, while employed by Tiffany, age 65, or age 55 if he or she has provided ten years of service (benefits will vest earlier on a termination from employment following a change in control (See “Definition of a Change in Control” below));

•	benefits are subject to forfeiture if employment is terminated for cause;

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants; and

•	participants will not receive any distribution from the plan until six months following separation from service as defined under the plan.

As its name implies, the Supplemental Plan supplements payments under the Pension Plan, the Excess Plan and from Social Security so that total benefits equal a variable percentage of the participant’s average final compensation.
Depending upon the participant’s years of service with Tiffany, the combined benefit under the Pension Plan, the Excess Plan, the Supplemental Plan and from Social Security would be as follows:

Years of Service	Combined Annual Benefit As a Percentage of Average Final Compensation
less than 10	(a)
10-14	20%
15-19	35%
20-24	50%
25 or more	60%

(a)
The formula for benefits under the Pension and Excess Plans is a function of years of service and covered compensation (subject to Internal Revenue Code limitations in the case of the Pension Plan) and not any specific percentage of the participant’s average final compensation (see above). A retiree with less than ten years of service would not receive any benefit under the Supplemental Plan but could expect to receive a benefit of approximately 13% of average final compensation under the Pension and Excess Plans.

Early Retirement and Extra Service Credit

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Please refer to Note (c) at PS-65 for a discussion of the early retirement features of the Pension, Excess, and Supplemental Plans.
Tiffany does not have a policy for or practice of granting extra years of credited service under the Excess, Pension and Supplemental Plans. Mr. Kowalski and Mr. Fernandez have credit for service with Tiffany’s former parent corporation. This credit was arranged in 1984 when the Company purchased Tiffany.

NONQUALIFIED DEFERRED COMPENSATION TABLE
(Fiscal 2013)

Name	Executive Contribution In Last Fiscal Year (a) ($)	Registrant Contribution In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year (b) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End (c) ($)
Michael J. Kowalski	$—	$—	$(1,361)	$—	$342,523
Patrick F. McGuiness	$9,000	$—	$131,191	$6,608	$831,838
James N. Fernandez	$50,886	$—	$393,628	$23,731	$2,466,576
Frederic Cumenal	$42,500	$39,532	$80,863	$—	$595,926	(d)
Jon M. King	$—	$—	$—	$—	$—
Pamela H. Cloud	$—	$—	$—	$—	$—
Note to Nonqualified Deferred Compensation Table

(a)	This column includes amounts that are also included in the amounts shown in the columns headed “Salary” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(b)
Amounts shown in this column are not reported as compensation in the Summary Compensation Table because the Company’s Executive Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.

(c)
Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table for Fiscal 2013 and for prior fiscal years to the extent that such amounts were contributed by the executive but not to the extent that such amounts represent earnings. See Note (b) above.

(d)
Under the terms of the Executive Deferral Plan, in March 2013, and as noted under “Registrant Contributions,” Mr. Cumenal received an Excess DCRB contribution of $39,532 for Fiscal 2012. This contribution vests proportionately for Mr. Cumenal on March 10 of 2013, 2014, 2015, 2016 and 2017 respectively. See “Excess DCRB Feature of the Executive Deferral Plan” below.

Features of the Executive Deferral Plan
These are the key features of the Company’s Executive Deferral Plan:

•	Participation is open to directors and executive officers of the Company as well as other vice presidents and “director-level” employees of Tiffany;

•	Directors of the Company may defer all of their cash compensation;

TIFFANY & CO.

•	Employees may defer up to 50% of their salary and up to 90% of their short-term cash incentive or bonus compensation;

•
Other than the Excess Defined Contribution Retirement Benefits available to individuals who do not participate in the Company's defined benefit pension plan, the Company makes no contribution to the plan;

•	The Company guarantees no specific return on contributions under the plan;

•	Deferrals are placed in a trust that is subject to the claims of Tiffany’s creditors;

•	Deferred compensation is invested by the trustee in various mutual funds as directed by Tiffany, which follows the directions of participants;

•	The value in the participant’s account (and Tiffany’s responsibility for payment) is measured by the return on the investments selected by the participant;

•	Deferrals may be made to a Retirement Account and to accounts which will pay out on specified “in-service” dates;

•	Participants must elect to make deferrals in advance of the period during which the deferred compensation is earned;

•	Retirement Accounts pay out in 5, 10, 15 or 20 annual installments after retirement as elected in advance by the participant;

•
Except in the case of previously elected “in-service” payout dates, participants are not allowed to withdraw funds while they remain employed other than for unforeseeable emergencies and then only with the permission of Tiffany’s Board;

•	Termination of services generally triggers a distribution of all account balances other than, in the case of retirement or disability, retirement balances; and

•	Most participants, including all executive officers, will not receive any distribution from the plan until six months following termination of services.
Excess DCRB Feature of the Executive Deferral Plan
In 2010, the Executive Deferral Plan was amended to provide an excess retirement benefit to Eligible Employees of the company with the title of “Vice President” or above. If an Eligible Employee who is also a Vice President or above is entitled to a DCRB Contribution under the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan, and such DCRB Contribution is curtailed by reason of the limitations under Sections 401(a)(17) or 415 of the Code, the Eligible Employee shall have an Excess DCRB Contribution credited to his or her Deferred Benefit Accounts under the Executive Deferral Plan. This feature is intended to benefit those executives who were hired on or after January 1, 2006, and accordingly were precluded from participation in the Pension Plan and Excess Plan.
In March 2013, Mr. Cumenal was credited with an Excess DCRB contribution of $39,532 for Fiscal 2012, as noted in the “Registrant Contribution” column above.

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POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
The following table shows payments, the value of accelerated vesting of equity compensation and the value of benefits that would have been provided or that would have accrued, to the named executive officers in the event that a change in control of the Company had occurred on January 31, 2014 and on the further assumption that the employment of the executive officer was involuntarily terminated without cause at that time:

Name	Early Vesting of Supplemental Plan (a)	Cash Severance Payment (b)	Welfare Benefits (c)	Early Vesting of Stock Options (d)	Early Vesting of Restricted Stock Units (e)	Total (f)
Michael J. Kowalski	$—	$4,000,000	$32,745	$2,231,511	$8,325,655	$14,589,911
Patrick F. McGuiness	$—	$—	$—	$—	$—	$—
James N. Fernandez	$—	$2,890,000	$43,387	$1,675,208	$5,974,706	$10,583,301
Frederic Cumenal	$—	$2,946,552	$43,387	$1,504,462	$8,029,915	$12,524,316
Jon M. King	$—	$2,516,000	$15,513	$1,032,698	$4,091,284	$7,655,495
Pamela H. Cloud	$—	$1,545,000	$43,387	$473,331	$2,142,975	$4,204,693
Notes to Potential Payments on Termination or Change in Control Table

(a)
Absent a change in control followed by termination of employment, the Supplemental Plan will vest only when the participant attains the in-service age of 55 years with ten years of service, or in-service age of 65 years.

(b)
For the executive officers other than Mr. Cumenal, cash severance payments were determined by multiplying the sum of (i) actual salary and (ii) the target short-term incentive award or bonus, by two. Mr. Cumenal’s cash severance payment is comprised of the sum of (i) actual salary multiplied by two, and (ii) $1,246,552, pursuant to the terms of his employment agreement.

(c)
The amounts shown in this column represent two years of health-care coverage determined on the basis of the Company’s “COBRA” rates for post-employment continuation coverage. Such rates are available to all participating employees who terminate from employment and were determined on the basis of the coverage elections made by the executive officer.

(d)
The value of early vesting of stock options granted in January 2011, 2012 and 2013 was determined using $83.19, the closing value of the Company’s common stock on January 31, 2014. In the event of a change in control that is not a Terminating Transaction, the unvested portion of such options will vest only upon the executive’s involuntary termination from employment. For the purposes of this table, it is assumed that the change in control was a 35% share acquisition and not a Terminating Transaction. This column also assumes a 100% early vesting of the special promotion-related stock option grants awarded to Mr. Fernandez in June 2011 (40,000) and to Mr. Cumenal in September 2013 (36,523).

(e)
The value of early vesting of performance-based restricted stock units granted in January 2012 and 2013 was determined using $83.19, the closing value of the Company’s common stock on January 31, 2014. In the event of a change in control that is not a Terminating Transaction, only a portion of unvested performance-based restricted stock units will vest, pursuant to a schedule based on the applicable three-year performance period. For the purposes of this table, it is assumed that the change in control was a 35% share acquisition and not a Terminating Transaction. Accordingly this column assumes a 100% early vesting of the performance-based restricted stock units granted in January 2011; a 70% early vesting of performance-based restricted stock units granted in January 2012; and a 30% early vesting of performance-based restricted stock units granted in January 2013. This column also assumes a 100% early vesting of the special time-vesting restricted stock grants

TIFFANY & CO.

awarded to Mr. Fernandez in June 2011 (11,000) and to Mr. Cumenal in March 2011 (27,228) and September 2013 (12,419).

In the event of a Terminating Transaction, all unvested performance-based restricted stock units granted in January 2011, 2012 and 2013, and all time-vesting restricted stock units granted in Fiscal 2011 and Fiscal 2013 will vest, and the value to each of the executives would have been as follows on January 31, 2013:

Michael J. Kowalski	$12,345,396
James N. Fernandez	$8,019,516
Frederic Cumenal	$10,304,329
Jon M. King	$6,072,870
Pamela H. Cloud	$3,177,858

(f)	This column is the total of columns (a) through (e) in the table above. It assumes that two events have occurred: a change in control and a termination of employment following such change in control.
Explanation of Potential Payments on Termination or Change in Control
Retention Agreements
The Company and Tiffany have entered into retention agreements with each of the executive officers. These agreements would provide a covered executive with compensation if he or she should incur an “involuntary termination” after a “change in control.” An “involuntary termination” does not include a termination for cause, but does include a resignation for good reason.
When, if ever, a “change in control” occurs, the covered executives would have fixed terms of employment under their retention agreements for two years.
If the executive incurs an involuntary termination during his or her fixed term of employment under a retention agreement, compensation would be payable to the executive as follows:

•	Two times the sum of the executive’s salary and target short-term incentive award or bonus, as severance; and

•	Two years of benefits continuation under Tiffany’s health and welfare plans.
Vesting of Options, Restricted Stock Units on a Change in Control
Stock Option Grants
For grants awarded in 2009 or later, outstanding stock options will vest in full and become exercisable in the event of a “change in control” if it results in the dissolution of the Company, or the Company goes out of existence or comes under the substantial ownership (80%) of another person, and the acquiring party does not arrange to assume or replace the grant. These types of change in control events are referred to as “terminating transactions.” (See “Definition of a Change in Control” below.)
For all other change in control events (see “Definition of a Change in Control” below), early vesting will occur in full but only if the named executive officer is involuntarily terminated from employment following the change in control. “Involuntary termination” does not include a termination for cause, but does include a resignation for good reason.
Performance-Based Restricted Stock Unit Grants
Terms of Awards Made from 2009 - 2013:
For grants awarded during calendar years 2009 through 2013, outstanding performance-based restricted stock units will vest in full and convert to shares in the event of a Terminating Transaction.

TIFFANY & CO.

For all other change in control events (see “Definition of a Change in Control” below), performance-based restricted stock units will vest in full if the change in control event occurs in the last fiscal year of a three-year performance period, 70% if it occurs in the second fiscal year of a three-year performance period; and 30% if it occurs in the first fiscal year of a three-year performance period. In the event of the first type of change in control event described in the definition below (a 35% share acquisition), such proportionate vesting will occur only if the named executive officer is involuntarily terminated following the change in control event.
Terms of Awards Made in 2014:
In January 2014, the Committee modified the terms of award for performance-based restricted stock unit awards made in that month, from the terms used from 2009 through 2013, to provide for conversion of performance-based restricted stock units to time-vesting restricted stock units, in the event of a change in control, as follows:

(i)
If a change in control occurs before the start of the three-year performance period (for the January 2014 grant, that would mean anytime before February 1, 2014), no conversion or vesting shall occur for the award in connection with the change in control;

(ii)
If a change in control occurs in the first or second fiscal year of the three-year performance period, then 55% of the performance-based stock units awarded shall convert to time-vesting restricted stock units; and

(iii)
If a change in control occurs in the last fiscal year of the three-year performance period, the percentage of the performance-based restricted stock units to convert to time-vesting restricted stock units will be based on the Company’s cumulative performance during the first and second fiscal year of the performance period, as compared to the performance goals expressed in the original notice of grant; however, such performance goals (but for the ROA target, which will be disregarded under such circumstances) will be pro-rated for the cumulative two-year period (66.67%).

The time-vesting restricted stock units resulting as described above will vest on the earlier of (i) the original maturity date in the notice of grant (three business days following the public announcement of the Company’s audited, consolidated financial results for the last fiscal year in the performance period, which for the January 2014 grant would be in March 2017), or (ii) if the executive officer is earlier involuntarily terminated without cause, on such termination date.
Time-Vesting Restricted Stock Unit Grants
Outstanding time-vesting restricted stock units will vest in full and convert to shares in the event of a Terminating Transaction.
For all other change in control events (see “Definition of a Change in Control” below), time-vesting restricted stock units will vest in full if the change in control event occurs and if the named executive officer is involuntarily terminated following the change in control event.
Supplemental Retirement Benefits Vest on a Change in Control
Benefits under the Pension Plan and Excess Plan are vested for all named executive officers, other than Mr. Cumenal, who is not a participant. Benefits under the Supplemental Plan are vested for Mr. Kowalski, Mr. Fernandez and Mr. King. As of January 31, 2014, Ms. Cloud has not accrued benefits under the Supplemental Plan.

TIFFANY & CO.

Definition of a Change in Control
For purposes of the Supplemental Plan, equity awards made in 2009 and thereafter, and the retention agreements, the term “change in control” means that one of the following events has occurred:

•
Any person or group of persons acting in concert (a “person” being an individual or organization) acquires 35% or more in voting power or stock of the Company, or the right to obtain such voting power;

•
A majority of the Board is, for any reason, not made up of individuals who were either on the Board on January 15, 2009, or, if they became members of the Board after that date, were approved by the directors;

•	As a result of a corporate transaction such as a merger, the shareholders of Tiffany immediately prior to such transaction do not own more than 50% of Tiffany’s outstanding shares; or

•	All or substantially all assets of the Company or Tiffany are sold or disposed of to an unrelated party.
Certain change in control events will be considered “terminating transactions,” provided the acquirer does not arrange to assume or replace the grant. Terminating Transactions include (i) the dissolution of the Company, or (ii) if the Company comes under the substantial ownership (80%) of another person. The definition of “change in control” for equity awards made prior to 2009 is somewhat, but not substantially, different.
Non-Competition Covenants Affected by Change in Control
In the event of a change in control, the duration of certain non-competition covenants could be reduced from as long as two years following termination of employment to as little as six months in the event a change in control were to occur. In the table above, we have not assigned any value to a potential reduction.
Early Retirement
Mr. Kowalski was eligible to take early retirement on January 31, 2014. His early retirement benefit under the Pension Plan, the Excess Plan and the Supplemental Plan would have been approximately $1,336,612 per year had he retired effective January 31, 2014, subject to applicable offsets by benefits payable under Social Security.
Mr. Fernandez was eligible to take early retirement on January 31, 2014. His early retirement benefit under the Pension Plan, the Excess Plan and the Supplemental Plan would have been approximately $669,066 per year had he retired effective January 31, 2014, subject to applicable offsets by benefits payable under Social Security.
Mr. King was eligible to take early retirement on January 31, 2014. His early retirement benefit under the Pension Plan, the Excess Plan and the Supplemental Plan would have been approximately $430,692 per year had he retired effective January 31, 2014, subject to applicable offsets by benefits payable under Social Security.

Death or Disability
If any of the named executive officers had died or become disabled on January 31, 2014, stock options then unvested would have vested. The value of such early vesting is shown in the columns labeled “Early Vesting of Stock Options” in the table at PS-71. If any of the named executive officers had died or become disabled on January 31, 2014, certain performance-based restricted stock units and time-vesting restricted stock units would have vested. The value of such early vesting would have been as follows for each of the named executive officers on January 31, 2014: Mr. Kowalski, $3,683,653; Mr. Fernandez, $3,046,418; Mr. Cumenal, $5,394,622; Mr. King, $1,821,861; and Ms. Cloud, $953,357.

TIFFANY & CO.

DIRECTOR COMPENSATION TABLE
Fiscal 2013

Name	Fees Earned or Paid in Cash ($) (a)	Option Awards ($) (b) (c)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation ($)	Total ($)
Rose Marie Bravo	$75,000	$75,308	$72,103	$14,905	$—	$237,316
Gary E. Costley	$95,000	$75,308	$72,103	N/A	$—	$242,411
Lawrence K. Fish	$90,000	$75,308	$72,103	N/A	$—	$237,411
Abby F. Kohnstamm	$75,000	$75,308	$72,103	N/A	$—	$222,411
Charles K. Marquis	$90,000	$75,308	$72,103	$—	$—	$237,411
Peter W. May	$75,000	$75,308	$72,103	N/A	$—	$222,411
William A. Shutzer	$90,000	$75,308	$72,103	$—	$—	$237,411
Robert S. Singer	$95,000	$75,308	$72,103	N/A	$—	$242,411
Notes to Director Compensation Table

(a)	Includes amounts deferred under the Executive Deferral Plan.

(b)
Amounts shown represent the grant-date fair value for stock options granted for Fiscal 2013. In valuing option awards the Company made certain assumptions. For a discussion of those assumptions, please refer to Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014. See Note N. “STOCK COMPENSATION PLANS,” in Notes to Consolidated Financial Statements, under Item 8. Financial Statements and Supplementary Data.

(c)	Supplementary Table: Outstanding Director Option Awards at Fiscal Year End

Name	Aggregate Number of Option Awards Outstanding at Fiscal Year End (number of underlying shares)
Rose Marie Bravo	26,818
Gary E. Costley	12,101
Lawrence K. Fish	18,241
Abby F. Kohnstamm	56,818
Charles K. Marquis	56,818
Peter W. May	36,818
William A. Shutzer	56,818
Robert S. Singer	5,764

(d)
The actuarial valuation shown takes into account the current age of the director and is based on the following assumptions consistent with those used in preparing the Pension Plan financial statements: RP 2000 Male/Female Mortality Table Projected to the date of each future cash flow (i.e. a “fully generational” mortality projection); a change in discount rate 4.5% to 4.75% and

TIFFANY & CO.

assumed retirement age of 65 (if the director is over age 65, the director is assumed to retire on January 31, 2014). For Messrs. Marquis and Shutzer, for Fiscal 2014, the change in pension value is a negative amount, ($26,257) and ($28,148) respectively, due to a combination of factors, primarily reflecting being over age 65 and also the impact of an increase in the discount rate assumption used to determine the change in value during the past year. This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred. Where an N/A appears, the director is not eligible for this benefit.
Discussion of Director Compensation Table

Directors who are not employees of the Company or its subsidiaries are paid or provided with the following for their service on the Board:

•	An annual retainer of $75,000;

•
An additional annual retainer of $20,000 each to the chairperson of the Audit and Compensation Committee, and $15,000 each to the chairperson of the Corporate Social Responsibility, Finance and Nominating/Corporate Governance Committee;

•	Equity compensation, as discussed below; and

•	A retirement benefit, also discussed below, for directors first elected prior to January 1, 1999.

Under Tiffany’s Executive Deferral Plan, directors may defer up to one hundred percent (100%) of their cash compensation and invest the amounts they defer in various accounts and funds established under the plan. However, the Company does not guarantee any return on said investments. The following table provides data concerning director participation in this plan:

Name	Director Contribution In Last Fiscal Year ($)	Registrant Contribution In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Gary E. Costley	$—	$—	$53,007	$—	$249,943
Charles K. Marquis	$—	$—	$60,876	$—	$606,774
William A. Shutzer	$—	$—	$206,372	$—	$1,279,708
Tiffany also reimburses directors for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.
Each director receives annual equity compensation with a value of $125,000 on grant, half in the form of a ten-year term stock option (vested immediately) and half in the form of restricted stock units (payable after one year of service or on retirement, at the prior election of the director). All options have a strike price equal to fair market value on the date of grant. Directors joining the board between annual meetings will receive a pro-rated annual grant.
Directors first elected prior to January 1, 1999 who retire as non-employee directors with five or more years of Board service are also entitled to receive an annual retirement benefit equal to $38,000, payable at the later of age 65 or the retirement date. This benefit is payable quarterly and continues for a period of time equal to the director’s length of service on the Board, including periods served as an employee director, or until death, if earlier. Directors Bravo, Marquis and Shutzer are the only directors entitled to participate in this benefit plan.
Messrs. Kowalski and Cumenal are employees of Tiffany and, therefore, receive no separate compensation for service as directors.

TIFFANY & CO.

EQUITY COMPENSATION PLAN INFORMATION
(As of Fiscal Year 2013)

	Column A		Column B	Column C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	2,322,145	[a]	$55.63	2,852,420	[b]
Equity compensation plans not approved by security holders	—		—	—
Total	2,322,145	[a]	$55.63	2,852,420	[b]

(a)	Shares indicated do not include 1,641,644 shares issuable under awards of stock units already made.

(b)
Shares indicated are the aggregate of those available for grant under the Company’s 2005 Employee Incentive Plan (the “Employee Plan”) and the Company’s 2008 Directors Equity Plan (the “Directors Plan”). All plans provide for the issuance of options and stock awards. However, under both plans the maximum number of shares that may be issued (13,500,000 under the Employee Plan and 1,000,000 under the Directors Plan) is subject to reduction by 1.58 shares for each share that is delivered on vesting of a stock award. Column C reflects this reduction assuming that all shares granted as stock awards will vest.

TIFFANY & CO.

PERFORMANCE OF COMPANY STOCK
The following graph compares changes in the cumulative total shareholder return on Tiffany & Co.’s stock for the previous five fiscal years to returns for the same five-year period on (i) the Standard & Poor’s 500 Stock Index and (ii) the Standard & Poor’s 500 Consumer Discretionary Index. Cumulative shareholder return is defined as changes in the closing price of the stock on the New York Stock Exchange, plus the reinvestment of any dividends paid on the stock.
ASSUMES AN INVESTMENT OF $100 ON JANUARY 31, 2009 IN COMPANY STOCK AND IN EACH OF THE TWO INDICES. THE REINVESTMENT OF ANY SUBSEQUENT DIVIDENDS IS ALSO ASSUMED.
TOTAL RETURNS ARE BASED ON MARKET CAPITALIZATION; INDICES ARE WEIGHTED AT THE BEGINNING OF EACH PERIOD FOR WHICH A RETURN IS INDICATED.

DISCUSSION OF PROPOSALS PRESENTED BY THE BOARD
Item 1. Election of Directors
Each year, we elect directors at an Annual Meeting of Shareholders. At the 2014 Annual Meeting, ten directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office.
It is not anticipated that any of this year’s nominees will be unable to serve as a director but, if that should occur before the Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the Annual Meeting.
Why the Nominees were Chosen to Serve. Each of the ten nominees for director was recommended for nomination by the Nominating/Corporate Governance Committee and nominated by the full Board to stand for election by the shareholders. The specific experience and qualifications that led the Nominating/Corporate Governance Committee to recommend each nominee is set forth in the brief biographies that follow, and all of the nominees have demonstrated through their service on the Board, their skills as insightful questioners and collaborative decision-makers and their ability to express differing viewpoints in a collegial and constructive fashion. Each of the nominees has many and diverse skill sets but those skills that most stand out are identified below at the end of each biography as “Key Skills.”

TIFFANY & CO.

Information concerning each of the nominees of the Board is set forth below:

Michael J. Kowalski
Mr. Kowalski, 62, is Chairman of the Board and Chief Executive Officer of Tiffany & Co. He succeeded William R. Chaney as Chairman at the end of Fiscal 2002 and as Chief Executive Officer in February 1999. Prior to his appointment as President in January 1996, he was an Executive Vice President of Tiffany & Co., a position he had held since March 1992. Mr. Kowalski also served as Tiffany & Co.’s Chief Operating Officer from January 1997 until his appointment as Chief Executive Officer. He became a director of Tiffany & Co. in January 1995. Mr. Kowalski also serves on the Board of The Bank of New York Mellon and is a member of its Audit Committee and Compensation Committee. The Bank of New York Mellon is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under a Revolving Credit Facility, and as the trustee and an investment manager for Tiffany’s employee pension plan. Mr. Kowalski holds a B.S. from the University of Pennsylvania’s Wharton School and an M.B.A. from the Harvard Business School. He has been a director of the following public companies during the past five years: Fairmont Hotels & Resorts, Inc. Key Skills: merchandising, management, strategic planning and motivation.

Rose Marie Bravo
Ms. Bravo, CBE, 63, became a director of Tiffany & Co. in October 1997 when she was selected by the Board to fill a newly created directorship. Ms. Bravo previously served as Chief Executive Officer of Burberry Limited from 1997 until 2006 and as President of Saks Fifth Avenue from 1992 to 1997. Prior to Saks, Ms. Bravo held a series of merchandising jobs at Macy’s, culminating in the Chairman & Chief Executive Officer role at I. Magnin, which was a division of R. H. Macy & Co. Ms. Bravo serves on the Board of Directors of Estee Lauder Companies Inc. and on the Compensation and its Stock Option Subcommittee of that Board. She also serves on the Board of Directors of Williams-Sonoma, Inc. and its Compensation Committee. Key Skills: brand management, merchandising and product development.

Gary E. Costley
Dr. Costley, 70, was first elected to the Board in May 2007. He served as Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products, from November 1997 until his retirement in June 2004. Dr. Costley was Dean of the Graduate School of Management at Wake Forest University from 1995 until 1997. Dr. Costley held numerous positions at the Kellogg Company from 1970 until June 1994 when he was President of Kellogg North America. He is a director of three other public companies: The Principal Financial Group, Covance Inc. and Prestige Brands Holdings, Inc. He has been a director of the following public companies during the past five years: Pharmacopeia and Accelysis. Key Skills: multi-divisional operations, global management, marketing and manufacturing.

Frederic Cumenal
Mr. Cumenal, 54, was appointed President of Tiffany & Co. in September 2013, and was simultaneously appointed to a newly-created seat on the Board of the Company. Prior to his appointment as President, he was an Executive Vice President of Tiffany & Co., with responsibility for the sales and distribution of Tiffany & Co. products globally. In his new role as President, Mr. Cumenal continues to have responsibility for all sales regions, with additional responsibility for the Design, Store Development, Merchandising and Marketing functions. Prior to joining Tiffany & Co. in March 2011, Mr. Cumenal spent fifteen years in senior leadership positions in LVMH Group’s wine and spirits businesses, most recently as President and Chief Executive Officer of Moët & Chandon, S.A. Previously, Mr. Cumenal served as Chief Executive Officer of Domaine Chandon, and was Managing Director of Moët Hennessy Europe. Key Skills: international luxury brand management and development.

TIFFANY & CO.

Lawrence K. Fish
Mr. Fish, 69, retired as Chairman and Chief Executive Officer of Citizens Financial Group, Inc. (“Citizens”) in 2007. He served in that role since 2005, and before that as Chairman, President and Chief Executive Officer of Citizens from 1992. Mr. Fish is a member of the Corporation and Executive Committee of Massachusetts Institute of Technology. He serves as Chairman of Houghton Mifflin Harcourt, and on the boards of Textron and National Bank Holdings. He also serves as a Trustee Emeritus of The Brookings Institution. Mr. Fish was first elected a director of the Company in May 2008. He has been a director of the following public companies during the past five years: Royal Bank of Scotland. Key Skills: risk analysis, finance, brand management and community banking.

Abby F. Kohnstamm
Ms. Kohnstamm, 60, is Executive Vice President and Chief Marketing Officer at Pitney Bowes. In this role, she oversees all of Pitney Bowes marketing and communications worldwide, citizenship and philanthropy, as well as government and regulatory affairs. Before joining Pitney Bowes in June, 2013, Ms. Kohnstamm was the President and founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm.  Prior to establishing her company in January 2006, Ms. Kohnstamm served as Senior Vice President, Marketing (Chief Marketing Officer) of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing across IBM on a global basis.  A few of Ms. Kohnstamm’s major accomplishments at IBM included developing IBM’s first professional marketing function and key marketing processes, as well as repositioning and relaunching the IBM brand from a weakened position to one of today’s top global brands.  Before joining IBM, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993.  She is also a member of the Board of Directors of the Roundabout Theatre Company and is a Trustee Emeritus of Tufts University after serving 10 years on the Board of Trustees.  She became a director of Tiffany & Co. in July 2001.  She has been a director of the following public companies during the past five years:  The Progressive Corporation and World Fuel Services Corporation.  She holds a B.A. from Tufts University, an M.A. in Education from New York University and an M.B.A. from New York University. Key Skills: brand management, global management, strategic planning and media management.

Charles K. Marquis
Mr. Marquis, 71, is a Senior Advisor to Investcorp International, Inc. From 1974 through 1998, he was a partner in the law firm of Gibson, Dunn & Crutcher L.L.P., where he practiced securities and mergers and acquisitions law. He was elected a director of Tiffany & Co. in 1984. Key Skills: finance, risk analysis, crisis management and investor relations.

TIFFANY & CO.

Peter W. May
Mr. May, 71, is President and a founding partner of Trian Fund Management, L.P., a New York-based asset management firm. Mr. May also serves as non-executive Vice Chairman and a director of The Wendy’s Company (formerly Wendy’s/Arby’s Group, Inc. and previously Triarc Companies, Inc. (“Triarc”)) (NASDAQ GS:WEN). Mr. May served as a director of Deerfield Capital Corp. (NASDAQ CM:DFR) from December 2007 to June 2010. Mr. May also served as President and Chief Operating Officer of Triarc from April 1993 through June 2007. From 1983 to December 1988, Mr. May served as President and Chief Operating Officer and a director of Triangle Industries, Inc., which, through wholly-owned subsidiaries, was, at the time, a manufacturer of packaging products (through American National Can Company), copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. May is the Chairman of the Board of Trustees of The Mount Sinai Medical Center in New York, a Trustee of the University of Chicago, a Trustee of Carnegie Hall and a Trustee of the New York Philharmonic, and a partner of the Partnership for New York City. Mr. May holds AB and MBA degrees from the University of Chicago and is a Certified Public Accountant (inactive). Mr. May was first elected a director of Tiffany & Co. in May 2008. Key Skills: multi-divisional operations, brand management, investor relations and finance.

William A. Shutzer
Mr. Shutzer, 67, is a Senior Managing Director of Evercore Partners, a financial advisory and private equity firm. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. He was elected a director of the Company in 1984. Mr. Shutzer is also a member of the Board of Directors of Mediabistro Inc. (formerly known as WebMedia Brands Inc.), ExamWorks Group, Inc. and Evercore Trust Company. He was a member of the Board of Directors of American Financial Group from 2003 to 2006. He has been a director of the following public companies during the past five years: CSK Auto (2002-2008) and Turbochef Technologies (2003-2009). Key Skills: finance, investor relations and strategic development.

Robert S. Singer
Mr. Singer, 62, served as Chief Executive Officer of Barilla Holding S.p.A, a major Italian food company, from January 2006 to April 2009. From May 2004 to September 2005, Mr. Singer served as President and Chief Operating Officer of Abercrombie & Fitch Co., an American clothing retailer. Prior to joining Abercrombie, Mr. Singer served as Chief Financial Officer of Gucci Group NV, a leading luxury goods company, from September 1995 to April 2004. From 1987 to 1995, Mr. Singer was a Partner at Coopers & Lybrand. From April 2006 to April 2010, Mr. Singer was a director and the chairman of the compensation committee of Benetton S.p.A. From 2003 to 2006, Mr. Singer served on the Board of Directors of Fairmont Hotels & Resorts, Inc., and as Chairman of the audit committee from 2004 to 2006. Mr. Singer currently serves on the board of directors of several non-public companies. He has been a director of the following public companies during the past five years: Mead Johnson Nutrition since February 2009 and Coty Inc. since January 2010. Coty Inc. was privately held until June 2013 when it became a publicly traded company listed on the NYSE. Mr. Singer is a member of Coty Inc.'s Board of Directors and Chairman of its Audit Committee. Mr. Singer was first elected a director of Tiffany & Co. in May 2012. Key Skills: accounting, global retail, financial and general management of luxury good brands.

In the event that any of the current directors standing for reelection does not receive a majority of “for” votes of the votes cast for or against his or her candidacy, such person would continue to serve as a

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director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each of the nominees for director has agreed to tender his or her resignation in the event that he or she does not receive such a majority. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. Please refer to Section 1.i of the Corporate Governance Principles, which are attached as Appendix II hereto, for further information about the procedure that would be followed in the event of such an election result.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL TEN NOMINEES FOR DIRECTOR.

Item 2. Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed and the Board has ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for Fiscal 2014. As a matter of good corporate governance, we are asking you to approve this selection.

PwC has served as the Company’s independent registered public accounting firm since 1984.
A representative of PwC will be in attendance at the Annual Meeting to respond to appropriate questions raised by shareholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

The Board may review this matter if this appointment is not approved by the shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014.

Item 3. Approval of the Compensation paid to the Named Executive Officers

Rule 14a-21(a) was adopted by the Securities and Exchange Commission (“SEC”). It was adopted under the Securities Exchange Act of 1934, as amended by the Dodd-Frank Act (the “Dodd-Frank Amendments”), and requires the Company to include in its proxy statement, at least once in every three years, a separate shareholder advisory vote to approve the compensation of the Company’s named executive officers. Accordingly, we are presenting the following resolution for the vote of the shareholders at the 2014 Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934 in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion be and hereby is APPROVED.

The disclosed compensation paid to the Company’s named executive officers (Messrs. Kowalski, McGuiness, Cumenal, Fernandez and King, and Mrs. Cloud) for which your approval is sought may be found at PS-26 through PS-74 inclusive of this Proxy Statement.

At the 2013 Annual Meeting, the Company included in its proxy statement a separate shareholder advisory vote to approve the compensation of the Company’s named executive officers. The Company’s Say on Pay proposal passed with 97.8% of the shareholder votes in favor of the Company’s compensation program. Of the “against” votes, 53% were abstaining shares. The Committee considered shareholder approval of the compensation program when implementing changes for Fiscal 2014.

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THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS IN FISCAL 2013.

Item 4. Approval of the adoption of the 2014 Tiffany & Co. Employee Incentive Plan

On March 19, 2014, the Board adopted the Company's 2014 Employee Incentive Plan (the "2014 Incentive Plan") subject to shareholder approval at the 2014 Annual Meeting of Shareholders. If approved, the 2014 Incentive Plan will become effective on the date of the 2014 Annual Meeting of Shareholders (the "Effective Date") and will replace the Amended and Restated 2005 Tiffany & Co. Employee Incentive Plan (the "2005 Incentive Plan"), under which no further awards may be granted after the Effective Date. Awards made under the 2005 Incentive Plan from February 1, 2014 through the Effective Date, including awards made on March 19, 2014 totaling approximately 254,000 shares, will reduce the number of shares available under the 2014 Incentive Plan by one share for every share subject to an award granted. The 2008 Tiffany & Co. Directors Option Plan (the "2008 Directors Incentive Plan") will remain in full force and effect after the Effective Date.

The 2014 Incentive Plan is an important part of our pay-for-performance compensation strategy. The Board believes that it is in the best interests of the Company and our shareholders to approve the 2014 Incentive Plan. Based on the amount of awards granted in the past, as discussed in more detail below, the Board believes that the shares available for awards under the 2005 Incentive Plan will likely be insufficient to satisfy our equity compensation needs for 2015 and beyond and that the 2005 Incentive Plan should be replaced by the 2014 Incentive Plan, which authorizes up to 8.65 million shares for awards. If our shareholders do not approve the 2014 Incentive Plan, we may experience a shortfall of shares available for issuance for stock-based compensation awards that we believe may adversely affect our ability to attract, retain and reward employees who contribute to our long-term success.

Approval of this Item 4 will constitute approval of the 2014 Incentive Plan itself and approval of the material terms of the 2014 Incentive Plan relating to tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”), including performance measures, permissible adjustments, and maximum individual limits, as discussed in more detail below.

In this section we have summarized the principal features of the 2014 Incentive Plan. This summary is not a complete description of the 2014 Incentive Plan and is qualified in its entirety by reference to the full text of the 2014 Incentive Plan, which is attached as Appendix III.

Purpose of the 2014 Incentive Plan

The purpose of the 2014 Incentive Plan is to encourage participants to acquire an increased proprietary interest in the long-term growth and financial success of the Company and to further link the interests of such individuals to the long-term interests of shareholders. The 2014 Incentive Plan provides the opportunity to attract, retain and reward employees, while further linking their interests to those of shareholders, under plan terms that are up-to-date and aligned with best market practices.

The 2014 Incentive Plan authorizes the Compensation Committee of the Board of Directors (for purposes of this Item, the “Committee”) to make stock-based awards to employees of the Company’s subsidiaries.

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Current Awards Outstanding

Below is information regarding shares currently outstanding under the 2005 Incentive Plan and the 2008 Directors Incentive Plan, as well as stock options outstanding under the Company's 1998 Employee Incentive Plan and the 1998 Director Incentive Plan.  No shares remain available for grant under the 1998 plans. The Company made its annual grants to executive officers in January 2014, and those awards are included in the data below:

Selected Data as of January 31, 2014:

Stock options outstanding	2,322,145
Weighted average exercise price	$ 55.63
Weighted average remaining term	6.62 years
Full value share awards outstanding (unvested)	1,621,340
Shares remaining for grant under the 2008 Director Plan	747,948
Under the 2005 Incentive Plan and the 2008 Directors Incentive Plan, stock-based awards are granted from a pool of available shares, with stock options counting as 1 share and restricted stock units (full value awards) counting as 1.58 shares.

The Company made its annual grants to non-executive employees, and new hire and promotion grants, in March 2014, in the total amount of approximately 254,000 shares, and these and other grants awarded under the 2005 Incentive Plan after January 31, 2014 will reduce the number of shares available under the 2014 Incentive Plan by one share for every share subject to an award granted.

For additional information regarding stock-based awards previously granted, see Note N. "STOCK COMPENSATION PLANS," in Annual Report on Form 10-K for fiscal year ended January 31, 2014.
Plan At-A-Glance

Plan Term
If approved, the 2014 Incentive Plan is effective on the date of the 2014 Annual Meeting of Shareholders and shall remain in effect as long as any awards under the plan are outstanding; however, no award may be granted more than 10 years after the effective date.

Eligible Participants	All 10,600 employees of the Company or its subsidiaries.
Total Shares Authorized	8,650,000
Award Types	Stock Options (Incentive and Non-Qualified) ("options")
Restricted Stock, Restricted Stock Units, Stock Appreciation Rights ("SARs")
Cash-Based Incentive Awards (all types, collectively, "awards").
Grant Limits	Options intended to be Incentive Stock Options, no more than 1 million shares under the plan in aggregate.

Aggregate number of shares that may be granted to any individual in a fiscal year, pursuant to any and all award types (excluding awards that the Committee determines will not be designed to be Section 162(m) performance-based compensation), is 400,000 (except, in year of hire, aggregate limit is 800,000).

Aggregate cash payout which may be made to any named executive officer in any fiscal year, from an Other Incentive Award (non-equity) granted in any single prior fiscal year (excluding awards that the Committee determines will not be designed to be Section 162(m) performance-based compensation), is $3,000,000.

Stock Option Exercise Period	Determined by the Committee, but no more than ten years from the date of grant.
Stock Option Exercise Price	Not less than fair market value on date of grant.

TIFFANY & CO.

Key Features of the 2014 Incentive Plan
Limitation on Authorized Shares.
We are requesting approval of 8.65 million shares of common stock for awards under the 2014 Incentive Plan. Each award granted under the 2014 Incentive Plan will be counted against the share limit as one share of common stock for each share subject to the award. Awards granted under the 2005 Incentive Plan after January 31, 2014 will reduce the share limit by one share of common stock for each share subject to the award.
Our potential dilution, or “overhang,” from outstanding awards and shares available for future awards under the 2014 Incentive Plan is approximately 9%. This overhang approximates the median of Tiffany's peer group (see "Peer Group" at Page PS-33). This percentage was calculated as follows:

New Shares Requested under 2014 Incentive Plan	8,650,000
Available Shares under 2008 Director Plan (reduced by 1.58 fungible ratio)	473,385
Overhang Shares (outstanding grants under 2005 Incentive Plan and 2008 Director Plan)	3,943,485
Total Share Allocation (TSA)	13,066,870
Dilution (TSA / Common Shares Outstanding as of 1/31/14 + TSA)	9%
Share Replenishment and the Effect of Forfeited, Canceled or Expired Awards.
Shares subject to an award under the 2014 Incentive Plan that are not delivered because of forfeiture, cancellation, expiration, failure to vest, cash settlement or non-issuance of shares, become available for further grant. For a SAR award that is settled in stock, no shares originally granted with respect to such SAR award (whether issued or unissued) will become available for further grant. Shares tendered in payment of the purchase price of a stock option award or tendered or withheld to pay taxes with respect to a stock option or SAR award, in either case under the 2014 Incentive Plan, do not become available for further grant. Shares tendered or withheld to pay taxes with respect to an award other than a stock option or SAR award under the 2014 Incentive Plan, become available for further grant. The above described treatment shall apply as well to shares subject to awards made under the 2005 Incentive Plan after January 31, 2014.
Burn Rate for Fiscal 2011, 2012 and 2013

Fiscal Year	Options	Full Value Time Based Awards Granted	Performance Awards Earned	Weighted Average Number of Common Shares outstanding	Unadjusted Burn Rate
2013	323,211	323,783	148,960	127,835,000	0.62%
2012	365,024	302,295	287,894	126,737,000	0.75%
2011	459,984	390,524	3,297	127,397,000	0.67%
The total number of shares available for grant under the 2014 Incentive Plan is calculated to last approximately 8 years, based solely on the average rate at which shares were granted over the past three fiscal years, and assuming that future awards under the 2014 Incentive Plan would be made at this average rate. However, the amount of shares granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors that cannot be predicted, including but not limited to the price of the Company's common stock on the future grant dates, the volatility of the stock and the types of awards that will be granted.

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No Additional Shares from the 2005 Incentive Plan.
If the 2014 Incentive Plan is approved, any remaining shares under the 2005 Incentive Plan will not be available for grant after the Effective Date.
No Repricing or Grant of Discounted Stock Options.
The 2014 Incentive Plan expressly prohibits repricing of stock options or stock appreciation rights except in connection with certain changes in corporate structure. For purposes of the 2014 Incentive Plan, a "repricing" means a reduction in the exercise price of a stock option or stock appreciation right, the cancellation of a stock option or stock appreciation right in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price. Additionally, the exercise price of a stock option or stock appreciation right may not be less than the fair market value of the Company's common stock on the date such award is granted.
Limitation on Payment of Dividends.
The 2014 Incentive Plan prohibits paying dividends on stock options or stock appreciation rights. Additionally, dividends and dividend equivalents may not be paid on any unvested awards that vest based on the achievement of performance goals but may be accumulated and paid only if and when the award vests.
Clawback Feature.
The 2014 Incentive Plan contains a clawback feature consistent with the Policy for Recovery of Erroneously Awarded Incentive Based Compensation adopted by the Company in Fiscal 2013. See "Clawback Policy" at PS-47.
Double-Trigger Equity Vesting upon a Change-in-Control.
The 2014 Incentive Plan provides for double-trigger equity vesting in the event of a change in control. This means that the Committee may permit awards to early vest in the event of a change in control, but only upon involuntary termination following such change in control (i.e. a "double trigger"). If outstanding awards under the 2014 Incentive Plan are replaced by the acquiror or related entity in a change in control of the Company, those replacement awards will not immediately vest on a "single trigger" basis (i.e. on a change in control), but would only accelerate if the participant is terminated involuntarily following the change in control.
Non-Transferability of Awards.
Stock options and SARS, and unvested stock and share-based awards (such as restricted stock units) granted under the 2014 Incentive Plan, are not transferable by the participant other than as provided by the Committee or by will, the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Nor may any of these awards be transferred or exchanged for consideration.
Administration of the 2014 Incentive Plan
The 2014 Incentive Plan will be administered by a committee selected by the Board. The Committee shall consist of two or more members of the Board, each of whom shall qualify as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and as "independent" for purposes of the New York Stock Exchange Listing standards. The Committee may delegate certain of its administrative responsibilities.
The Committee's authority to administer the 2014 Incentive Plan includes the right to:

•	select from amongst eligible employees who shall receive awards;

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•	determine the types of awards and the number of shares covered by the awards;

•	establish the terms, conditions, performance goals, restrictions, and other provisions of such awards and award agreements;

•	cancel, amend, or suspend awards; and

•	interpret the plan.

Eligible Employees
Employees (including executive officers and directors who are also the Company’s employees) of the Company and any of its subsidiaries are eligible to participate in the 2014 Incentive Plan. Non-employee directors are not eligible to participate. On January 31, 2014, the Company had 10,600 employees (including executive officers) who would have been eligible to participate in the 2014 Incentive Plan if it had been in effect as of that date.
Awards Available
Options and SARs
The grant of a stock option entitles the holder to purchase a specified number of shares of the Company's Common Stock at an exercise specified at the time of grant (fair market value as of the grant date). Stock options may be granted in the form of non-qualified stock options ("NQSOs") or incentive options ("ISOs"). Grants of ISOs must fulfill the requirements applicable to an "incentive stock option" described in Section 422(b) of the Internal Revenue Code.
The grant of a stock appreciation right ("SAR") entitles the holder to receive the appreciation value, if any, for a specific number of shares of the Company's common stock over a specific time period. The Committee may provide the appreciation value in cash or in shares. The appreciation value is equal to all or a portion of the growth in the fair market value over an exercise price specified at the time of grant.
The 2014 Incentive Plan limits the discretion of the Committee with respect to stock options and SARs as follows:

•	the term of a stock option or SAR may not exceed ten years,

•	the per-share exercise price of each stock option or SAR may not be less than 100% of fair market value as of the grant date,

•	the per-share exercise price may not be decreased after grant except for adjustments made to reflect stock splits and other corporate transactions (see "Adjustments" below), and

•	neither a stock option nor an SAR may be surrendered for a new stock option or SAR with a lower exercise price.

The Committee may permit the payment of the stock option exercise price to be made as follows:

•	in cash,

•	by tender of the Company's shares of common stock, or

•	by irrevocable authorization to a third party to sell shares received upon exercise of the option and to remit the exercise price.
Stock Awards
A stock award is the grant of shares of the Company's common stock or a right to receive such shares, their cash equivalent or a combination of both. Each stock award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. Historically,

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the Committee has granted stock awards in the form of time-vesting restricted stock units or performance-based restricted stock units.
Cash Incentive Awards
Cash awards may be granted as determined by the Committee. Terms of cash awards must be set out by agreement, which may specify performance periods and goals. The Committee has the discretion to adjust pre-established Performance Goals under certain circumstances. The Committee reserves the right to issue bonuses and other incentive compensation outside of the 2014 Incentive Plan, with or without pre-established Performance Goals.
Performance Awards
A performance award may be in any form permitted under the 2014 Incentive Plan, subject to such terms as the Committee deems appropriate, including the requirement that the participant forfeit the award (or a portion thereof) if certain performance criteria are not met. The Committee has in the past granted performance awards in the form of performance-based restricted stock units, with vesting determined by achievement against performance goals over a three-year period. The Committee has also granted performance-based awards that are payable in cash, and such cash-incentive awards may be granted under the 2014 Incentive Plan, provided that the maximum amount of compensation that may be paid to any one participant in any fiscal year in respect of any single performance-based award granted in a single prior fiscal year, payable only in cash, is $3,000,000.
Vesting of performance-based awards is determined by achievements against a one-year performance goal. In setting performance goals for awards intended to qualify as "qualified performance-based compensation" for Section 162(m) of the Code, the 2014 Incentive Plan permits the Committee to use the following measures:

•	change in fair market value of a share;

•	the Company’s consolidated net earnings;

•	the Company’s consolidated earnings per share on a diluted basis;

•	the Company’s consolidated net sales;

•	net sales for any channel of distribution (as defined in Management’s Discussion and Analysis of Financial Condition and Results of Operations);

•	the Company’s consolidated return on average assets;

•	the Company’s consolidated selling, general and administrative expenses;

•	the Company’s consolidated earnings from operations;

•	the Company’s consolidated earnings before income taxes;

•	the Company’s consolidated net cash provided by operating activities;

•	the Company’s gross revenue or gross revenue growth;

•	the Company’s gross profit or gross profit growth;

•	the Company’s net operating profit (before or after taxes);

•	return on assets, capital, invested capital, equity or sales; and

•	earnings before or after taxes, interest, depreciation and/or amortization.

Performance goals may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance that, if met, will result in a maximum pay-out of the award. The Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) extraordinary non-recurring items as

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described in FASB ASC 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in said Annual Report for the applicable year; (vi) acquisitions or divestitures, (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereto, (viii) foreign exchange gains and losses, and (ix) a change in the Company’s fiscal year.
The 2014 Incentive Plan is not the exclusive means available to the Company to provide incentive compensation to employees of the Company and its subsidiaries.

Adjustments
In the event of certain corporate changes, such as mergers, reorganizations, reclassifications, recapitalizations, stock splits, dividends (other than regular, quarterly dividends), or the like, the 2014 Incentive Plan provides for adjustments of the number and kinds of shares which may be delivered under the plan, or subject to outstanding awards under the plan. Such adjustments shall be made to for the purpose of preserving the benefits or potential benefits of the plan and the original awards under the plan.
Substitutions
The Committee may grant awards to employees of an entity acquired by the Company or one of its subsidiaries, or an entity in which the Company or one of its subsidiaries has acquired an interest. Shares associated with such substitute awards will not reduce the number of shares otherwise available for grants under the 2014 Incentive Plan.
Federal Income Tax Consequences
The following is a brief description of the material United States federal income tax consequences associated with awards under the 2014 Incentive Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not changes in the future. Tax consequences in other countries may vary. This information is not intended as tax advice to anyone, including participants in the 2014 Employee Incentive Plan.
Incentive Stock Options. A participant who is granted an incentive stock option recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of the shares on the date of exercise over the option exercise price is an item includible in the participant's alternative minimum taxable income. The Internal Revenue Service may require the participant to pay an alternative minimum tax even though the participant receives no cash upon exercise of the incentive stock option that the participant can use pay such tax.
If a participant holds the shares acquired upon exercise of the incentive stock option for at least two years from the date of grant and at least one year following exercise (the "Statutory Holding Periods"), the IRS taxes the participant's gain, if any, upon a subsequent disposition of such common stock,(difference between the sale price and the exercise price) as capital gain. If a participant disposes of common stock acquired through the exercise of an incentive stock option before satisfying the Statutory Holding Periods (a "Disqualifying Disposition"), the participant may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of, the amount realized on disposition, or the fair market value of the common stock on the exercise date, over (2) the exercise price. This income is subject to income tax withholding. The balance of the gain that the participant realizes on such a disposition, if any, (the difference between sale price and fair market values of the shares on exercise date) is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the incentive stock option. If a Disqualifying Disposition occurs, the Company is entitled to a tax deduction corresponding to the amount of compensation income recognized by the employee.
Non-Qualified Stock Options. A participant who is granted a non-qualified stock option recognizes no income upon grant of the option. At the time of exercise, however, the participant recognizes compensation income equal to the difference between the exercise price and the fair market value

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of the shares received on the date of exercise. This income is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction corresponding to the compensation income that the participant recognizes.
SARs. A participant who is granted an SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any shares received. This income is subject to income tax withholding. The Company is generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.
Restricted Stock Units. A participant will not recognize income at the time a restricted stock unit award is granted. Upon receipt of shares in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock received as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Performance Awards. A participant will not recognize income, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of stock or cash (or a combination thereof) in settlement of a performance award, the participant will recognize ordinary income equal to the fair market value of the stock and cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Restricted Stock. Restricted stock is not taxable to a participant at time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. If a participant makes such an election and thereafter forfeits the restricted shares, he or she will be entitled to no tax deduction, capital loss or other tax benefit. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to any applicable limitations under Code Section 162(m).
Code Section 409A. If an award is subject to Section 409A of the Internal Revenue Code (which relates to nonqualified deferred compensation plans), and if the requirements of Code Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the Incentive Plan, however, are intended to be exempt from the application of Code Section 409A or meet the requirements of Section 409A in order to avoid such early taxation and penalties.
Awards to Named Executive Officers and Other Employees
The 2014 Incentive Plan is new and no awards have been made under it.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2014 TIFFANY & CO. EMPLOYEE INCENTIVE PLAN.

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OTHER MATTERS
Shareholder Proposals for Inclusion in the Proxy Statement for the 2015 Annual Meeting
If you wish to submit a proposal to be included in the Proxy Statement for our 2015 Annual Meeting, we must receive it no later than December 11, 2014. Proposals should be sent to the Company at 727 Fifth Avenue, New York, New York 10022 addressed to the attention of Corporate Secretary (Legal Department).
Other Proposals
Our By-laws set forth certain procedures for shareholders of record who wish to nominate directors or propose other business to be considered at an annual meeting. In addition, we will have discretionary voting authority with respect to any such proposals to be considered at the 2015 Annual Meeting unless the proposal is submitted to us no earlier than January 22, 2015 and no later than February 21, 2015 and the shareholder otherwise satisfies the requirement of SEC Rule 14a-4.

Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Annual Report Administrator, Tiffany & Co., 200 Fifth Avenue, 14th floor, New York, New York 10010 or by calling 212-230-5302. You may also obtain a copy of the proxy statement and annual report from the Company’s website www.tiffany.com, by clicking “Investors” at the bottom of the page, and selecting “Financial Information” from the left-hand column. Shareholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
Reminder to Vote
Please be sure to either complete, sign and mail the enclosed proxy card in the return envelope provided or call in your instructions or vote by Internet as soon as you can so that your vote may be recorded and counted.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Patrick B. Dorsey
Patrick B. Dorsey
Secretary
New York, New York
April 10, 2014

TIFFANY & CO.

APPENDIX I
NON-GAAP MEASURES

Internally, the Company monitors and measures its earnings performance excluding certain items listed below. The Company believes excluding such items presents the Company's results on a more comparable basis to the corresponding period in the prior year, thereby providing investors with an additional perspective to analyze the results of operations of the Company. The following table reconciles certain GAAP amounts to non-GAAP amounts:

(in thousands, except per share amounts)	GAAP	Arbitration award [a] increase/ (decrease)	Specific cost-reduction initiatives [b](decrease)/increase	Non-GAAP
Year Ended January 31, 2014
Selling, general and administrative ("SG&A") expenses	$1,555,903	$—	$(9,379)	$1,546,524
Earnings from operations	304,329	480,211	9,379	793,919
As a % of sales	7.5%			19.7%
Other income, net	13,191	(7,489)	—	5,702
Provision for income taxes	73,497	179,319	3,594	256,410
Effective tax rate	28.8%			34.8%
Net earnings	181,369	293,403	5,785	480,557
As a % of sales	4.5%			11.9%
Diluted earnings per share	1.41	2.28	0.04	3.73

a.
Amounts associated with the award issued in arbitration between the Swatch Group Ltd. and the Company. See "Item 8. Financial Statements and Supplementary Data - Note K - Commitments and Contingencies" in our Annual Report on Form 10-K, filed with the SEC on April 1, 2014 for further information.

b.
Expenses associated with specific cost-reduction initiatives which included severance related to staffing reductions and subleasing of certain office space for which only a portion of the Company's future rent obligations will be recovered.

TIFFANY & CO.

Appendix II

TIFFANY & CO.
(A DELAWARE CORPORATION)

CORPORATE GOVERNANCE PRINCIPLES

(as adopted by the full Board of Directors on January 15, 2004, amended March 15, 2007, further amended and restated September 16, 2010, further amended and restated on March 17, 2011 and further amended and restated on March 20, 2014)

1.    Director Qualification Standards; Size of the Board; Audit Committee Service.

a.    A majority of the directors shall meet the independence requirements set forth in Section 303A.01 and .02 of the New York Stock Exchange Corporate Governance Rules. A director shall not be deemed to have met such independence requirements unless the Board has affirmatively determined that it be so. In making its determination of independence, the Board shall broadly consider all relevant facts and circumstances and assess the materiality of each director’s relationship(s) with the Corporation and/or its subsidiaries. If a director is determined by the Board to be independent, all relationships, if any, that such director has with the Corporation and/or its subsidiaries which were determined by the Board to be immaterial to independence shall be disclosed in the Corporation’s annual proxy statement.

b.    A director shall be younger than age 74 when elected or appointed and a director shall not be recommended for re-election by the stockholders if such director will be age 74 or older on the date of the annual meeting or other election in question, provided that the Board of Directors may, by specific resolution, waive the provisions of this sentence with respect to an individual director whose continued service is deemed uniquely important to the Corporation.

c.    A director need not be a stockholder to qualify as a director, but shall be encouraged to become a stockholder by virtue of the Corporation’s policies and plans with respect to stock options and stock ownership for directors and otherwise.

d.    Consistent with 1.a. above, candidates for director shall be selected on the basis of their business experience and expertise, with a view to supplementing the business experience and expertise of management and adding further substance and insight into board discussions and oversight of management. The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become directors, and for recommending to the Board director nominees for the next annual meeting of the stockholders.

e.    From time to time, the Nominating/Corporate Governance Committee will recommend to the Board the number of directors constituting the entire Board. Based upon that recommendation, the current nature of the Corporation’s business, and the talents and business experience of the existing roster of directors, the Board believes that ten directors is an appropriate number at this time.

f.    The Board shall be responsible for determining the qualification of an individual to serve on the Audit Committee as a designated “audit committee financial expert,” as required by applicable rules of the SEC under Section 407 of the Sarbanes-Oxley Act. In addition, to serve on the Audit Committee, a director must meet the standards for independence set forth in

TIFFANY & CO.

Section 301 of the Sarbanes-Oxley Act. To those ends, the Nominating/Corporate Governance Committee will coordinate with the Board in screening any new candidate for audit committee financial expert or who will serve on the Audit Committee and in evaluating whether to re-nominate any existing director who may serve in the capacity of audit committee financial expert or who may serve on the Audit Committee. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, then, in the case of each such Audit Committee member, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and disclose such determination in the Corporation’s annual proxy statement.

g.    Any director who changes his or her employer or otherwise has a significant change in job responsibilities, or who accepts or intends to accept a directorship with another public company (or with any other organization that would require a significant time commitment) that he or she did not hold when such director was most recently elected to the Board, shall (1) advise the secretary of the Corporation of such change or directorship and (2) submit to the Nominating/Corporate Governance Committee, in care of the secretary, a signed letter, addressed to such Committee, resigning as a director of the Corporation effective upon acceptance of such resignation by such Committee but void ab initio if not accepted by such Committee within ten (10) days of receipt by the secretary. The secretary of the Corporation shall promptly advise the members of the Nominating/Corporate Governance Committee of such advice and receipt of such letter. The Nominating/Corporate Governance Committee shall promptly meet and consider, in light of the circumstances, the continued appropriateness of such director’s membership on the Board and each committee of the Board on which such director participates. In some instances, taking into account all relevant factors and circumstances, it may be appropriate for the Nominating/Corporate Governance Committee to accept such resignation, to recommend to the Board that the director cease participation on one or more committees, or to recommend to the Board that such director not be re-nominated to the Board.

h.    Subject to 1.b above, directors of the Corporation are not subject to term limits. However, the Nominating/Corporate Governance Committee will consider each director’s continued service on the Board each year and recommend whether each director should be re-nominated to the Board. Each director will be given an opportunity to confirm his or her desire to continue as a member of the Board.

i.    The Corporation has amended its By-Laws to provide for majority voting in the election of directors. In uncontested elections, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Nominating/Corporate Governance Committee (or comparable committee of the Board) shall establish procedures for any director who is not elected to tender his or her resignation. The Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following certification of the election results. In determining whether or not to recommend that the Board of Directors accept any resignation offer, the Nominating/Corporate Governance Committee shall be entitled to consider all factors believed relevant by such Committee’s members. Unless applicable to all directors, the director(s) whose resignation is under consideration is expected to recuse himself or herself from the Board vote. Thereafter, the Board will promptly disclose its decision regarding the director's resignation offer (including the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission. If the Board accepts a director's resignation pursuant to this process, the Nominating/Corporate Governance Committee shall recommend to the Board whether to fill such vacancy or reduce the size of the Board. If, for any reason, the Board of Directors is not elected at an annual meeting, they may be elected

TIFFANY & CO.

thereafter at a special meeting of the stockholders called for that purpose in the manner provided in the By-laws.

j.    Including service on the Board of Directors of the Corporation, no director shall serve on the board of directors (or any similar governing body) of more than six public companies.

2.    Attendance and Participation at Board and Committee Meetings.

a.    Directors shall be expected to attend six regularly scheduled board meetings in person, if practicable, or by telephone, if attendance in person is impractical. Directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled board meetings will be practicable.

b.    For committees on which they serve, directors shall be expected to attend regularly scheduled meetings in person, if practicable, or by telephone, if attendance in person is impractical or if telephone participation is the expected means of participation. For committees on which they serve, directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled committee meetings will be practicable.

c.    Directors shall attempt to make time to attend, in person or by telephone, specially scheduled meetings of the Board or those committees on which they serve.

d.    Directors shall, if practicable, review in advance all meeting materials provided by management, the other directors or consultants to the Board.

e.    Directors shall comply with the policies and procedures of the Board with respect to business conduct, ethics, confidential information and ownership of, and trading in, the Corporation’s securities.

f.    Nothing stated herein shall be deemed to limit the duties of directors under applicable law.

3.    Director Access to Management and Independent Advisors.

a.    Executive officers of the Corporation and its subsidiaries shall make themselves available, and shall arrange for the availability of other members of management, employees and consultants, so that each director shall have full and complete access with respect to the business, finances and accounting of the Corporation and its subsidiaries.

b.    The chief financial officer and the chief legal officer of the Corporation will regularly attend Board meetings (other than those portions of Board meetings that are reserved for independent or non-management directors or those portions in which the independent or non-management directors meet privately with the chief executive officer) and the Board encourages the chief executive officer to invite other executive officers and non-executive officers to Board meetings from time to time in order to provide additional insight into items being discussed and so that the Board may meet and evaluate persons with potential for advancement.

c.    If the charter of any Board committee on which a director serves provides for access to independent advisors, any executive officer of the Corporation is authorized to arrange for the payment of the reasonable fees of such advisors at the request of such a committee acting by resolution or unanimous written consent.

TIFFANY & CO.

4.    Director Compensation.

a.    Directors shall be compensated in a manner and at a level sufficient to encourage exceptionally well-qualified candidates to accept service upon the Board and to retain existing directors. The Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based upon appreciation in the market value of, the Corporation’s Common Stock. Compensation of the Directors shall be determined by the Nominating/Corporate Governance Committee.

b.    In determining the form and amount of director compensation, the Nominating/Corporate Governance Committee shall retain an independent advisor to provide such Committee with advice, which shall include reference to data drawn from public company filings with respect to the fees and emoluments paid to outside directors by comparable public companies.

c.    Contributions to charities with which an independent or non-management director is affiliated will not be used as compensation to such a director and management will use special efforts to avoid any appearance of impropriety in connection with such contributions, if any.

d.    Management will advise the Board should the Corporation or any subsidiary wish to enter into any direct financial arrangement with any director for consulting or advisory services, or into any arrangement with any entity affiliated with such director by which the director may be indirectly benefited, and no such arrangement shall be consummated without specific authorization from the Board.

5.    Director Orientation and Continuing Education.

a.    Each executive officer of the Corporation shall meet with each new director and provide an orientation into the business, finance and accounting of the Corporation.

b.    Each director shall be reimbursed for reasonable expenses incurred in pursuing continuing education with respect to his/her role and responsibilities to the stockholders and under law as a director.

6.    Management Succession.

a.    The Board, assisted by the Corporate Nominating/Corporate Governance Committee, shall select, evaluate the performance of, retain or replace the chief executive officer and make such plans as are prudent for the succession of the executive officers. Such actions will be taken with (i) a view to the effectiveness and execution of strategies propounded by and decisions taken by the chief executive officer with respect to the Corporation’s long-term strategic plan and long-term financial returns and (ii) applicable legal and ethical considerations.

b.    In furtherance of the foregoing responsibilities, and in contemplation of the retirement, or an exigency that requires the replacement, of the chief executive officer, the Board shall, in conjunction with the chief executive officer, oversee the selection and evaluate the performance of the other executive officers.

7.    Annual Performance Evaluation of the Board.

a.    The Nominating/Corporate Governance Committee is responsible to assist the Board in the Board’s oversight of the Board’s own performance in the area of corporate governance.

TIFFANY & CO.

b.    Annually, each director will participate in an assessment of the Board’s performance. The results of such self-assessment will be provided to each director.

8.    Matters for Board Review, Evaluation and/or Approval.

a.    The Board is responsible under the law of the State of Delaware to review and approve significant actions by the Corporation including major transactions (such as acquisitions and financings), declaration of dividends, issuance of securities and appointment of officers of the Corporation.

b.    The Board is responsible, either through its committees, or as guided by its committees, for those matters which are set forth in the respective charters of the Audit, Nominating/Corporate Governance , Compensation and Corporate Social Responsibility Committees or as otherwise set forth in the corporate governance rules of the New York Stock Exchange.

c.    The following matters, among others, will be the subject of Board deliberation on such occasions as the Board may determine necessary or desirable but as least as often as required by applicable law or by the corporate governance rules of the New York Stock Exchange:

i.    the Board will review and if acceptable approve the Corporation’s operating plan for each fiscal year, as developed and recommended by management;

ii.     the directors will review actual performance against the operating plan;

iii.    the Board will review and if acceptable approve the Corporation’s multi-year strategic plan, as developed and recommended by management;

iv.    the charters of all Board Committees will be reviewed and, if necessary, modified, by the Board;

v.    the delegation of authority to officers and employees for day-to-day operating matters of the Corporation and its subsidiaries will be reviewed and if acceptable approved by the Board; and

vi.    the Corporation’s policies with respect to the payment of dividends and the repurchase of the Corporation’s securities will be reviewed and if acceptable approved by the Board.

9.    Management’s Responsibilities.

Management is responsible to operate the Corporation with the objective of achieving the Corporation’s operating and strategic plans and building value for stockholders on a long-term basis. In executing those responsibilities management is expected to act in accordance with the policies and standards established by the Board (including these principles), as well as in accordance with applicable law and for the purpose of maintaining the value of the trademarks and business reputation of the Corporation’s subsidiaries. Specifically, the chief executive officer and the other executive officers are responsible for:

a.    producing, under the oversight of the Board and the Audit Committee, financial statements for the Corporation and its consolidated subsidiaries that fairly present the financial condition, results of operation, cash flows and related risks in accordance with generally accepted accounting principles, for making timely and complete disclosure to investors, and for

TIFFANY & CO.

keeping the Board and the appropriate committees of the Board informed on a timely basis as to all matters of significance;

b.    developing and presenting the strategic plan, proposing amendments to the plan as conditions and opportunities dictate and for implementing the plan as approved by the Board;

c.    developing and presenting the annual operating plans and budgets and for implementing those plans and budgets as approved by the Board;

d.    creating an organizational structure appropriate to the achievement of the strategic and operating plans and recruiting, selecting and developing the necessary managerial talent;

e.    creating a working environment conducive to integrity, business ethics and compliance with applicable legal and Corporate policy requirements;

f.    developing, implementing and monitoring an effective system of internal controls and procedures to provide reasonable assurance that: the Corporation’s transactions are properly authorized; the Corporation’s assets are safeguarded against unauthorized or improper use; and the Corporation’s transactions are properly recorded and reported. Such internal controls and procedures also shall be designed to permit preparation of financial statements for the Corporation and its consolidated subsidiaries in conformity with generally accepted accounting principles and any other legally required criteria applicable to such statements; and

g.    establishing, maintaining and evaluating the Corporation’s disclosure controls and procedures. The term “disclosure controls and procedures” means controls and other procedures of the Corporation that are designed to ensure that information required to be disclosed by the Corporation in the reports filed by it under the Securities Exchange Act of 1934 (the “Act”) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Corporation in the reports it files under the Act is accumulated and communicated to the Corporation’s management, including its principal executive and financial officers, to allow timely decisions regarding required disclosure. To assist in carrying out this responsibility, management has established a Disclosure Control Committee, whose membership is responsible to the Audit Committee, to the chief executive officer and to the chief financial officer, and includes the following officers or employees of the Corporation: the president, the chief legal officer, the head of finance, the chief information officer, the controller, the head of internal audit & financial controls, the investor relations officer and the treasurer.

10.    Meeting Procedures.

a.    The Board shall determine whether the offices of chairman of the board and chief executive officer shall be held by one person or by separate persons, and whether the person holding the office of chairman of the board shall be “independent” or not. An “independent” director meets the requirements for “independence” as referenced in item 1.a above. “Non-management” directors include those who are independent and those who, while not independent, are not currently employees of the Corporation or one of its subsidiaries.

b.    The chairman of the board will establish the agenda for each Board meeting but the chairman of the board will include in such agenda any item submitted by the presiding independent director (see item 11.c below). Each Board member is free to suggest the inclusion

TIFFANY & CO.

of items on the agenda for any meeting and the chairman of the board will consider them for inclusion.

c.    Management shall be responsible to distribute information and data necessary to the Board’s understanding of all matters to be considered and acted upon by the Board; such materials shall be distributed in writing to the Board sufficiently in advance so as to provide reasonably sufficient time for review and evaluation. To that end, management has provided each director with access to a secure website where confidential and sensitive materials may be viewed. In circumstances where practical considerations do not permit advance circulation of written materials, reasonable steps shall be taken to allow more time for discussion and consideration, such as extending the duration of a meeting or circulating unanimous written consent forms, which may be considered and returned at a later time.

d.    The chairman of the board shall preside over meetings of the Board.

e.    If the chairman of the board is not independent, the independent directors may select from among themselves a “presiding independent director”; failing such selection, the chairman of the Nominating/Corporate Governance Committee shall be the presiding independent director. The presiding independent director shall be identified as such in the Corporation’s annual proxy statement to facilitate communications by stockholders and employees with the non-management directors.

f.    The non-management directors shall meet separately from the other directors in regularly scheduled executive session, without the presence of management directors and executive officers of the Corporation. The presiding independent director shall preside over such meetings.

g.    At least once per year the independent directors shall meet separately from the other directors in a scheduled executive session, without the presence of management directors, non-management directors who are not independent and executive officers of the Corporation. The presiding independent director shall preside over such meetings.

11.    Committees.

a.    The Board shall have an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee which shall have the respective responsibilities described in the charters of each committee. The membership of each such committee shall consist only of independent directors.

b.    The Board may, from time to time, appoint one or more additional committees, such as a Dividend Committee and a Corporate Social Responsibility Committee.

c.    The chairman of each Board committee, in consultation with the appropriate members of management and staff, will develop the committee’s agenda. Management will assure that, as a general rule, information and data necessary to the committee’s understanding of the matters within the committee’s authority and the matters to be considered and acted upon by a committee are distributed to each member of such committee sufficiently in advance of each such meeting or action taken by written consent to provide a reasonable time for review and evaluation.

d.    At each regularly scheduled Board meeting, the chairman of each committee or his or her delegate shall report the matters considered and acted upon by such committee at each meeting or by written consent since the preceding regularly scheduled Board meeting.

TIFFANY & CO.

e.    The secretary of the Corporation, or any assistant secretary of the Corporation, shall be available to act as secretary of any committee and shall, if invited, attend meetings of the committee and prepare minutes of the meeting for approval and adoption by the committee.

12.    Reliance.

Any director of the Corporation shall, in the performance of such person’s duties as a member of the Board or any committee of the Board, be fully protected in relying in good faith upon the records of the Corporation or upon such information, opinions, reports or statements presented by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence.

13.    Reference to Corporation’s Subsidiaries.

Where the context so requires, reference herein to the Corporation includes reference to the Corporation and/or any direct or indirect subsidiary of the Corporation whose financial results are consolidated with those of the Corporation for financial reporting purposes and reference to a subsidiary of the Corporation shall be reference to such a subsidiary.

TIFFANY & CO.

APPENDIX III

TIFFANY & CO.
2014 EMPLOYEE INCENTIVE PLAN

Section 1
General

1.1    Purpose. The 2014 Tiffany & Co. Employee Incentive Plan (the “Plan”) has been established by Tiffany & Co., a Delaware corporation, (the “Company”) to (i) attract and retain employees; (ii) motivate Participants to achieve the Company’s operating and strategic goals by means of appropriate incentives; (iii) provide incentive compensation opportunities that are competitive with those of other companies competing with the Company and its Related Companies for employees; and (iv) further link Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s Common Stock, thereby promoting the long-term financial interests of the Company and its Related Companies, including the growth in value of the Company’s stockholders’ equity and the enhancement of long-term returns to the Company’s stockholders.

1.2    Participation. Subject to the terms and conditions of the Plan, the Committee shall, from time to time, determine and designate from among Eligible Individuals those persons who will be granted one or more Awards under the Plan. Eligible Individuals who are granted Awards become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards need not be identical but shall be subject to the terms and conditions specified in the Plan. Subject to Subsection 2.3 of the Plan, Awards may be granted as alternatives to or in replacement for awards outstanding under any plan or arrangement of the Company or a Related Company or a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company.

1.3    Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Initially capitalized terms used in the Plan shall be defined as set forth in the Plan (including in the definitional provisions of Section 7 of the Plan).

1.4    Amendment to Prior Plan. If this Plan becomes effective on approval by the Company’s stockholders, as provided for in Subsection 4.1 below, the Company’s 2005 Employee Incentive Plan (the “2005 Plan”) shall be deemed amended so that no further Awards shall be made under the 2005 Plan on or after the Effective Date of this Plan, although the 2005 Plan shall remain in effect with respect to Awards made under the 2005 Plan prior to the Effective Date of this Plan.

Section 2
Options and SARs
2.1    Definitions.

(a)
The grant of an “Option” entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee pursuant to Subsection 2.2. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the

TIFFANY & CO.

Code. A “Non-Qualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code. No Incentive Stock Option shall be granted to a Ten Percent Shareholder unless the Exercise Price of that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares as of the Grant Date and the Incentive Stock Option is not exercisable after the expiration of five years from the Grant Date.

(b)
The grant of a stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Shares, value equal to all or a portion of the excess of: (a) Fair Market Value of a specified number of Shares at the time of exercise, over (b) an Exercise Price established by the Committee pursuant to Subsection 2.2.

2.2    Exercise Price. The per-Share “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a formula established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share as of the Pricing Date. For purposes of the preceding sentence, the “Pricing Date” shall be the date on which the Option or SAR is granted unless the Option or SAR is granted on a date on which the principal exchange on which the Shares are then listed or admitted to trading is closed for trading, in which case the “Pricing Date” shall be the most recent date on which such exchange was open for trading prior to such grant date.

2.3    No Repricing. Except as provided in Subsection 4.2(c) (which addresses certain permissible adjustments in the event of a merger, reorganization, reclassification, dividend or other circumstances described therein), the Exercise Price of any Option or SAR may not be decreased after the grant of the Award. Neither an Option nor an SAR may be surrendered or cancelled as consideration in exchange for a new Award of an Option or an SAR with a lower Exercise Price, a Stock Award, or cash.

2. 4    Exercise. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee provided that no Option or SAR shall be exercisable after, and each Option and SAR shall become void no later than, the tenth (10th) anniversary date of the date of grant of such Option or SAR.

2. 5    Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)	The Exercise Price may be paid by ordinary check or such other form of tender as the Committee may specify.

(b)
If permitted by the Committee, the Exercise Price for Shares purchased upon the exercise of an Option may be paid in part or in full by tendering Shares (by either actual delivery of Shares or by attestation, with such Shares valued at Fair Market Value as of the date of exercise).

(c)
The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option (or a sufficient portion of such Shares) and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

TIFFANY & CO.

Section 3
Other Stock Awards

3.1    Definition. A “Stock Award” is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both).

3.2    Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of Performance Goals.

Section 4
Operation and Administration

4.1    Effective Date and Duration. The Plan shall be effective on the date of its approval by the stockholders of the Company at the Company’s 2014 annual meeting (the “Effective Date”) and shall remain in effect as long as any Awards under the Plan are outstanding; provided, however, that, no Award may be granted or otherwise made under the Plan more than ten (10) years after the Effective Date.

4.2    Shares Subject to Plan.

(a)
(i) Subject to the following provisions of this Subsection 4.2, the maximum number of Shares authorized for Awards under the Plan shall be 8.65 million Shares, provided that such maximum shall be reduced by one (1) Share for every one (1) Share granted under the 2005 Plan after January 31, 2014 and prior to the date of the Company’s 2014 annual meeting. Such maximum shall also be reduced by one (1) Share for every one (1) Share subject to Awards granted under the Plan.

(ii) To the extent an Award, or after January 31, 2014 an award under the 2005 Plan, is forfeited, canceled, expires, fails to vest, or Shares underlying such Award are not delivered because the Award is settled in cash or otherwise terminates without the issuance of Shares, the Shares underlying such Award shall, to the extent of such forfeiture, cancellation, expiration, failure to vest, cash settlement or non-issuance, be added to the Shares available for Awards under the Plan. With respect to SARS or, after January 31, 2014, stock appreciation rights under the 2005 Plan, that are, in each case, settled in stock, no Shares granted with respect to these Awards (including unissued Shares) shall be added to the Shares available for Awards under the Plan.

(iii) If the Exercise Price and/or tax withholding obligation for any Option or any SAR granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation) or by the withholding of Shares by the Company, the number of Shares so tendered or withheld shall not be added to the maximum number of Shares available for Awards under the Plan. The Company shall not add to the Shares available for Awards under the Plan any Shares reacquired, through open market purchases or otherwise, with the cash proceeds from the exercise of Options. If the tax withholding obligation for any Award other than an Option or any SAR granted under the Plan, or after January 31, 2014 an award under the 2005 Plan other than a stock option or stock appreciation right, is satisfied by tendering Shares to the Company (by either actual delivery or attestation) or by the withholding of Shares by the Company, the number of

TIFFANY & CO.

Shares so tendered or withheld shall be added to the maximum number of Shares available for Awards under the Plan.

(iv) Shares delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for delivery under the Plan, to the extent that such settlement, assumption or substitution occurs as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

(b)
Subject to adjustment under paragraph 4.2(c), the following additional maximum limitations are imposed under the Plan: (i) the aggregate maximum number of Shares that may be issued under Options intended to be Incentive Stock Options shall be One Million (1,000,000) shares; and (ii), unless the Committee expressly states that an Award to a Named Executive Employee shall not be designed to comply with the Performance Based Exception, in which case such Award shall not be counted against the limits below, the following limitations shall apply: (A) in any fiscal year of the Company, the aggregate number of shares that may be granted to any Participant pursuant to any and all Awards (including Options, SARS and Stock Awards) shall not exceed Four Hundred Thousand (400,000), except for during the first fiscal year of hire for a Participant, during which such aggregate limit shall be Eight Hundred Thousand (800,000); and (B) in any fiscal year of the Company, the maximum aggregate cash payout with respect to Other Incentive Awards granted in any fiscal year of the Company pursuant to Section 8 of the Plan which may be made to any Named Executive Employee shall be Three Million Dollars ($3,000,000).

(c)
If the number of outstanding Shares are increased or decreased, or are changed into or exchanged for cash, property or a different number or kind of shares or securities, or if cash, property, Shares or other securities are distributed in respect of such outstanding Shares, in each case as a result of one or more mergers, reorganizations, reclassifications, recapitalizations, stock splits, reverse stock splits, stock dividends, dividends (other than regular, quarterly dividends), or other distributions, spin-offs or the like, or if substantially all of the property and assets of the Company and its Related Companies on a consolidated basis are sold, then, unless the terms of the transaction shall provide otherwise, appropriate adjustments shall be made in the number and/or type of Shares or securities for which Awards may thereafter be granted under the Plan and for which Awards then outstanding under the Plan may thereafter be exercised. Any such adjustments in outstanding Awards shall be made without changing the aggregate Exercise Price applicable to the unexercised portions of outstanding Options or SARs. The Committee shall make such adjustments to preserve the benefits or potential benefits of the Plan and the Awards; such adjustments may include, but shall not be limited to, adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Exercise Price of outstanding Options and SARs; (iv) the limits specified in Subsections 4.2(a)(i) and 4.2(b) above; and (v) any other adjustments that the Committee determines to be equitable. No right to purchase or receive fractional shares shall result from any adjustment in Options, SARs or Stock Awards pursuant to this paragraph 4.2(c). In case of any such adjustment, Shares subject to the Option, SAR or Stock Award shall be rounded up to the nearest whole Share.

TIFFANY & CO.

4.3    Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended) and the applicable requirements of any securities exchange or similar entity, and the Committee may impose such restrictions on any Shares acquired pursuant to the Plan as the Committee may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any securities exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. In the event that the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares under an Option, SAR, or Stock Award, such Option, SAR, or Stock Award shall not be exercisable or exercised, settled or converted, in whole or in part unless and until such registration, listing and qualification, and any necessary consents or approvals have been unconditionally obtained.

(b)	Distribution of Shares under the Plan may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rule of any securities exchange.

4.4    Tax Withholding. Before distribution of Shares under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding requirements or, in the discretion of the Committee, the Company may withhold from the Shares to be delivered and/or otherwise issued, Shares sufficient to satisfy the minimum level of tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any federal, state or local tax withholding requirements. Neither the Company nor any Related Company shall be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award hereunder.

4.5    Reserved Rights. The Plan does not limit the right of the Company to use available Shares, including authorized but un-issued shares and treasury shares, as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, or any compensation plans or arrangements of an entity being acquired by the Company or a Related Company, or an entity in which the Company or a Related Company is acquiring an interest.

4.6    Dividends and Dividend Equivalents. No Stock Option or SAR will provide the Participant with the right to receive dividends or dividend equivalent payments. A Stock Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Shares which may be either paid currently or credited to an account for the Participant, and which may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including reinvestment of such credited amounts in Share equivalents. Notwithstanding the foregoing, dividends and dividend equivalents with respect to a Stock Award that vests based on the achievement of Performance Goals (in whole or in part) shall not be paid

TIFFANY & CO.

or credited as described above, except that, in the Committee’s discretion, dividend or dividend equivalents may be accumulated with respect to such performance-based Stock Awards if subject to risk of forfeiture to the same extent as the underlying performance-based Stock Award with respect to which such dividends and dividend equivalents have been accumulated.

4.7    Settlements; Deferred Delivery. Awards may be settled through cash payments or the delivery of Shares, or combinations thereof, all subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may establish provisions for the deferred delivery of Shares upon receipt of a Stock Award with the deferral evidenced by use of “Stock Units” equal in number to the number of Shares whose delivery is so deferred. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share. Stock Units represent an unfunded and unsecured obligation of the Company except as otherwise provided by the Committee. Settlement of Stock Units upon expiration of the deferral period shall be made in Shares or otherwise as determined by the Committee. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents at the Committee’s discretion and to the extent permitted under the Plan. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to paragraph 4.2(c). Unless otherwise specified by the Committee, any deferred delivery of Shares pursuant to an Award shall be settled by the delivery of Shares no later than the 60th day following the date the person to whom such deferred delivery must be made ceases to be an employee of the Company or a Related Company.

4.8    Transferability. Unless otherwise provided by the Committee, any Option and SAR granted under the Plan, and, until vested, any Stock Award or other Shares-based Award granted under the Plan, shall by its terms be nontransferable by the Participant otherwise than by will, the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and in no event in exchange for consideration, and shall be exercisable by, or become vested in, during the Participant's lifetime, only by the Participant.

4.9    Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the secretary of the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10    Award Agreements with Company; Vesting and Acceleration of Vesting of Awards. At the time of an Award to a participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (an “Award Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe, including, but not limited to, conditions to the vesting or exercisability of an Award, such as continued service to the Company or a Related Company for a specified period of time. The Committee may prescribe within the Award Agreement such conditions sufficient to accelerate exercisability or vesting of an Option, SAR or Stock Award, either automatically or upon the occurrence of specified events including death, disability, or involuntary termination The Committee may only prescribe a change in control as grounds to accelerate vesting if followed by an involuntary termination of employment, or, in the event Awards are not assumed or converted into new awards upon a change in control.

TIFFANY & CO.

4.11    Limitation of Implied Rights.

(a)
Neither a Participant nor any other person shall, by reason of the Plan or any Award Agreement, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by the assets of the Company or of any Related Company. Nothing contained in the Plan or any Award Agreement shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)
Neither the Plan nor any Award Agreement shall constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan or an Award. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.12    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which an officer of the Company acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.13    Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of such board (including a committee of such board) who are duly authorized to act for such board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by a duly authorized officer of the Company or such Related Company.

4.14    Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.15    Liability for Cash Payments. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by such Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

4.16    Non-exclusivity of the Plan.    Neither the adoption of the Plan by the Board of Directors of the Company nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of such Board of Directors or a committee of such Board to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be generally applicable or applicable only in specific cases.

4.17 Incentive Stock Option Designation. If an Option is designated by the Committee as an Incentive Stock Option, the Company shall have no liability to Participant or any other person if such Option fails to qualify as an Incentive Stock Option at any time or if it

TIFFANY & CO.

determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

4.18    Clawback Provisions. Each Award hereunder, which has been issued and delivered to or for the account of Participant, shall be subject to deductions and clawback as may be required under any applicable law, government regulation or securities exchange listing requirement, or any policy adopted by the Company.

Section 5
Committee

5.1    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 5.

5.2    Selection of Committee. The Committee shall be selected by the Board and shall consist of two or more members of the Board, each of whom shall qualify as “outside directors” for purposes of Section 162(m) of the Code and as “independent” for purposes of The New York Stock Exchange Listing standards.

5.3    Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from amongst Eligible Individuals those persons who shall receive Awards, to determine who is an Eligible Individual, to determine the time or time of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, Performance Goals, restrictions, and other provisions of such Awards and Award Agreements, and (subject to the restrictions imposed by Section 6) to cancel, amend or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Eligible Individual, the Eligible Individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements of the Performance-Based Exception and to take such action, establish such procedures, and impose such restrictions at the time Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)
The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

(d)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

TIFFANY & CO.

(e)	Any interpretation of the Plan by the Committee and any decision made by the Committee under the Plan are final and binding.

(f)
In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

5.4    Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its powers and responsibilities to any one or more of its members and may delegate all or part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.5    Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be requested by the Committee in order to discharge its duties. The records of the Company and Related Companies as to an Eligible Individual’s or a Participant’s employment, consulting services, termination of employment or services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect by the Committee. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers necessary or desirable to carry out the terms of the Plan.

Section 6
Amendment and Termination

6.1    Board’s Right to Amend or Terminate. Subject to the limitations set forth in this Section 6, the Board may, at any time, amend or terminate the Plan.

6.2    Amendments Requiring Stockholder Approval. Other than as provided in Subsection 4.2 (c) (relating to certain adjustments to shares), the approval of the Company’s stockholders shall be required for any amendment which: (i) increases the maximum number of Shares that may be delivered to Participants under the Plan set forth in Subsection 4.2(a); (ii) increases the maximum limitation contained in Subsection 4.2(b); (iii) decreases the exercise price of any Option or SAR below the minimum provided in Subsection 2.2; (iv) modifies or eliminates the provisions stated in Subsection 2.3; (v) increases the maximum term of any Option or SAR set forth in Subsection 2.4; (vi) provides any Performance Measure other than those listed in Subsection 9.1; or (vii) modifies or eliminates the provisions stated in Subsection 1.4. Whenever the approval of the Company’s stockholders is required pursuant to this Subsection 6.2, such approval shall be sufficient if obtained by a majority vote of those stockholders present or represented and actually voting on the matter at a meeting of stockholders duly called, at which meeting a majority of the outstanding shares actually vote on such matter.

Section 7
Defined Terms

For the purposes of the Plan, the terms listed below shall be defined as follows:

TIFFANY & CO.

Award. The term “Award” shall mean, individually and collectively, any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, Stock Awards and Other Incentive Awards.

Award Agreement. The term “Award Agreement” is defined in Subsection 4.10.

Board. The term “Board” shall mean the Board of Directors of the Company.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code or of any law that is enacted to replace the Code.

Eligible Individual. The term “Eligible Individual” shall mean any employee of the Company or a Related Company. For purposes of the Plan, the status of the Chairman of the Board of Directors as an employee shall be determined by the Committee.

Fair Market Value. For purposes of determining the “Fair Market Value” of a Share, the following rules shall apply:

(i) If the Shares are at the time listed or admitted to trading on any securities exchange, then the Fair Market Value shall be the mean between the lowest and the highest reported sales prices of the Shares on the date in question on the principal exchange on which the Shares are then listed or admitted to trading. If no reported sale of Shares takes place on the date in question on the principal exchange, then the reported closing asked price of the Shares on such date on the principal exchange shall be determinative of Fair Market Value.

(ii) If the Shares are not at the time listed or admitted to trading on a securities exchange, the Fair Market Value shall be the mean between the lowest reported bid price and the highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Shares in such market.

(iii) If the Shares are not listed or admitted to trading on any securities exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee, acting in good faith.

Named Executive Employee. The term “Named Executive Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of covered employees, as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

Other Incentive Award. The term “Other Incentive Award” means a cash award as described in Section 8 below.

Participant. The term “Participant” means an Eligible Individual who has been granted an Award under the Plan. For purposes of the administration of Awards, the term Participant shall also include a former employee or any person (including an estate) who is a beneficiary of a former employee and any person (including any estate) to whom an Award has been assigned or transferred as permitted by the Committee.

TIFFANY & CO.

Performance-Based Exception. The term “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

Performance Goals. The term “Performance Goals” means one or more objective targets measured by the Performance Measure, the attainment of which may determine the degree of payout and/or vesting with respect to Awards.

Performance Period. The term “Performance Period” means the time period during which Performance Goals must be achieved with respect to an Award, as determined by the Committee, but which period shall not be shorter than one of the Company’s fiscal years.

Performance Measure. The term “Performance Measure” refers to the performance measures discussed in Section 9 of the Plan.

Related Companies. The term “Related Company” means

(i) any corporation, partnership, joint venture or other entity during any period in which such corporation, partnership, joint venture or other entity owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of voting shares of the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company);

(ii) any corporation, partnership, joint venture or other entity during any period in which the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above) owns, directly or indirectly, at least a fifty percent (50%) voting or profits interest; or

(iii) any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

Shares. The term “Shares” shall mean shares of the Common Stock of the Company, $.01 par value, as presently constituted, subject to adjustment as provided in paragraph 4.2(c) above.

Ten Percent Shareholder. The term “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 425(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Section 8
Other Incentive Awards

8.1    Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Eligible Individuals, in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

8.2    Other Incentive Award Agreement. Each Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award or the means by which it will be calculated, the terms and conditions applicable to such Award, the applicable Performance Period and Performance Goals, if any, and such other provisions as the Committee shall determine, in all cases subject to the terms and provisions of the Plan.

8.3    Nontransferability. Except as otherwise provided in the applicable Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned or otherwise

TIFFANY & CO.

alienated or hypothecated, other than by will, the laws of descent and distribution or pursuant to a “domestic relations order”, as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and in no event shall a transfer be made for consideration.

8.4    Form and Timing of Payment of Other Incentive Awards. Payment of Other Incentive Awards shall be made in cash and at such times as established by the Committee subject to the terms of the Plan.

Section 9
Performance-Based Measures

9.1    Performance Measures. The Performance Measures used to determine the attainment of Performance Goals with respect to Other Incentive Awards and Stock Awards to Named Executive Employees which are designed to qualify for the Performance-Based Exception shall be (A) a change in the Fair Market Value of a Share or (B) any one or more of the following, as reported in the Company’s Annual Report to Stockholders which is included in the Company’s Annual Report on Form 10-K or which may be mathematically derived from financial results reported in such Annual Report, including Annual Reports made for prior years:

(a)	the Company’s consolidated net earnings;

(b)	the Company’s consolidated earnings per share on a diluted basis;

(c)	the Company’s consolidated net sales;

(d)	net sales for any channel of distribution (as defined in Management’s Discussion and Analysis of Financial Condition and Results of Operations);

(e)	the Company’s consolidated return on average assets;

(f)	the Company’s consolidated selling, general and administrative expenses;

(g)	the Company’s consolidated earnings from operations;

(h)	the Company’s consolidated earnings before income taxes;

(i)	the Company’s consolidated net cash provided by operating activities;

(j)	the Company’s gross revenue or gross revenue growth;

(k)	the Company’s gross profit or gross profit growth;

(l)	the Company’s net operating profit (before or after taxes);

(m)	return on assets, capital, invested capital, equity or sales; and

(n)	earnings before or after taxes, interest, depreciation and/or amortization.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) extraordinary non-recurring items as described in FASB ASC-225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in said Annual Report for the applicable year; (vi) acquisitions or divestitures, (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereto, (viii) foreign exchange gains and losses, and (ix) a change in the Company’s fiscal year.

9.2    Discretion to Adjust Awards/Performance Goals. The Committee retains the discretion to adjust the determination of the degree of attainment of the pre-established Performance Goals for Awards; provided, however, that Awards which are designed to qualify for

TIFFANY & CO.

the Performance-Based Exception, and which are held by Named Executive Employees, may not be subjected to an adjustment which would yield an increased payout, although the Committee may retain the discretion to make an adjustment which would yield a decreased payout. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Measure for Awards designed to qualify for the Performance-Based Exception and held by Named Executive Employees without obtaining stockholder approval of such change, the Committee shall have sole discretion to make such change without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which will not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Section 10
Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company and its Related Companies, on a consolidated basis.

TIFFANY & CO.

TIFFANY & CO.

TIFFANY & CO.
200 FIFTH AVENUE
ATTN: INVESTOR RELATIONS
NEW YORK, NY 10010

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M70410-P46469

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TIFFANY & CO.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Michael J. Kowalski	☐	☐	☐
1b. Rose Marie Bravo	☐	☐	☐
1c. Gary E. Costley	☐	☐	☐
1d. Frederic P. Cumenal	☐	☐	☐
1e. Lawrence K. Fish	☐	☐	☐
1f. Abby F. Kohnstamm	☐	☐	☐
1g. Charles K. Marquis	☐	☐	☐
1h. Peter W. May	☐	☐	☐
1i. William A. Shutzer	☐	☐	☐
1j. Robert S. Singer	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Approval of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2015.	☐	☐	☐
3. Approval of the Compensation Paid to the Company's Named Executive Officers in Fiscal 2013.	☐	☐	☐
4. Approval of the 2014 Tiffany & Co. Employee Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held
THURSDAY, MAY 22, 2014

The Annual Meeting of Shareholders of Tiffany & Co. (the "Company") will be held at the W New York-Union Square hotel, 201 Park Avenue South, New York, New York on Thursday, May 22, 2014, at 9:30 a.m. New York time to consider and take action on the following:

1. Election of ten (10) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified; and
2. Approval of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2015; and
3. Approval of the compensation paid to the Company's named executive officers in Fiscal 2013; and
4. Approval of the 2014 Tiffany & Co. Employee Incentive Plan.

All shareholders are cordially invited to attend, although only those shareholders of record as of the close of business on March 24, 2014 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. The transfer books will not be closed.

A list of shareholders entitled to vote will be available for inspection by interested shareholders at the offices of the Company, 727 Fifth Avenue, New York, New York commencing on May 9, 2014 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders.
The Proxy Statement and the Annual Report to Shareholders for the year ended January 31, 2014 are available at: www.proxyvote.com

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M70411-P46469

TIFFANY & CO.

Proxy — Tiffany & Co.

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF TIFFANY & CO. (THE "COMPANY") TO BE HELD MAY 22, 2014 AT 9:30 A.M. NEW YORK TIME AT THE W NEW YORK – UNION SQUARE HOTEL, 201 PARK AVENUE SOUTH, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS: A VOTE "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1; "FOR" APPROVAL OF THE APPOINTMENT BY THE BOARD OF DIRECTORS OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2015 IN ITEM 2; "FOR" APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN FISCAL 2013 IN ITEM 3; AND "FOR" APPROVAL OF THE 2014 TIFFANY & CO. EMPLOYEE INCENTIVE PLAN IN ITEM 4.

SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR " ALL NOMINEES FOR DIRECTOR IN ITEM 1, "FOR" ITEMS 2, 3 AND 4. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED.

The undersigned hereby appoints M.J. KOWALSKI, J.N. FERNANDEZ and P.B. DORSEY, and each of them proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2014 Annual Meeting of Shareholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgement, on such matters as may be incident to the conduct of or may properly come before the meeting.

YOUR VOTE IS IMPORTANT. EVEN IF IT IS YOUR DESIRE TO ATTEND THE ANNUAL MEETING PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, VOTE BY INTERNET OR CALL IN YOUR VOTE.